Filed Pursuant to Rule 424(b)(4)

Registration No. 333-230658

ARTELO BIOSCIENCES, INC.

1,300,813 Units

Each Unit Consisting of One Share of Common Stock (par value $0.001 per share) and

One Warrant to Purchase One Share of Common Stock

__________________________

This is a firm commitment public offering of 1 , 300,813 units of Artelo Biosciences, Inc., a Nevada Corporation (the “Units”). Each unit consists of one (1) share of our common stock and one (1) warrant to purchase one share of our common stock at an exercise price of $ 6.4575 per share (or 105% of the price of each Unit sold in the offering) and will expire five years from the date of issuance.  The Units will not be certificated and the shares of common stock and the warrants are immediately separable and will be issued separately in this offering.

Our common stock was previously quoted for trading on the OTCQB Marketplace (“OTCQB”) under the symbol “ARTL , ” and there was no established trading market for our warrants.  On June 20, 2019, the last reported sales price for our common stock as quoted on the OTCQB Market was $1.21 per share ($9.68 on a post reverse split basis). Quotes of stock trading prices on an over-the-counter marketplace may not be indicative of the market price on a national securities exchange. As of June 21 , 2019, our common stock and warrants are listed on the Nasdaq Capital Market under the symbols “ARTL” and “ARTLW,” respectively.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startup Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

The share and per share information in this prospectus, other than in our Financial Statements and the Notes thereto, reflects a reverse stock split of the authorized and outstanding common stock of 1-for- 8 which occurred on June 20, 2019 .

__________________________

An investment in our common stock and warrants involves a high degree of risk. Before buying any shares and/or warrants you should carefully read the discussion of the material risks of investing in our common stock and warrants in “Risk Factors” beginning on page  [ 9 ] of this prospectus.

__________________________

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$6.15	$8,000,000
Underwriting discounts(1)	$0.492	$640,000
Proceeds, before expenses, to us	$5.658	$7,360,000

(1)	We refer you to “Underwriting” beginning on page [ 83 ] for additional information regarding total underwriting compensation.

The underwriters may also purchase up to an additional 195,121 shares of common stock and/or 195,121 warrants from us which may be purchased in any combination of common stock and/or warrants at $ 6.14 per share of common stock and/or $0.01 per warrant, less the underwriting discounts payable by us, to cover over-allotments, if any, within forty-five (45) days from the date of this prospectus.

The underwriters expect to deliver the shares of common stock and warrants to investors on or about June 25 , 2019.

Sole Book-Running Manager

Maxim Group LLC

Co-Manager

Joseph Gunnar & Co.

The date of this prospectus is  June 2 1 , 2019

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or to which we have referred you. Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of common stock and warrants offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Through and including  July 1 6 , 2019 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

For investors outside the U.S.: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary may not contain all the information you should consider before investing in our common stock and warrants. You should carefully read this prospectus in its entirety before investing in our common stock and warrants, including the sections titled Risk Factors and Management s Discussion and Analysis of Financial Condition and Results of Operations and our financial statements and related notes included elsewhere in this prospectus. Unless the context otherwise requires, the terms Artelo Biosciences, Artelo, the Company, our company, we, us, and our, refer to Artelo Biosciences, Inc.

Corporate Overview

We are a clinical stage biopharmaceutical company focused on developing and commercializing treatments intended to modulate the endocannabinoid system (the “ECS”), including a solid-state composition of cannabidiol (“CBD cocrystal”), with improved pharmaceutical-like properties which could have a meaningful impact on cannabinoid-based drug development. Our management team is highly experienced and has a successful history of development, regulatory approval and commercialization of pharmaceuticals.

Our pipeline broadly leverages leading scientific methodologies to ECS modulation, balances risk across mechanism of action and stages of development, and represents a comprehensive approach in utilizing the power of the ECS to develop pharmaceuticals for patients with unmet healthcare needs. In addition to our cocrystal program, we are currently evaluating ART27.13, which is entering a Phase 1b/2a trial for cancer related anorexia, and ART26.12, which is being studied as an endocannabinoid modulator and cancer therapeutic and is in the late pre-clinical stage.

The crystal structure of cannabidiol (“CBD”) is known to exhibit polymorphism, or the ability to manifest in different forms.  Polymorphism can adversely affect stability, dissolution, and bioavailability of a drug product and thus affect its quality, safety, and efficacy. We have developed a proprietary cocrystal composition of CBD, which we have designated as ART12.11. We believe our cocrystal exists as a single crystal form and as such is anticipated to have advantages over other forms of CBD that exhibit polymorphism. Anticipated advantages of this single crystal structure include improved stability, solubility, and a more consistent absorption profile. We believe these features will result in more consistent bioavailability and may lead to improved safety and efficacy.

U.S. and international patent applications including broad claims to our novel cocrystal composition of CBD were filed in late 2018. Composition claims are generally known in the pharmaceutical industry as the most desired type of intellectual property and, if issued, should provide for long lasting market exclusivity for our CBD cocrystal drug product candidate. In addition, due to the reasons outlined above, we believe that our CBD cocrystal will have superior pharmaceutical properties compared to non-cocrystal CBD products under development at other competing companies.

In addition to our own internal discovery research, we are currently developing two patent protected product candidates that we obtained through our in-licensing activities. Our first program is a synthetic cannabinoid product candidate, ART27.13, being developed for cancer-related anorexia. ART27.13 is a peripherally-restricted high-potency dual CB1 and CB2 receptor agonist which was originally developed at AstraZeneca plc (“AstraZeneca”).  We have exercised our option to exclusively license this product candidate through the NEOMED Institute, a Canadian not-for-profit corporation (“NEOMED”). In Phase 1 single dose studies in healthy volunteers and a multiple ascending dose study in otherwise healthy patients with back pain conducted by AstraZeneca, ART27.13 exhibited an attractive pharmacokinetic and absorption, distribution, metabolism, and excretion (“ADME”) profile and was well tolerated within the target exposure range. It also exhibited dose-dependent and potentially clinically meaningful increases in body weight. Importantly, the changes in body weight were not associated with fluid retention or other adverse effects and occurred at exposures without CNS side effects. Preliminary discussions with U.S. and Canadian regulators suggest there is a potential pathway for development of ART27.13 for the treatment of cancer-related anorexia, which affects approximately 60% of advanced stage cancer patients. We are planning to initiate a Phase 1b/2a clinical study of cancer-related anorexia with ART27.13 in late calendar year 2019.

1

Our second in-licensed program is a platform of small-molecule inhibitors for fatty acid binding protein 5 (“FABP5”), based upon scientific developments achieved at Stony Brook University (“SBU”) which we have designated ART26.12. To date, SBU has received nearly $4 million in funding from the National Institutes of Health (the “NIH”) to begin developing these candidates. Fatty acid binding proteins (“FABPs”) are attractive therapeutic targets, however, their high degree of similarity among the various types has proven challenging to the creation of drugs targeting specific FABPs. FABP5 is believed to specifically target and regulate one of the body s endogenous cannabinoids, anandamide (“AEA”). While searching for a FABP5 inhibitor to regulate AEA, we believe researchers at SBU discovered the chemistry for creating a highly specific and potent small molecule inhibitor for FABP5. In addition to its potential as an endocannabinoid modulator, FABP5 is also an attractive target for cancer drug development. Large amounts of human clinical epidemiological and animal model data support FABP5 as a well validated oncology therapeutic target, especially for triple negative breast cancer and castration-resistant prostate cancer. We licensed exclusive world-wide rights to these inhibitors from SBU. The program is in the final stages of lead optimization, and we plan to initiate Investigational New Drug (“IND”) enabling studies thereafter. We anticipate clinical studies in cancer can begin in 2020.

We are developing our product candidates in accordance with traditional drug development standards and plan to make them available to the general public via prescription or physician orders only after obtaining marketing authorization from a regulatory authority, such as the U.S. Food and Drug Administration (the “FDA”). Our management team has experience developing and commercializing ethical pharmaceutical products, including several first-in-class therapeutics. Based upon our current management’s capabilities and the future talent we may attract, we expect to retain rights to internally develop and commercialize products, however, we may seek collaborations with partners in the biopharmaceutical industry when that strategy serves to maximize value for our stockholders.

Background

The ECS is composed of cannabinoid receptors, endogenous receptor ligands (“endocannabinoids”) and their associated transporter mechanisms, as well as enzymes responsible for the synthesis and degradation of endocannabinoids, and has emerged as a considerable target for pharmacotherapy approaches of numerous human diseases. As a widespread modulatory system, the ECS plays important roles in the central nervous system (the “CNS”), development, synaptic plasticity, and the response to endogenous and environmental factors.

The modulation of the ECS can be effected by using selective or non-selective agonists, partial agonists, inverse agonists, and antagonists of the cannabinoid receptors, CB1 and CB2. The CB1 receptor is distributed in brain areas associated with motor control, emotional responses, motivated behavior and energy homeostasis. In the periphery, CB1 is ubiquitously expressed in the adipose tissue, pancreas, liver, gastrointestinal tract, skeletal muscles, heart and the reproductive system. The CB2 receptor is mainly expressed in the immune system regulating its functions, and is upregulated in response to tissue stress or damage in most cell types. The ECS is therefore involved in pathophysiological conditions in both the central and peripheral tissues.

The actions of endogenous ligands can be enhanced or attenuated by targeting mechanisms that are associated with their transport within the cellular and extra cellular matrix as well as their synthesis and breakdown. Small molecule chemical modulators of the ECS can be derived from the cannabis plant (“phytocannabinoids”), can be semi-synthetic derivatives of phytocannabinoids or endocannabinoids, or can be completely synthetic new chemical entities. We plan to develop approaches within our portfolio that address receptor binding and endocannabinoid transport modulation using only synthetic new chemical entities. Future approaches may also involve targeting synthesis or breakdown enzymes.

ECS targeting cannabinoid-based medicines are already approved and used to treat numerous medical conditions. The ECS is further implicated in many disease states within the peer reviewed literature including conditions which involve the regulation of food intake, central nervous system, pain, cardiovascular, gastrointestinal, immune and inflammation, behavioral, antiproliferative and reproductive functions. These areas of ECS pathophysiology are aligned with our therapeutic areas of focus: pain, inflammation, anorexia, cardiovascular, and cancer.

2

Business Strategy

Our objective is to develop and commercialize ethical pharmaceutical products that provide physicians access to the therapeutic potential of cannabinoid therapeutics and other modulators of the ECS for their patients. We intend to pursue technologies and compounds that offer promising therapeutic approaches to cannabinoid-based therapies, including mimetics of naturally-occurring cannabinoids and fully synthetic cannabinoids, as well as compounds that promote the effectiveness of the ECS.

Risks Associated with our Business

Our ability to execute our business strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our common stock and warrants. In particular, risks associated with our business include, but are not limited to, the following:

•	if we fail to comply with our obligations under our patent licenses with third parties, we could lose license rights that are vital to our business;
•	our ability to continue our operations requires that we raise additional capital and our operations could be curtailed if we are unable to obtain the additional funding as or when needed;
•	we face many of the risks and difficulties frequently encountered by relatively new companies with respect to our operations;
•	we do not have any therapeutic products that are approved for commercial sale. Our ability to generate revenue from product sales and become profitable depends significantly on our success in a number of factors;
•	we have no mature product candidates and may not be successful in licensing any;
•	we will need to raise additional financing to support our business objectives. We cannot be sure we will be able to obtain additional financing on terms favorable to us when needed, or at all. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated;
•	we have very limited operating history and capabilities;
•	if we are unable to obtain and maintain patent protection for our products, our competitors could develop and commercialize products and technology similar or identical to our product candidates, and our ability to successfully commercialize any product candidates we may develop, and our science may be adversely affected;
•	obtaining and maintaining our patent protection depends on compliance with various procedural measures, document submissions, fee payments and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements;
•	we may be subject to claims challenging the inventorship of our patents and other intellectual property;
•	intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities;
•	our executive officers and certain stockholders possess the majority of our voting power, and through this ownership, control the Company and our corporate actions;
•	shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company;” and
•	the public warrants to be issued to investors in this offering are speculative in nature.

3

Reverse Stock Split

On June 20, 2019, we implemented a 1-for-8 reverse stock split of our authorized and issued and outstanding shares of common stock. The share and per share information in this prospectus, other than in our Financial Statements and the Notes thereto, reflects such reverse stock split.

Corporate and other Information

We were incorporated in the State of Nevada on May 2, 2011 as Knight Knox Development Corp. On January 19, 2017 we changed our name to Reactive Medical, Inc. and on April 14, 2017 we changed our name to Artelo Biosciences, Inc.  Our principal executive offices are located at 888 Prospect Street, Suite 210, La Jolla, California 92037 and our telephone number is (760) 943-1689. Our corporate website address is www.artelobio.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Implications of being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	being permitted to present only two years of audited financial statements and only two years of “Selected Financial Data” and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;
•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year ending August 2020. However, if certain events occur prior to the end of such period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to avail ourselves of this exemption and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

4

THE OFFERING

Securities offered by Artelo

1, 300,813 units (“Units”), each Unit consisting of one (1) share of our common stock and one (1) warrant to purchase one (1) share of our common stock. Each warrant will have an exercise price of $6.4575 per share , is exercisable immediately and will expire five (5) years from the date of issuance. The Units will not be certificated and the shares of common stock and the warrants are immediately separable and will be issued separately in this offering.

Common stock offered by Artelo	1,300,813 shares

Common stock outstanding after this offering	3, 413,316 shares

Public warrants offered by Artelo	1, 300,813 warrants

Public warrants outstanding after this offering	1, 300,813 warrants

Underwriters’ option to purchase additional shares and/or warrants

We have granted the underwriters an option, exercisable for forty-five (45) days after the date of this prospectus, to purchase up to an additional 195,121   shares of common stock and/or 195,121 warrants to be offered by us pursuant to this offering at $ 6.14 per share of common stock and/or $0.01 per warrant, which may be purchased in any combination of common stock and/or warrants solely for the purpose of covering over-allotments.

Use of proceeds

We estimate that we will receive net proceeds from the sale of our Units in this offering of approximately $ 6 .66 million based upon an assumed public offering price of $ 6.15 per Unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds to us from this offering for a $1.5 million payment to NEOMED for the exercise of an option for an exclusive worldwide license to develop and commercialize products comprising or containing the NEOMED proprietary therapeutic compound NEO1940, now known as ART27.13 and to advance our product candidates in the context of general corporate purposes, including manufacturing, research and technical development, clinical studies, capital expenditures, and working capital. We may also use our net proceeds to acquire and invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction and are not involved in negotiations to do so. Pending these uses, we intend to invest our net proceeds from this offering primarily in investment-grade, interest-bearing instruments. See “Use of Proceeds” on page [ 38 ] .

Terms of the public warrants

The exercise price of the warrants is $ 6.4575 per share, based on the public offering price of $ 6.15 per Unit. Each warrant is exercisable for one (1) share of common stock, subject to adjustment as described herein. A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each warrant will be exercisable immediately upon issuance and will expire five (5) years from the date of issuance. The terms of the warrants will be governed by a Warrant Agen cy Agreement, dated as of the effective date of this offering, between us and Globex Transfer, LLC (the “Warrant Agent”). This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities – Public Warrants” in this prospectus.

Underwriter’s warrants

Upon the closing of this offering, we will issue to Maxim (and/or its designees) , as the representative of the underwriters in this offering, warrants entitling it to purchase up to 8% of the number of shares of common stock sold in this offering at an exercise price of $6.765 per share . The warrants shall be exercisable commencing six (6) months after the date of effectiveness of this Registration Statement and will terminate three (3) years after the date of effectiveness of this Registration Statement.

5

Lock-Up

Our directors, executive officers, and certain stockholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days commencing on the date of this prospectus. See “Underwriting” beginning on page [ 83 ] .

Risk Factors	You should carefully read the “Risk Factors” section of this prospectus beginning on page [ 9 ] for a discussion of factors that you should consider before deciding to invest in our common stock.

Nasdaq Capital Market Trading Symbol and Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “ARTL” and our public warrant s are listed under the symbol “ARTLW.”

The table and discussion above are based on 2,112,503 shares of common stock outstanding as of June 20 , 2019, and excludes the following:

•

50,000 shares of our common stock issuable upon the exercise of options or restricted stock awards granted under our 2018 Equity Incentive Plan (the “2018 Plan”), with a weighted-average exercise price of $ 10.80 per share;

•	732,351 shares of our common stock issuable upon the exercise of previously issued warrants, with a weighted-average exercise price of $ 11.60 per share;
•	325,000 shares of our common stock reserved for future issuance under our 2018 Plan;
•

12,944 units consisting of one (1) share of common stock and one (1) warrant to purchase one-half (1/2) share of common stock that may be issued to some of our current stockholders pursuant to price-protection provisions contained in the Series E Offering investment agreements because the price per Unit in this offering is less than $ 7.60 .

Unless otherwise noted, the information in this prospectus assumes:

•	a one-for- eight reverse stock split of our authorized and outstanding shares of common stock, effected on June 20, 2019 ;
•	no exercise of outstanding options subsequent to June 20 , 2019;
•	no exercise of the public warrants being offered in this offering; and
•

no exercise by the underwriters of their option to purchase up to an additional 195,121 shares of common stock and/or 195,121 warrants in this offering, which may be purchased in any combination of common stock and/or warrants.

6

SUMMARY FINANCIAL DATA*

The following tables summarize our financial data for the periods and as of the dates indicated. We have derived the statements of operations data for the years ended August 31, 2018 and 2017 from our audited financial statements included elsewhere in this prospectus. We have derived the statements of operations data for the three and six months ended February 28, 2019 and 2018, and the balance sheet data as of February 28, 2019 from our unaudited interim financial statements included elsewhere in this prospectus. We have prepared the unaudited interim financial statements on the same basis as the audited financial statements and have included, in our opinion, all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair statement of the financial information set forth in those statements. Our historical results are not necessarily indicative of the results that may be expected in the future and the results for the three and six months ended February 28, 2019 are not necessarily indicative of the results that may be expected for the full year or any other period. You should read this information together with our financial statements and related notes appearing elsewhere in this prospectus and the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Three months ended		Six months ended
	February 28,		February 28,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)

OPERATING EXPENSES
General and administrative	$57,922	$30,924	$263,423	$167,488
Professional fees	209,946	119,999	377,239	227,344
Research and development	489,981	647,467	674,020	680,543
Depreciation	70	74	140	146
Total Operating Expenses	757,919	798,464	1,314,822	1,075,521

Loss from Operations	(757,919)	(798,464)	(1,314,822)	(1,075,521)

OTHER EXPENSE
Change in fair value of derivative liabilities	333,130	-	333,130	-
Total other expense	333,130	-	333,130	-

Provision for income taxes	-	-	-	-

NET LOSS	$(424,789)	$(798,464)	(981,692)	$(1,075,521)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(3,606)	(1,254)	1,282	(2,279)
Total Other Comprehensive Income Loss	(3,606)	(1,254)	1,282	(2,279)

TOTAL COMPREHENSIVE LOSS	$(428,395)	$(799,718)	$(980,410)	$(1,077,800)

Basic Loss per Common Share	$(0. 22)	$(0. 55)	$(0. 53)	$(0. 74)
Diluted Loss per Common Share	$(0. 40)	$(0. 55)	$(0. 72)	$(0. 74)

Basic and Diluted Weighted Average Common Shares Outstanding	1,917,828	1,459,739	1,835,552	1,444,388
*Reflects a one-for- eight reverse stock split

7

	Year ended
	August 31,
	2018	2017

OPERATING EXPENSES
General and administrative	$508,278	$110,865
Professional fees	585,069	121,924
Research and development	1,249,854	-
Depreciation	290	-
Total Operating Expenses	2,343,491	232,789

Loss from Operations	(2,343,491)	(232,789)

OTHER OPERATING EXPENSE
Interest expense	-	(2,100)
Total other expense	-	(2,100)

Provision for income taxes	-	-

NET LOSS	(2,343,491)	$(234,889)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(12,937)	657
Total Other Comprehensive Income Loss	(12,937)	657

TOTAL COMPREHENSIVE LOSS	$(2,356,428)	$(234,232)

Basic and Diluted Loss per Common Share	$(1. 83)	$(0. 22)

Basic and Diluted Weighted Average Common Shares Outstanding	1,277,527	1,091,551

	As of
Balance Sheet Data:	February 28, 2019	August 31, 2018	August 31, 2017
	(Unaudited)

Cash and cash equivalents	$457,328	$337,424	$572,775
Working capital (deficiency)	(692,588)	(135,537)	544,837
Total assets	484,282	396,998	574,275
Total liabilities	1,176,456	531,972	29,438
Additional paid-in capital	2,923,417	2,501,884	827,942
Accumulated deficit	(3,620,272)	(2,638,580)	(295,089)
Accumulated other comprehensive loss	(10,998)	(12,280)
Total stockholders’ equity (deficit)	$(692,174)	$(134,974)	$544,837

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RISK FACTORS

Before you invest in our securities, you should be aware that our business faces numerous financial and market risks, including those described below, as well as general economic and business risks. Our securities are speculative, and you should not make an investment in Artelo unless you can afford to bear the loss of your entire investment. The following discussion provides information concerning the material risks and uncertainties that we have identified and believe may adversely affect our business, our financial condition and ability to continue as a going concern, and our results of operations. Before you decide whether to invest in our securities, you should carefully consider these risks and uncertainties, together with all of the other information included in or incorporated by reference into this prospectus. The risks and uncertainties identified below are not the only risks and uncertainties we face. If any of the risks or uncertainties that we face materialize, you could lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS AND PRODUCT CANDIDATES

If we fail to comply with our obligations under our patent licenses with third parties, we could lose license rights that are vital to our business.

We are a party to license agreements with NEOMED Institute, a Canadian not-for-profit corporation (“NEOMED”) and the Research Foundation at Stony Brook University, pursuant to which we in-license key patents and patent applications for our product candidates. These existing licenses impose various diligence, milestone payment, royalty and other obligations on us. If we fail to comply with these obligations, our licensors may have the right to terminate the licenses, in which event we would not be able to develop or market the products covered by such licensed intellectual property. In particular, on April 24, 2019, we exercised our option (the “Option Exercise”) pursuant to the Material and Data Transfer, Option and License Agreement with NEOMED dated as of December 20, 2017, as amended on January 4, 2019 (the “NEOMED Agreement”). In connection with the Option Exercise, and pursuant to the terms of the NEOMED Agreement, we issued NEOMED 61,297 shares of our common stock. In addition to this issuance, we are required to pay NEOMED a cash payment of $1,500,000.00 by August 3, 2019 to fully comply with the terms of the NEOMED Agreement. If we do not pay this cash payment we may run the risk of losing our licensed rights, NEOMED will keep the 61,297 shares of our common stock and NEOMED may terminate the NEOMED Agreement immediately. If we are found in the future not to be in compliance with the NEOMED Agreement, our license agreement with the Research Foundation at Stony Brook University (the “Stony Brook Agreement”), or any other license agreements it could materially adversely affect our business, results of operations, financial condition and prospects. If we fail to comply with these any of our license obligations, our licensors may have the right to terminate these agreements, in which event we might not be able to develop and market any product candidate that is covered by these agreements. Termination of these licenses or reduction or elimination of our licensed rights may result in our having to negotiate new or reinstated licenses with less favorable terms. We may enter into additional licenses in the future and if we fail to comply with obligations under those agreements, we could suffer similar consequences.

Our ability to continue our operations requires that we raise additional capital and our operations could be curtailed if we are unable to obtain the additional funding as or when needed.

Upon the completion of our financial statements for the period ended February 28, 2019, and management’s assessment of our ability to continue as a going concern, we concluded there was substantial doubt about our ability to continue as a going concern. Our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of and for the year-ended August 31, 2018, noting the existence of substantial doubt about our ability to continue as a going concern. As of February 28, 2019, there have been no changes to management’s conclusion that there remains substantial doubt about our ability to continue as a going concern.

Our existing cash and cash equivalents will not be sufficient to fund our operating expenses throughout our fiscal year ending August 31, 2019. To continue to fund operations, we will need to secure additional funding. We may obtain additional financing in the future through the issuance of our common stock, through other equity or debt financings or through collaborations or partnerships with other companies. We may not be able to raise additional capital on terms acceptable to us, or at all. Further, any failure to raise capital as and when needed could compromise our ability to execute on our business plan, and we may be forced to liquidate our assets. In such a scenario, the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

We face many of the risks and difficulties frequently encountered by relatively new companies with respect to our operations.

Our business objective is to pursue the licensing, development and commercialization of therapeutic treatments that are associated with modulation of the endocannabinoid system. We have limited operating history as a medical research company engaged in biopharmaceutical research upon which an evaluation of our Company and our prospects could be based. There can be no assurance that our management will be successful in being able to commercially exploit the results, if any, from our product development research projects or that we will be able to develop products and treatments that will enable us to generate sufficient revenues to meet our expenses or to achieve and/or maintain profitability.

If we are unable to raise sufficient capital as needed, we may be required to reduce the scope of our planned research and development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

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We do not have any therapeutic products that are approved for commercial sale. Our ability to generate revenue from product sales and become profitable depends significantly on our success in a number of factors.

We currently do not have any therapeutic products that are approved for commercial sale. We have not received, and do not expect to receive for at least the next several years, if at all, any revenues from the commercialization of our product candidates if approved. To obtain revenues from sales of our product candidates that are significant or large enough to achieve profitability, we must succeed, either alone or with third parties, in developing, obtaining regulatory approval for, manufacturing and marketing therapies with commercial potential. Our ability to generate revenue and achieve profitability depends significantly on our success in many areas, including:

•	our research and development efforts, including preclinical studies and clinical trials of our product candidates;

•	developing sustainable, scalable, reliable and cost-effective manufacturing and distribution processes for our product candidates, including establishing and maintaining commercially viable supply relationships with third parties and establishing our own current good manufacturing processes (“cGMPs”), manufacturing facilities and processes;

•	addressing any competing technological and industry developments;

•	identifying, assessing, acquiring and/or developing new technology platforms and product candidates across numerous therapeutic areas;

•	obtaining regulatory approvals and marketing authorizations for product candidates;

•	launching and commercializing any approved products, either directly or with a collaborator or distributor;

•	obtaining market acceptance of and acceptable reimbursement for any approved products;

•	completing collaborations, licenses and other strategic transactions on favorable terms, if at all;

•	maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how; and

•	attracting, hiring and retaining qualified personnel.

 Even if one or more of our product candidates is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product candidate and we may not generate significant revenue from sales of such products, resulting in limited or no profitability in the future. Our prior losses and expected future losses have had and will continue to have an adverse effect on our stockholders’ equity and working capital for the foreseeable future. Any failure to become and remain profitable may adversely affect the market price of our securities, our ability to raise capital and our future viability.

We have no mature product candidates and may not be successful in licensing any.

One of the key elements of our business strategy is to license technologies or compounds from companies and/or research institutions. We may not be able to identify technologies or compounds that are commercially viable, or that are available for licensure under acceptable terms. If we are able to identify suitable technologies or compounds, we may be unable to successfully negotiate a license, or maintain the licensing and collaboration arrangements necessary to develop and commercialize any product candidates. We may be unable to compete with companies that are more established than us and have greater financial resources than us for licenses to available technologies and compounds. Even if we are successful in licensing programs, we may not be able to satisfy development requirements should we be unable to raise additional funding.

Any failure to establish or maintain licensing or collaboration arrangements on favorable terms could adversely affect our ability to develop and commercialize product candidates, which can adversely affect our business prospects and financial condition.

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Even if we are successful in licensing lead product candidates, resource limitations may limit our ability to successfully develop them.

Pharmaceutical development requires substantial capital, skilled personnel and infrastructure to successfully develop products for the market. The success of our business is highly dependent on our ability to successfully develop, obtain regulatory approval for and commercialize products. We do not currently have the financial resources to fund the development of any lead product candidate and there is no assurance that we can raise enough capital to fund product development. If we are unable to raise additional capital, we will not be able to pursue the development of any products and may have to relinquish rights to any products we may have licensed.

We will need to raise additional financing to support our business objectives. We cannot be sure we will be able to obtain additional financing on terms favorable to us when needed, or at all. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

Since our inception, we have used substantial amounts of cash to fund our operations and expect our expenses to increase substantially in the foreseeable future. Developing our product candidates and conducting clinical trials in the future will require substantial amounts of capital. We will also require a significant additional amount of capital to commercialize any products that are approved in the future.

We will need to raise significant additional capital in the future to pursue our business objectives. Our current financial resources are limited. We will need to raise additional funds in the near future in order to satisfy our working capital and capital expenditure requirements. We may raise additional funds through public or private equity offerings, debt financings, strategic partnerships or alliances, receivables or royalty financings or corporate collaboration and licensing arrangements. We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional capital by issuing equity securities or convertible debt, your ownership will be diluted and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing stockholders. Any future debt financing into which we enter may impose upon us covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions.  These restrictions could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. Debt financings may also be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our product candidates. In addition, if we raise additional funds through corporate collaboration and licensing arrangements, it may be necessary to relinquish potentially valuable rights to products or product candidates, or grant licenses on terms that are not favorable to us. Our future capital requirements may depend on a wide range of factors, including, but not limited to:

•	the costs related to initiation, progress, timing, costs and results of preclinical studies and clinical trials for our product candidates;
•	any change in the clinical development plans for these product candidates;
•	the number and characteristics of product candidates that we develop or acquire;
•	our ability to establish and maintain strategic collaborations, licensing or other commercialization arrangements and the terms and timing of such arrangements;
•	the emergence, approval, availability, perceived advantages, relative cost, relative safety and relative efficacy of other products or treatments;
•

the events related to the outcome, timing and cost of meeting regulatory requirements established by the U.S. Drug Enforcement Agency (the “DEA”), the FDA or other comparable foreign regulatory authorities;

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•	the potential costs of filing, prosecuting, defending and enforcing our patent claims and other intellectual property;
•	the expenses needed to attract and retain skilled personnel;
•	the costs associated with being a public company;
•	the cost of defending intellectual property disputes; and
•	the cost of marketing and generating revenues for any of our product candidates.

If we are unable to raise additional capital when required or on acceptable terms, we may be required to significantly delay, scale back or discontinue one or more of our product development programs or commercialization efforts, or other aspects of our business plan. We also may be required to relinquish, license or otherwise dispose of rights to products or product candidates that we would otherwise seek to commercialize or develop ourselves on terms that are less favorable than might otherwise be available. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.

We have very limited operating history and capabilities.

Although our business was formed in 2011, we have had very limited operations in our current field of interest. We do not currently have the ability to perform the functions necessary to develop any product candidates. The successful development of any product candidates will require us to perform a variety of functions including, but not limited to:

•	Identifying, licensing and obtaining development programs and lead candidates

•	Conducting initial research required to identify a lead candidate as the result of intellectual property we have licensed

•	Initiating preclinical, clinical or other required studies for future product candidates

•	Adding manufacturers and suppliers required to advance our programs

•	Obtaining regulatory and marketing approvals for our product candidates that successfully complete clinical studies

•	Making milestone or other payments under any license agreements

•	Expanding, maintaining and protecting our intellectual property portfolio

•	Attracting and retaining skilled personnel

•	Creating and maintaining an infrastructure required to support our operations as a public company

Our operations continue to be focused on acquiring, developing and securing our proprietary technology and undertaking preclinical and clinical trials of our products.

We expect our financial condition and operating results to continue to fluctuate from quarter to quarter and year to year due to a variety of factors, many of which are beyond our control. We will need to transition from a company with a research and development focus to a company capable of undertaking commercial activities. We may encounter unforeseen expenses, difficulties, complications and delays and may not be successful in such a transition.

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We may not be able to file Investigational New Drug applications to commence additional clinical trials on the timelines we expect, and even if we are able to, the FDA may not permit us to proceed in a timely manner, or at all.

Prior to commencing clinical trials in the United States for any of our product candidates, we may be required to have an Investigational New Drug application (“IND”) for each product candidate. Submission of an IND may not result in the FDA allowing clinical trials to begin and, once begun, issues may arise that will require us to suspend or terminate such clinical trials. Additionally, even if relevant regulatory authorities agree with the design and implementation of the clinical trials set forth in an IND or clinical trial application, these regulatory authorities may change their requirements in the future. The fact that we are pursuing novel technologies may also exacerbate these risks with respect to our product candidates, and as a result we may not meet our anticipated clinical development timelines.

Use of our product candidates could be associated with side effects or adverse events.

As with most biopharmaceutical products, use of our product candidates could be associated with side effects or adverse events which can vary in severity and frequency. Side effects or adverse events associated with the use of our product candidates may be observed at any time, including in clinical trials or once a product is commercialized, and any such side effects or adverse events may negatively affect our ability to obtain regulatory approval or market our product candidates. Side effects such as toxicity or other safety issues associated with the use of our product candidates could require us to perform additional studies or halt development or sale of these product candidates or expose us to product liability lawsuits which will harm our business. We may be required by regulatory agencies to conduct additional preclinical or clinical trials regarding the safety and efficacy of our product candidates which we have not planned or anticipated. We cannot assure you that we will resolve any issues related to any product-related adverse events to the satisfaction of the FDA or any regulatory agency in a timely manner or ever, which could harm our business, prospects and financial condition.  We may also inadvertently fail to report adverse events we become aware of within the prescribed timeframe. We may also fail to appreciate that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of our products. If we fail to comply with our reporting obligations, the FDA or other foreign regulatory agencies could take action including criminal prosecution, the imposition of civil monetary penalties, seizure of our products, or delay in approval or clearance of future products.

Clinical drug development involves a lengthy and expensive process with an uncertain outcome, results of earlier studies and clinical trials may not be predictive of future clinical trial results, and our clinical trials may fail to adequately demonstrate substantial evidence of safety and efficacy of our product candidates.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. A failure of one or more of our clinical trials can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials of our product candidates may not be predictive of the results of later-stage clinical trials. There is a high failure rate for drugs proceeding through clinical trials, and product candidates in later stages of clinical trials may fail to show the required safety and efficacy despite having progressed through preclinical studies and initial clinical trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier clinical trials, and we cannot be certain that we will not face similar setbacks. Even if our clinical trials are completed, the results may not be sufficient to support obtaining regulatory approval for our product candidates.

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We do not know whether future clinical trials, if any, will begin on time, need to be redesigned, enroll an adequate number of patients on time or be completed on schedule, if at all. Clinical trials can be delayed, suspended or terminated by us, regulatory authorities, clinical trial investigators, and ethics committees for a variety of reasons, including failure to:

•	generate sufficient preclinical, toxicology, or other in vivo or in vitro data to support the initiation or continuation of clinical trials;

•	obtain regulatory approval, or feedback on clinical trial design, to commence a clinical trial;

•	identify, recruit and train suitable clinical investigators;

•	reach agreement on acceptable terms with prospective clinical research organizations (“CROs”) and clinical trial sites;

•	obtain and maintain institutional review board (“IRB”), approval at each clinical trial site;

•	identify, recruit and enroll suitable patients to participate in a clinical trial;

•	have a sufficient number of patients complete a clinical trial or return for post-treatment follow-up;

•	ensure clinical investigators observe clinical trial protocol or continue to participate in a clinical trial;

•	address any patient safety concerns that arise during the course of a clinical trial;

•	address any conflicts with new or existing laws or regulations;

•	add a sufficient number of clinical trial sites;

•	timely manufacture sufficient quantities of a product candidate for use in clinical trials; or

•	raise sufficient capital to fund a clinical trial.

Patient enrollment is a significant factor in the timing of clinical trials and is affected by many factors, including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the clinical trial, the design of the clinical trial, competing clinical trials and clinicians’ and patients’ or caregivers’ perceptions as to the potential advantages of the drug candidate being studied in relation to other available therapies, including any new drugs or treatments that may be approved for the indications we are investigating.

We could also encounter delays if a clinical trial is suspended or terminated by us, by the data safety monitoring board for such clinical trial or by the FDA or any other regulatory authority, or if the IRBs of the institutions in which such clinical trials are being conducted suspend or terminate the participation of their clinical investigators and sites subject to their review. Such authorities may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements, including good clinical practices (“GCPs”), or our clinical protocols, inspection of the clinical trial operations or clinical trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a product candidate, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial.

If we experience delays in the completion of, or termination of, any clinical trial of our product candidates for any reason, the commercial prospects of our product candidates may be harmed, and our ability to generate product revenues from any of these product candidates will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval process and jeopardize our ability to commence product sales and generate revenues. Any of these occurrences may significantly harm our business, financial condition and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

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Due to our limited resources, we may be forced to focus on a limited number of development candidates which may force us to pass on opportunities that could have a greater chance of clinical success.

Due to our limited resources and capabilities, we will have to decide to focus on developing a limited number of product candidates. As a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial product candidates or profitable market opportunities. Our spending on research and development programs and product candidates for specific indications may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate.

We will need to rely on third parties to conduct our preclinical research and clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such research or trials.

We plan to rely on third-party CROs, to conduct the majority of our preclinical research studies and our clinical trials. In addition, we plan to rely on other third parties, such as clinical data management organizations, medical institutions and clinical investigators, to conduct those clinical trials. There is no assurance we can obtain the services we need at commercially reasonable prices or within the timeframes we desire. Even though we will enter into agreements governing their activities, we will have limited influence over their actual performance and we will control only certain aspects of their activities. Further, agreements with such third parties might terminate for a variety of reasons, including a failure to perform by the CROs. If there is any dispute or disruption in our relationship with our contractors or if we need to enter into alternative arrangements, that would delay our product development activities.

Our reliance on third parties for research and development activities will reduce our control over these activities, and will not relieve us of our responsibilities. For example, we will remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. If any of our CROs’ processes, methodologies or results were determined to be invalid or inadequate, our own clinical data and results and related regulatory approvals could be adversely affected. Moreover, the FDA requires us to comply with GCPs for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. The FDA enforces these GCPs through periodic inspections of trial sponsors, principal investigators and clinical trial sites. If we or our CRO fail to comply with applicable GCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA may require us to perform additional clinical trials before approving any marketing applications. Upon inspection, the FDA may determine that our clinical trials did not comply with GCPs. In addition, our clinical trials will require a sufficiently large number of test subjects to evaluate the safety and effectiveness of a product candidate. Accordingly, if our CROs fail to comply with these regulations or fail to recruit a sufficient number of patients, our clinical trials may be delayed or we may be required to repeat such clinical trials, which would delay the regulatory approval process.

Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or if the quality of the clinical data they obtain is compromised due to the failure to conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates.

We currently have no marketing and sales organization and have no experience in marketing products. If we are unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell our product candidates, we may not be able to generate product revenue.

We currently have no sales, marketing or distribution capabilities and have no experience as a company in marketing products. If we develop internal sales, marketing and distribution organization, this would require significant capital expenditures, management resources and time, and we would have to compete with other pharmaceutical and biotechnology companies to recruit, hire, train and retain marketing and sales personnel.

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If we are unable or decide not to establish internal sales, marketing and distribution capabilities, we expect to pursue collaborative arrangements regarding the sales, marketing and distribution of our products. However, we may not be able to establish or maintain such collaborative arrangements, or if we are able to do so, their sales forces may not be successful in marketing our products. Any revenue we receive would depend upon the efforts of such third parties, which may not be successful. We may have little or no control over the sales, marketing and distribution efforts of such third parties and our revenue from product sales may be lower than if we had commercialized our product candidates ourselves. We also face competition in our search for third parties to assist us with the sales, marketing and distribution efforts of our product candidates. There can be no assurance that we will be able to develop internal sales, marketing distribution capabilities or establish or maintain relationships with third-party collaborators to commercialize any product in the United States or overseas.

If any of our offices become damaged or inoperable, or we are required to vacate our facilities, our ability to pursue our research and development efforts may be jeopardized.

We currently do not have any manufacturing facilities.  We also do not own any properties, laboratories, or manufacturing facilities.  However, we have offices in La Jolla, California, and Dublin, Ireland. Our facilities could be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, fires, power shortages, telecommunications failures, water shortages, famines, pestilence, floods, hurricanes, typhoons, tornadoes, extreme weather conditions, medical epidemics, cyber warfare, international conflict, climate change, and other natural or man-made disasters or other business interruptions, for which we are predominantly self-insured. Any of these may render it difficult or impossible for us to continue company operations. If any of our facilities is inoperable for even a short period of time, the interruption in research and development may result in harm to our reputation and increased costs, which would have a material adverse effect on our business, financial condition, and results of operations. Furthermore, it could be costly and time-consuming to repair or replace our facilities and the equipment we use to perform our research and development work.

Even if we are successful in licensing or developing research programs and/or product candidates, we or our licensors must maintain the intellectual property.

Our commercial success is significantly dependent on intellectual property related to any product candidates and technologies we may either acquire, license or develop internally. We are currently the licensee of multiple issued patents and pending patent applications and we intend to license additional technologies from pharmaceutical and biotechnology companies, and research institutions. In addition, based upon our own discovery research initiatives, we filed two patent applications on December 10, 2018 on novel chemistry related to a solid-state CBD composition.

Our success depends in large part on our and our licensor’s ability to obtain and maintain patent protection in the United States and other countries with respect to our proprietary technology and product candidates. In some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology or products that we license from third parties. Therefore, we cannot be certain that these patents and applications will be prosecuted and enforced in a manner consistent with the best interests of our business. In addition, if third parties who license patents to us fail to maintain such patents, or lose rights to those patents, the rights we have licensed may be reduced or eliminated.

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The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our and our licensor’s patent rights are highly uncertain. Our and our licensor’s pending and future patent applications may not result in patents being issued which protect our technology or products or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot be certain that we or our licensor were the first to make the inventions claimed in our owned and licensed patents or pending patent applications, or that we or our licensor were the first to file for patent protection of such inventions. Assuming the other requirements for patentability are met, the first to file a patent application is entitled to the patent. We may become involved in opposition or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such proceeding could reduce the scope of, or invalidate our patent rights, allow third parties to commercialize our technology or product candidates and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize our product candidates without infringing third-party patent rights.

Even if any owned and/or licensed patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner. The issuance of a patent is not conclusive as to its scope, validity or enforceability, and our owned and licensed patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop or prevent us from stopping others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and product candidates. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

The costs and other requirements associated with filing new patent applications, and the ongoing cost of prosecuting pending patent applications and maintenance of issued patents are material to us. Bearing these costs and complying with these requirements are essential to procurement and maintenance of patents integral to our product candidates.

Legal, filing costs, periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or patent applications will come due for payment periodically throughout the lifecycle of patent applications and issued patents. In order to help ensure that we comply with any required fee payment, documentary and/or procedural requirements as they might relate to any patents for which we are an assignee or co-assignee, we employ legal help and related professionals as needed to comply with those requirements. Failure to meet a required fee payment, document production or procedural requirement can result in the abandonment of a pending patent application or the lapse of an issued patent. In some instances, the defect can be cured through late compliance, but there are situations where the failure to meet the required deadline cannot be cured. Such an occurrence could compromise the intellectual property protection around a preclinical or clinical product candidate and possibly weaken or eliminate our ability to protect our eventual market share for that product candidate.

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Our ability to research, develop and commercialize any product candidates is dependent on our ability to acquire, maintain or utilize third party contract research facilities that possess licenses relating to the cultivation, possession and supply of controlled substances.

In the United States, the DEA regulates the cultivation, possession and supply of cannabis for medical research and/or commercial development, including the requirement of annual registrations to manufacture or distribute cannabinoid-based pharmaceuticals. We do not currently conduct manufacturing or repackaging/relabeling of any product candidates in the United States, however we intend to conduct research on cannabinoids, including naturally-occurring cannabinoids, which are currently considered a Schedule 1 controlled substance. We plan to obtain the required licenses regulating the possession and supply of cannabinoids and to utilize third party contractors to conduct research who have the required registrations, however there is no assurance that we will be successful in obtaining the required licenses or that we will be successful identifying or engaging third party contractors who have the required registrations.

We plan to conduct a significant portion of our research in the United Kingdom, where licenses to cultivate, possess and supply cannabinoids for medical research are granted by the Home Office on an annual basis. We do not currently possess the required licenses, so until we do so, our research must be conducted within research institutions that possess the required licenses. If we are unable to conduct research at institutions that possess the required licenses, or if those licenses are not renewed in the future, we may not be in a position to engage in or carry on research and development programs in the United Kingdom. In order to carry out research in countries other than the United States and the United Kingdom, similar licenses to those outlined above are required to be issued by the relevant authority in each country. In addition, we will be required to obtain licenses to export from the U.S. and to import into the recipient country.  We may also conduct a portion of our research in Canada, where we currently collaborating on certain research, and Ireland, where we currently have an office.

To date, we have not obtained import, export, or supply licenses in any countries. We do not have an established track record of obtaining such required licenses and there is no assurance we will be able to obtain or maintain such licenses in the future, which could restrict our ability to conduct the research required for development and commercialization of lead products.

Any product candidates we develop will be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

Some of our product candidates may contain controlled substances as defined in the federal Controlled Substances Act of 1970 (the “CSA”). Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the U.S. Pharmaceutical products approved for use in the United States which contain a controlled substance are listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

While cannabis is a Schedule I controlled substance, products approved for medical use in the United States that contain cannabis or cannabis extracts may be placed in Schedules II-V, since approval by the FDA satisfies the “accepted medical use” requirement. If and when any of our product candidates receive FDA approval, the DEA will make a scheduling determination and place the product in a schedule other than Schedule I in order for it to be prescribed to patients in the U.S. Consequently, the manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use will be subject to specific and potentially significant levels of regulation by the DEA. On November 25, 2015 the President of the United States signed a new law that (i) amends the CSA to require the DEA to issue an interim final scheduling rule within ninety days following FDA approval and the Secretary of Health and Human Services recommending that the Attorney General control the drug in Schedule II, III, IV or V, and (ii) amends the FDCA to ensure that companies do not lose exclusivity on newly approved drugs because of the DEA drug scheduling process. Furthermore, if the FDA, DEA, or any foreign regulatory authority determines that any approved cannabinoid-based products may have potential for abuse, it may require us to generate more clinical or other data than we customary to establish whether or to what extent the substance has an abuse potential, which could increase the cost and/or delay the launch of that product.

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DEA registration and inspection of facilities. Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining the necessary registrations may result in delay of the importation, manufacturing or distribution of any cannabinoid derived products we may develop. Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

State-controlled substances laws. Individual states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule our product candidates as well. While some states automatically schedule a drug based on federal action, other states schedule drugs through rulemaking or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or our partners must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

Clinical trials. It is possible some compounds we develop may contain cannabinoids, which may be designated as Schedule I substances, therefore to conduct clinical trials in the United States prior to approval, each of our research sites must submit a research protocol to the DEA and obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense our lead products, as applicable, and to obtain the product from our importer. If the DEA delays or denies the grant of a research registration to one or more research sites, the clinical trial could be significantly delayed, and we could lose clinical trial sites. The importer for the clinical trials must also obtain a Schedule I importer registration and an import permit for each import. We do not currently conduct any clinical trials, manufacturing or repackaging/relabeling in the U.S.

Importation. If one of our product candidates is approved and classified as a Schedule II or III substance, an importer can import for commercial purposes if it obtains an importer registration and files an application for an import permit for each import. The DEA provides annual assessments/estimates to the International Narcotics Control Board which guides the DEA in the amounts of controlled substances that the DEA authorizes to be imported. The failure to identify an importer or obtain the necessary import authority, including specific quantities, could affect product availability and have a material adverse effect on our business, results of operations and financial condition. In addition, an application for a Schedule II importer registration must be published in the Federal Register, and there is a waiting period for third party comments to be submitted. It is always possible a competitor could take this opportunity to make adverse comments that delay the grant of an importer registration.

If one of our product candidates is approved and classified as a Schedule II controlled substance, federal law may prohibit the import of the substance for commercial purposes. If a product is listed as a Schedule II substance, we will not be allowed to import that drug for commercial purposes unless the DEA determines that domestic supplies are inadequate or there is inadequate domestic competition among domestic manufacturers for the substance as defined by the DEA. It is always possible the DEA could find that the active substance in a product, even if it is a plant derived substance, could be manufactured in the US. Moreover, Schedule I controlled substances, have never been registered with the DEA for importation commercial purposes, only for scientific and research needs. Therefore, if any of our future products could not be imported, that product would have to be wholly manufactured in the United States, and we would need to secure a manufacturer that would be required to obtain and maintain a separate DEA registration for that activity.

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Manufacture in the United States. If, because of a Schedule II classification or voluntarily, we were to conduct manufacturing or repackaging/relabeling in the United States, our contract manufacturers would be subject to the DEA’s annual manufacturing and procurement quota requirements. Additionally, regardless of the scheduling of any future product candidates, if the active ingredient in the final dosage form is a cannabinoid and is currently a Schedule I controlled substance it would be subject to such quotas as these substances could remain listed on Schedule I. The annual quota allocated to us or our contract manufacturers for the active ingredients in our products may not be sufficient to complete clinical trials or meet commercial demand. Consequently, any delay or refusal by the DEA in establishing our, or our contract manufacturers’, procurement and/or production quota for controlled substances could delay or stop our clinical trials or product launches, which could have a material adverse effect on our business, financial position and operations.

Distribution in the United States. If any of our product candidates is scheduled as Schedule II or III, we would also need to identify wholesale distributors with the appropriate DEA and state registrations and authority to distribute the product to pharmacies and other health care providers. We would need to identify distributors to distribute the product to pharmacies; these distributors would need to obtain Schedule II or III distribution registrations. The failure to obtain, or delay in obtaining, or the loss any of those registrations could result in increased costs to us. If any of our product candidates is a Schedule II drug, pharmacies would have to maintain enhanced security with alarms and monitoring systems and they must adhere to recordkeeping and inventory requirements. This may discourage some pharmacies from carrying either or both of these products. Furthermore, state and federal enforcement actions, regulatory requirements, and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program may make physicians less willing to prescribe, and pharmacies to dispense, Schedule II products.

Our product development projects, if approved, may be unable to achieve the expected market acceptance and, consequently, limit our ability to generate revenue.

Even when and if product development is successful and regulatory approval has been obtained, our ability to generate significant revenue depends on the acceptance of our product candidates by physicians and patients. We cannot assure you that any of our product candidates will achieve the expected market acceptance and revenue, if and when we obtain the regulatory approvals. The market acceptance of any of our potential products depends on a number of factors, including the indication statement and warnings approved by regulatory authorities in the drug label, continued demonstration of efficacy and safety in commercial use, physicians’ willingness to prescribe the product, reimbursement from third-party payers such as government health care systems and insurance companies, the price of the product, the nature of any post-approval risk management plans mandated by regulatory authorities, competition, and marketing and distribution support. Any factors preventing or limiting the market acceptance of our products could have a material adverse effect on our business, results of operations and financial condition.

Results of preclinical studies and earlier clinical trials are not necessarily predictive indicators of future results.

Any positive results from future preclinical testing of our product candidates and potential clinical trials may not necessarily be predictive of the results from Phase 1, Phase 2 or Phase 3 clinical trials. In addition, our interpretation of results derived from clinical data or our conclusions based on our preclinical data may prove inaccurate. Frequently, pharmaceutical and biotechnology companies have suffered significant setbacks in clinical trials after achieving positive results in preclinical testing and early clinical trials, and we cannot be certain that we will not face similar setbacks. These setbacks may be caused by the fact that preclinical and clinical data can be susceptible to varying interpretations and analyses. Furthermore, certain product candidates performed satisfactorily in preclinical studies and clinical trials, but nonetheless failed to obtain FDA approval or a marketing authorization granted by the European Commission. If we fail to produce positive results in our clinical trials for our product candidates, the development timeline and regulatory approval and commercialization prospects for them and as a result our business and financial prospects, would be materially adversely affected.

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Clinical trials of cannabinoid-based product candidates are novel with very limited or non-existing history; we face a significant risk that the trials will not result in commercially viable products and treatments.

At present, there is only a very limited documented clinical trial history from which we can derive any scientific conclusions, or prove that our present assumptions for the current and planned research are scientifically compelling. While we are encouraged by the limited results of clinical trials by others, there can be no assurance that any clinical trial will result in commercially viable products or treatments.

Clinical trials are expensive, time consuming and difficult to design and implement. We, as well as the regulatory authorities may suspend, delay or terminate our clinical trials at any time, may require us, for various reasons, to conduct additional clinical trials, or may require a particular clinical trial to continue for a longer duration than originally planned, including, among others:

•	lack of effectiveness of any formulation or delivery system during clinical trials;

•	discovery of serious or unexpected toxicities or side effects experienced by trial participants or other safety issues;

•	slower than expected rates of subject recruitment and enrollment rates in clinical trials;

•	delays or inability in manufacturing or obtaining sufficient quantities of materials for use in clinical trials due to regulatory and manufacturing constraints;

•

delays in obtaining regulatory authorization to commence a trial, including IRB approvals, licenses required for obtaining and using cannabinoids for research, either before or after a trial is commenced;

•	unfavorable results from ongoing pre-clinical studies and clinical trials;

•	patients or investigators failing to comply with study protocols;

•	patients failing to return for post-treatment follow-up at the expected rate;

•	sites participating in an ongoing clinical study withdraw, requiring us to engage new sites;

•

third-party clinical investigators decline to participate in our clinical studies, do not perform the clinical studies on the anticipated schedule, or act in ways inconsistent with the established investigator agreement, clinical study protocol, good clinical practices, and other IRB requirements;

•	third-party entities do not perform data collection and analysis in a timely or accurate manner or at all; or

•	regulatory inspections of our clinical studies require us to undertake corrective action or suspend or terminate our clinical studies.

Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

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Changes in consumer preferences and acceptance of cannabinoid-derived products and any negative trends will adversely affect our business.

We are substantially dependent on initial and continued market acceptance and proliferation of cannabinoid-derived therapeutic treatments. We believe that as cannabinoid-derived products become more widely accepted by the medical and scientific communities and the public at large, the stigma associated with cannabinoid-derived products and treatments will moderate and, as a result, consumer demand will likely continue to grow. However, we cannot predict the future growth rate and size of the market, assuming that the regulatory framework is favorable of which there can be no assurance. Any negative outlook on cannabinoid-derived products and treatments could adversely affect our business prospects.

In addition, while some may believe that large, well-funded pharmaceutical and other related businesses and industries may have material economic reasons to be in strong opposition to cannabinoid-based products, we do not believe that it is accurate. Despite the fact that several large pharmaceutical companies are already marketing FDA approved cannabinoid-based or ECS targeting therapies, it remains relatively uncommon among the global pharmaceutical giants. The pharmaceutical industry is also well-funded with a strong and experienced lobby presence at both the federal and state levels as well as internationally, that surpasses financial resources of the current group of research and development companies working on product candidates that modulate the endocannabinoid system. Any effort the pharmaceutical lobby could or might undertake to halt or delay the development of cannabinoid-based products could have a detrimental impact on our business.

These pressures could also limit or restrict the introduction and marketing of any such cannabinoid-derived product. Adverse publicity regarding cannabis misuse or adverse side effects from cannabis or other cannabinoid-derived products may adversely affect the commercial success or marketability. The nature of our business attracts and may be expected to continue to attract a high level of public and media interest and, in the event of any related adverse publicity, we may not succeed in monetizing our products and treatments.

Our product candidates may contain controlled substances, the use of which may generate public controversy.

Since our product candidates may contain controlled substances, their regulatory approval may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for, our product candidates. These pressures could also limit or restrict the introduction and marketing of our product candidates. Adverse publicity from cannabis misuse or adverse side effects from cannabis or other cannabinoid-derived products may adversely affect the commercial success or market penetration achievable by our product candidates. The nature of our business will likely attract a high-level of public and media interest, and in the event of any resultant adverse publicity, our reputation may be harmed.

The FDA has only approved one plant-derived drug a safe and effective treatment for indications related to epilepsy in children.

To date, the FDA has approved one plant-derived cannabinoid product as safe and effective for indications related to epilepsy in children. The FDA is aware that there is considerable interest in the use of cannabinoids to attempt to treat a number of medical conditions. Before conducting testing in humans in the U.S. of a drug that has not been approved by the FDA, we will need to submit an IND application to the FDA. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending new drug applications (“NDAs”), warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution.

Laws and regulations affecting therapeutic uses of cannabinoids are constantly evolving.

The constant evolution of laws and regulations affecting the research and development of cannabinoid-based pharmaceutical products and treatments could detrimentally affect our business. Laws and regulations related to the therapeutic uses of cannabinoids are subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations or alleged violation of these laws could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications of laws and regulations and it is possible that new laws and regulations may be enacted in the future that will be directly applicable to our business.

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Cannabinoid-based research activities in the pharmaceutical industry may make it difficult to obtain insurance coverage.

In the event that we decide to commence research based on plant-derived cannabinoids in the U.S., obtaining and maintaining necessary insurance coverage, for such things as workers compensation, general liability, product liability and directors and officers insurance, may be more difficult and expensive for us to find because of our research directions utilizing synthetic and plant-derived cannabinoids. There can be no assurance that we will be able to find such insurance, if needed, or that the cost of coverage will be affordable or cost-effective. If, either because of unavailability or cost prohibitive reasons, we are compelled to operate without insurance coverage, we may be prevented from entering certain business sectors, experience inhibited growth potential and/or expose us to additional risks and financial liabilities.

We face a potentially highly competitive market.

Demand for medical cannabinoid-derived products is dependent on a number of social, political and economic factors that are beyond our control. While we believe that demand for such products will continue to grow, there is no assurance that such increase in demand will happen, that we will benefit from any demand increase or that our business, in fact, will ever become profitable.

The emerging markets for cannabinoid-derived products and medical research and development are and will likely remain competitive. The development and commercialization of products is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as products and processes being developed by universities and other research institutions. Many of our competitors have developed, are developing, or will develop products and processes competitive with our product candidates. Competitive therapeutic treatments include those that have already been approved and accepted by the medical community and any new treatments that may enter the market. For some of our product development directions, other treatment options are currently available, under development, and may become commercially available in the future. If any of our product candidates is approved for the diseases and conditions we are currently pursuing, they may compete with a range of therapeutic treatments that are either in development or currently marketed.

Changes in legislation or regulation in the health care systems in the United States and foreign jurisdictions may affect us.

Our ability to successfully commercialize our products may depend on how the U.S. and other governments and/or health administrations provide coverage and/or reimbursements for our products. The ongoing efforts of governments, insurance companies, and other participants in the health care services industry to trim health care costs may adversely affect our ability to achieve profitability.

In certain foreign markets, including countries in the European Union, pricing of prescription pharmaceuticals is subject to governmental control. Price negotiations with governmental authorities may range from 6 to 12 months or longer after the receipt of regulatory marketing approval for a product. Our business could be detrimentally impacted if reimbursements of our products are unavailable or limited if pricing is set at unacceptable levels.

We are highly dependent on our key personnel, and if we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in our highly competitive industry depends upon our ability to attract and retain highly qualified managerial, scientific and medical personnel. We are highly dependent on our only employee, our Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary, Gregory D. Gorgas. The loss of the services of Mr. Gorgas, and our inability to find a suitable replacement could result in delays in research and development and product development and harm our business. Additionally, although we have an employment agreement with our sole employee, this employment agreement provides for at-will employment, which means that Mr. Gorgas could leave our employment at any time, with or without notice. We do not maintain “key man” insurance policies on the life of Mr. Gorgas.

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Competition for skilled personnel in our market is intense and may limit our ability to hire and retain highly qualified personnel on acceptable terms or at all. To induce valuable service providers to remain at our Company, in addition to salary and cash incentives, we have issued stock options and restricted stock awards that vest over time. The value to service providers of stock options and restricted stock awards that vest over time may be significantly affected by movements in our stock price that are beyond our control, and may at any time be insufficient to counteract more lucrative offers from other companies. Despite our efforts to retain valuable employees, members of our management, scientific and development teams may terminate their employment with us on short notice. Our success depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level and senior managers as well as junior, mid-level and senior scientific and medical personnel. If we are not successful in attracting and retaining highly qualified personnel, it would have a material adverse effect on our business, financial condition, and results of operations.

We will need to grow the size and capabilities of our organization, and we may experience difficulties in managing this growth.

To effect our business plan, we will need to rapidly add other management, accounting, regulatory, and scientific staff. We currently have only one employee. We will need to attract, retain and motivate a significant number of new additional managerial, operational, sales, marketing, financial, and other personnel, as well as highly skilled scientific and medical personnel, and to expand our capabilities to successfully pursue our research, development, manufacturing and commercialization efforts and secure collaborations to market and distribute our products. This growth may strain our existing managerial, operational, financial and other resources. We also intend to add personnel in our research and development and regulatory departments as we expand our clinical trial and research capabilities. Moreover, we will need to hire additional accounting and other personnel and augment our infrastructure as we continue to grow the Company. Any inability to attract and retain qualified employees to enable our planned growth and establish additional capabilities or our failure to manage our growth effectively could delay or curtail our product development and commercialization efforts and harm our business.

We are currently reliant on consultants to oversee critical activities and perform services on behalf of the Company.

Due to our limited financial resources, we have engaged consultants to work on a part-time basis to oversee critical activities and perform services on behalf of the Company. Even if we are successful in raising additional capital and require those activities and services be performed by full-time employees, there is no guarantee that we will be able to hire our current consultants or consultants with similar background and experience to oversee those functions or perform services on behalf of the Company. We are also at risk that the consultants we use may not be able to perform services on a timely basis for us as opposed to other companies who may offer greater compensation or more opportunity than we do, and that those consultants may eventually decide to accept full-time employment with other companies, some of which could be a direct competitor to us.

We have incurred losses since inception and cannot assure that we will ever achieve or sustain profitability.

We have incurred losses since inception. We expect to continue to incur significant expenses and increasing operating and net losses for the foreseeable future. To date, we have financed our operations primarily through the sale of equity securities. Although we have closed five (5) equity offerings between July 2017 and May 2019 we continue to have very limited resources. To date our primary activities have been limited to, and our limited resources have been dedicated to, raising capital, non-clinical research on our programs, recruiting service providers, negotiating with business partners and licensors of intellectual property, filing patent applications, and complying with public reporting requirements.

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We have never been profitable and do not expect to be profitable in the foreseeable future. We expect our expenses to increase significantly as we pursue our objectives. The extent of our future operating losses and the timing of profitability are highly uncertain, and we expect to continue to incur significant expenses and operating losses over the next several years. Our prior and continuing losses have had and will continue to have an adverse effect on our stockholders’ equity and working capital. We cannot assure that we will ever be able to achieve profitability. Even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of our company and could impair our ability to raise capital, expand our business, license additional programs, establish or maintain development efforts, obtain regulatory approvals or continue operations.

Our employee or consultants may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by our employee or consultants could include intentional failures to comply with FDA regulations, to provide accurate information to the FDA, to comply with manufacturing standards we have established, to comply with federal and state healthcare fraud and abuse laws and regulations, to report financial information or data accurately or to disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of individually identifiable information, including, without limitation, information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We have adopted a code of business conduct and ethics, but it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent improper activities may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions, including civil, criminal or administrative.

We may not successfully manage our growth.

Our success will depend upon the effective management of our growth, which will place a significant strain on our management and on administrative, operational and financial resources. To manage this growth, we will be required to expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. Our inability to manage this growth could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

If we are unable to obtain and maintain patent protection for our products, our competitors could develop and commercialize products and technology similar or identical to our product candidates, and our ability to successfully commercialize any product candidates we may develop, and our science may be adversely affected.

As with our competitors, our ability to maintain and solidify a proprietary position for our product candidates will depend upon our success in obtaining effective patent claims that cover such product candidates, their manufacturing processes and their intended methods of use, and enforcing those claims once granted. Furthermore, in some cases, we may not be able to obtain issued claims covering our product candidates which are sufficient to prevent third parties, such as our competitors, from either utilizing our technology or designing around any patent claims to avoid infringing them. Any failure to obtain or maintain patent protection with respect to our product candidates could have a material adverse effect on our business, financial condition, and results of operations.

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Changes in either the patent laws or their interpretation in the U.S. and other countries may diminish our ability to protect our inventions, obtain, maintain, and enforce our intellectual property rights and, more generally, could affect the value of our intellectual property or narrow the scope of our issued patents. Additionally, we cannot predict whether the patent applications we or our licensors are currently pursuing will issue as patents in any particular jurisdiction or whether the claims of any issued patents will provide sufficient protection from competitors or other third parties.

The patent prosecution process is expensive, time-consuming, and complex, and we may not be able to file, prosecute, maintain, enforce, or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output in time to file for or obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of our research and development output, such as our employees, corporate collaborators, outside scientific collaborators, suppliers, consultants, advisors and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection. If any licensors are not fully cooperative or disagree with us as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised or even lost entirely. If there are material defects in the form, preparation or prosecution of our patents or patent applications, such patents or applications may be subject to challenges based on invalidity and/or unenforceability. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.

Patents also have a limited lifespan. In the United States, subject to certain extensions that may be obtained in some cases, the natural expiration of a utility patent is generally 20 years from its earliest effective filing date, and the natural expiration of a design patent is generally 14 years after its issue date, unless the filing date occurred on or after May 13, 2015, in which case the natural expiration of a design patent is generally 15 years after its issue date. Various extensions may be available; however the life of a patent, and the protection it affords, is limited. Without patent protection for our products and services, we may be open to competition. Further, if we encounter delays in our development efforts, the period of time during which we could market our products and services under patent protection would be reduced.

Obtaining and maintaining our patent protection depends on compliance with various procedural measures, document submissions, fee payments and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other government fees on patents and applications will be due to be paid to the United States Patent and Trademark Office (the “USPTO”) and various government patent agencies outside of the U.S. over the lifetime of our and our licensors’ patents and applications. The USPTO and various non-U.S. government agencies require compliance with several procedural, documentary, fee payment and other similar provisions during the patent application process and after patent issuance. In some cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in a partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market in that jurisdiction with similar or identical products or technology, which could have a material adverse effect on our business, financial condition, and results of operations.

We may be subject to claims challenging the inventorship of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of employees, consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship of inventions covered by our or our licensors’ patents, trade secrets or other intellectual property. If we or our licensors fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or rights or licenses to use, intellectual property that is important to our products. Even if we and our licensors are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. Any of the foregoing could have a material adverse effect on our business, financial condition, and results of operations.

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Intellectual property rights do not necessarily address all potential threats.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, can be expensive or difficult to enforce, and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

•

others may be able to make products that are similar to our product candidates or utilize similar science or technology but that are not covered by the claims of the patents that we may own or license from our licensors or that incorporate certain research in our product candidates that is in the public domain;

•	we, or our licensors or collaborators, might not have been the first to make the inventions covered by the issued patent or pending patent application that we or our licensors own now or in the future;

•	we, or our licensors or collaborators, might not have been the first to file patent applications covering certain of our or their inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•	it is possible that our or our licensors’ current or future pending patent applications will not lead to issued patents;

•	issued patents that we or our licensors hold rights to may be held invalid or unenforceable, including as a result of legal challenges by our competitors or other third parties;

•	our competitors or other third parties might conduct research and development activities in countries where we or our licensors do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•	we may not develop additional proprietary product candidates that are patentable;

•	the patents of others may harm our business if, for example, we or our licensors are found to have infringed those patents or if those patents serve as prior art to our or our licensors’ patents which could potentially invalidate our or our licensors’ patents; and

•	we may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property, which could ultimately result in public disclosure of the intellectual property if the third party’s patent application is published or issues to a patent.

Should any of these events occur, they could have a material adverse effect on our business, financial condition, and results of operations.

Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

There is a great deal of litigation concerning intellectual property in our industry, and we or our licensors could become involved in litigation. Even if resolved in our or our licensors’ favor, litigation or other legal proceedings relating to intellectual property claims may cause us or our licensors to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our securities. Such litigation or proceedings could substantially increase our operating losses and reduce our resources available for development activities. We may not have sufficient financial or other resources to adequately conduct or defend against such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our business, financial condition, results of operations and ability to compete in the marketplace.

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We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Some of our employees and consultants were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

RISKS RELATED TO OUR SECURITIES

Our executive officers and certain stockholders possess the majority of our voting power, and through this ownership, control the Company and our corporate actions.

Our current executive officers and certain large stockholders of the Company hold approximately 70.0% of the voting power of our outstanding shares. These officers and investors have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such, our executive officers and these investors have the power to prevent or cause a change in control; therefore, without their consent we could be prevented from entering into transactions that could be beneficial to us. The interests of our executive officers may give rise to a conflict of interest with the Company and the Company’s stockholders. For additional details concerning voting power please refer to the section below entitled “Description of Securities.”

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Our common stock was pre vious ly listed for trading on the OTC Market’s OTCQB service under the symbol “ARTL.” Our stock has limited trading volume, and substantially all of our shares have been issued in unregistered offerings. Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements and other requirements applicable to companies that have previously been a shell company. As a result, a purchaser who receives any such securities issued in connection with this offering may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable because of a limited market, which may never develop.

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Until December 2017, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets.  Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which our Current Report on Form 8–K reflecting our status as a non-shell company, was filed with the SEC; and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8–K reports.  We are currently subject to the reporting rules under the Exchange Act, and after this offering we will remain subject to the reporting requirements under the Exchange Act.  However, even then, m ost of our stockholders may be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we are in compliance with other requirements of Rule 144.  Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources.  Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned).  The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could cause the market price of our securities to decline or make it difficult to establish a trading market in our shares.

The public warrants to be issued to investors in this offering are speculative in nature.

The public warrants to be issued to investors in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to purchase shares of our common stock for a limited period of time. Specifically, commencing on the date of issuance, holders of public warrants may exercise their rights to acquire shares of our common stock until the fifth (5th) anniversary of the issuance date after which dates any unexercised warrants will expire and have no further value. There can be no assurance that the fair market value of our common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

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Certain of the possible adjustments to the warrants may result in a deemed distribution from us to a beneficial owner of a warrant that will be taxable, even though the beneficial owner does not receive a corresponding distribution of cash.

The exercise terms of the warrants may be adjusted in certain circumstances. An adjustment to the number of shares of common stock that will be issued on the exercise of the warrants or an adjustment to the exercise price of the warrants (or, in certain circumstances, a failure to make adjustments) may be treated as a taxable deemed distribution to a holder of the warrants, even if such holder does not receive any cash or other property in connection with the adjustment. Holders of the warrants should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants. For a more detailed discussion, see “Material U.S. Federal Income Tax Considerations.”

Holders of our public warrants will have no rights as common stockholders until such holders exercise the public warrants and acquire our common stock.

Until holders of public warrants acquire shares of our common stock upon exercise of the warrants, holders of the public warrants will have no rights with respect to the shares of our common stock. Upon exercise of the public warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and sales of such shares may have a depressive effect on the share price of our common stock.

Substantially all of the outstanding shares of common stock are “restricted securities” within the meaning of Rule 144. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four-calendar week rule does not apply to companies quoted on the OTC Markets). A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

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The price of our securities may be volatile, and you could lose all or part of your investment. Further, we do not know whether an active, liquid and orderly trading market will develop for our securities or what the market price of our securities will be and as a result it may be difficult for you to sell your shares of our securities.

Prior to this offering there has been a limited public market for shares of our securities. Although we have  been approved to have our securities listed on the Nasdaq Capital Market, an active trading market for our shares may never develop or be sustained following this offering. You may not be able to sell your shares quickly or at the market price if trading in shares of our securities is not active. The public offering price for our securities will be determined through negotiations with investors, and the negotiated price may not be indicative of the market price of the securities after the offering. As a result of these and other factors, you may be unable to resell your shares of our securities at or above the public offering price. Further, an inactive market may also impair our ability to raise capital by selling shares of our securities and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our securities as consideration, which could have a material adverse effect on our business, financial condition, and results of operations. In addition, the trading price of our securities following this offering is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume.

We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of our Board and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our Board considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

We incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will continue to incur significant legal, accounting, and other expenses that we did not incur as a private company. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (“the Exchange Act”), which will require, among other things, that we file with the SEC, annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and the Nasdaq to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas such as “say on pay” and proxy access. Emerging growth companies are permitted to implement many of these requirements over a longer period and we will have until our fiscal year ending August 2020 to do so. We intend to continue to take advantage of this legislation but cannot guarantee that we will not be required to implement these requirements sooner than anticipated or planned and thereby incur unexpected expenses. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

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Additionally, as we are now list ed on the Nasdaq Capital Market, we expect the rules and regulations applicable to Nasdaq-listed companies to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition, and results of operations. The increased costs will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our board committees or as executive officers.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

Our disclosure controls and procedures may not be effective to ensure that we make all required disclosures.

As a public reporting company, we are subject to the periodic reporting requirements of the Exchange Act. Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

Anti-takeover provisions in our amended and restated articles of incorporation and bylaws, as well as provisions in Nevada law, might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our securities.

Our amended and restated articles of incorporation, bylaws and Nevada law contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our Board. Our corporate governance documents include provisions:

•	providing for a single class of directors where each member of the board shall serve for a one year term and may be elected to successive terms;

•	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock;

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•	limiting the liability of, and providing indemnification to, our directors, including provisions that require the company to advance payment for defending pending or threatened claims;

•	limiting the ability of our stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our Board;

•	controlling the procedures for the conduct and scheduling of board and stockholder meetings;

•	limiting the determination of the number of directors on our board and the filling of vacancies or newly created seats on the board to our Board then in office; and

•	providing that directors may be removed by stockholders at any time.

These provisions, alone or together, could delay hostile takeovers and changes in control or changes in our management.

As a Nevada corporation, we are also subject to provisions of Nevada corporate law, including Section 78.411, et seq. of the Nevada Revised Statutes, which prohibits a publicly-held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last two years has owned, 10% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that our stockholders could receive a premium for their common stock in an acquisition.

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Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded and our public warrants will be publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We are an emerging growth company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company until our fiscal year ending August 2020, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) August 2020, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our common stock that is held by non-affiliates to exceed $700.0 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements. We cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities, and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our financial position and results of operations.

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We will incur significantly increased costs and devote substantial management time after we are no longer an “emerging growth company.”

After we no longer qualify as an “emerging growth company,” as defined under the JOBS ACT we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs to do so.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our securities will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

RISKS RELATED TO OUR REVERSE STOCK SPLIT

Following our one-for-eight reverse stock split, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of t he N asdaq Capital Market .

There can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with the Nasdaq rules . It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain t he Nasdaq Capital Market’s minimum bid price requirement.

The reverse stock split may decrease the liquidity of the shares of our common stock .

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve .

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

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SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. Some of the statements in the section captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and elsewhere in this prospectus contain forward-looking statements. In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable expressions that convey uncertainty of future events or outcomes, although not all forward-looking statements contain these terms.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, statements about:

•	our plans to obtain funding for our operations, including funding necessary to develop, manufacture and commercialize our products candidates;
•	the size and growth of the markets for our product candidates;
•	our commercialization, marketing, and manufacturing capabilities and strategy;
•	our ability to compete with companies currently producing alternative treatment methods;
•	the cost, timing and outcomes of any potential litigation involving our product candidates;
•	our expectation that our capital resources will not be sufficient to fund our operations for our operations for at least the next 12 months;
•	regulatory developments in the U.S. and in non-U.S. countries;
•	the development, regulatory approval, efficacy and commercialization of competing product candidates;
•	our ability to retain key scientific or management personnel;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology;
•	the terms and conditions of licenses granted to us and our ability to license additional intellectual property related to our product candidates, as appropriate;
•	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates;
•	potential claims related to our intellectual property;
•	the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;
•	our ability to develop and maintain our corporate infrastructure, including our internal controls;
•	our ability to develop innovative new product candidates;
•	our financial performance; and
•	our anticipated use of the net proceeds from this offering.

In addition, you should refer to the “Risk Factors” section of this prospectus for a discussion of other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our general expectations and market position, market opportunity, and market size, is based on information from various third-party industry and research sources, on assumptions that we have made based on that data and other similar sources, and on our knowledge of the markets for our services. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

In addition, industry publications, studies, and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section captioned “Risk Factors” and elsewhere in this prospectus. These and other factors could cause our actual results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our common stock and our public warrants in this offering will be approximately $ 6,660,000 , after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that the net proceeds will be approximately $ 7,764,000 , after deducting estimated discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering as follows:

•

a pproximately 22.5% for a payment to NEOMED (as defined below) for the exercise of an option for an exclusive worldwide license to develop and commercialize products comprising or containing the NEOMED  proprietary therapeutic compound NEO1940, now known as ART27.13;

•	approximately 56% in research and development for our product candidate pipeline, including in preclinical research, manufacturing, and clinical studies;
•	a pproximately 4% percent to advance our research in areas such as new product development, additional inventions, intellectual property, and manufacturing; and
•	the balance of the proceeds may be used to support other regulatory activities, working capital, and general corporate purposes.

We may also use a portion of our net proceeds to acquire and invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction and are not involved in negotiations to do so. Pending these uses, we intend to invest our net proceeds from this offering primarily in investment-grade, interest-bearing instruments.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amount and timing of our expenditures will depend on several factors, including cash flows from our operations and the anticipated growth of our business. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our Board and management regarding the application of the proceeds from this offering. We reserve the right to change the use of these proceeds as a result of certain contingencies such as the results of our research and development efforts, competitive developments, opportunities to acquire products, technologies or businesses, debt repayment needs, and other factors.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock at any time in the foreseeable future. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our Board and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions, the terms of any future credit agreements and other factors that our Board may deem relevant. In addition, our current financing arrangements effectively prohibit us from paying cash dividends on our capital stock for the foreseeable future.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents, debt obligations, and capitalization as of February 28, 2019:

•	on an actual basis; and

•

on a pro forma as adjusted basis to give effect to the issuance and sale of 1, 300,813 Units in this offering at an assumed public offering price of $ 6.15 per Unit, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	As of
	February 28, 2019
	Actual	Pro Forma As Adjusted

Cash and cash equivalents	$457,328	$7,117,328

Capitalization:
Equipment financing	-	-
Stockholders’ (deficit) equity:
Common stock, $0.001 par value: 18,750,000 shares authorized, actual; 1,959,936 shares issued and outstanding, pro forma as adjusted; 3,260,174 shares issued and outstanding	1,960	3,261
Additional paid-in capital	2,937,136	10,295,835
Accumulated deficit	(3,620,272)	(4,320,272)
Accumulated other comprehensive loss	(10,998)	(10,998)
Total stockholders’ deficit	(692,174)	5,967,826

Total capitalization	$(692,174)	$5,967,826

You should read this table together with our financial statements and the related notes appearing elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus.

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The table and discussion above are based on 1,959,936 shares of common stock outstanding as of February 28, 2019, and excludes the following:

•

50,000 shares of our common stock issuable upon the exercise of options or restricted stock awards granted under our 2018 Equity Incentive Plan (the “2018 Plan”), with a weighted-average exercise price of $10.80 per share;

•	732,351 shares of our common stock issuable upon the exercise of previously issued warrants, with a weighted-average exercise price of $11.60 per share;
•	325,000 shares of our common stock reserved for future issuance under our 2018 Plan;
•	54,964 shares of our common stock issued in connection with the Series E private placement offering
•	25,000 shares of Company common stock issued to Blackrock Ventures, Ltd., an entity owned by Peter O’Brien for prior services to the Company;
•

72,660 shares of our common stock issued to NEOMED pursuant to the First Amendment to Material and Data Transfer, Option and License Agreement by and between us and NEOMED, and the exercise of the option for the exclusive license contained therein;

•

12,944 units consisting of one (1) share of common stock and one (1) warrant to purchase one-half (1/2) share of common stock that will be issued to some of our current stockholders pursuant to price-protection provisions contained in the Series E Offering investment agreements because the price per Unit in this offering is less than $7.60.

To the extent that any of these outstanding options or warrants are exercised, or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the amount per Unit paid by purchasers, assuming no value is attributed to the public warrants, in this public offering and the pro forma net tangible book value per share of our common stock immediately after the closing of this offering. Such calculation does not reflect any dilution associated with the sale and exercise of public warrants, which would cause the actual dilution to you to be higher.

Our net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities. Net tangible book value (deficit) per share is our net tangible book value (deficit) divided by the number of shares of common stock outstanding as of February 28, 2019.  Our net tangible book value (deficit) as of February 28, 2019 was $(692,174), or $(0. 35 ) per share, based on 1,959,936 shares of our common stock outstanding as of February 28, 2019.

After giving effect to the sale of 1, 300,813 Units by us in this offering at a public offering price of $ 6.15 per Unit, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of February 28, 2019 would have been approximately $ 5,967,826 , or $ 1.83 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $2. 18 per share to our existing stockholders and an immediate dilution of $ 4.32 per share to investors purchasing Units in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share	$6.15
Net tangible book value (deficit) per share at February 28, 2019	$(0.35)
Increase to net tangible book value per share attributable to investors purchasing our common stock in this offering	$2.18
Pro forma net tangible book value per share as of February 28, 2019, after giving effect to this offering	$1.83
Dilution of pro forma net tangible book value per share to investors purchasing our common stock in this offering	$4.32

If any shares of common stock are issued upon exercise of outstanding options or warrants, you may experience further dilution.

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The table and discussion above are based on 1,956,936 shares of common stock outstanding as of February 28, 2019, and excludes the following:

•

50,000 shares of our common stock issuable upon the exercise of options or restricted stock awards granted under our 2018 Equity Incentive Plan (the “2018 Plan”), with a weighted-average exercise price of $ 10.80 per share;

•	732,351 shares of our common stock issuable upon the exercise of warrants, with a weighted-average exercise price of $ 11.60 per share;
•	325,000 shares of our common stock reserved for future issuance under our 2018 Plan;
•	54,964 shares of our common stock issued in connection with the Series E private placement offering
•	25,000 shares of Company common stock issued to Blackrock Ventures, Ltd., an entity owned by Peter O’Brien for prior services to the Company;
•	72,660 shares of our common stock issued to NEOMED pursuant to the First Amendment to Material and Data Transfer, Option and License Agreement by and between us and NEOMED;
•

12,944 units consisting of one (1) share of common stock and one warrant to purchase one-half (1/2) share of common stock that will be issued to some of our current stockholders pursuant to price-protection provisions contained in the Series E Offering investment agreements because the price per Unit in this offering is less than $ 7.60 .

To the extent that any of these outstanding options or warrants are exercised, or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

43

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this prospectus. Certain statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are forward-looking statements that  are based on current expectations and involve various risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements. We encourage you to review the information the “Special Note Regarding Forward Looking Statements” and “Risk Factors” sections in this prospectus.

Our unaudited financial statements are stated in United States Dollars (“US$”) and are prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. In this prospectus, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

Corporate Overview

We are a clinical stage biopharmaceutical company focused on developing and commercializing treatments intended to modulate the endocannabinoid system (the “ECS”), including a solid-state composition of cannabidiol (“CBD cocrystal”), with improved pharmaceutical-like properties which could have a meaningful impact on cannabinoid-based drug development. Our management team is highly experienced and has a successful history of development, regulatory approval and commercialization of pharmaceuticals.

Our pipeline broadly leverages leading scientific methodologies to ECS modulation, balances risk across mechanism of action and stages of development, and represents a comprehensive approach in utilizing the power of the ECS to develop pharmaceuticals for patients with unmet healthcare needs. In addition to our cocrystal program, we are currently evaluating ART27.13, which is entering a Phase 1b/2a trial for cancer related anorexia, and ART26.12, which is being studied as an endocannabinoid modulator and cancer therapeutic and is in the late pre-clinical stage.

The crystal structure of cannabidiol (“CBD”) is known to exhibit polymorphism, or the ability to manifest in different forms.  Polymorphism can adversely affect stability, dissolution, and bioavailability of a drug product and thus affect its quality, safety, and efficacy. We have developed a proprietary cocrystal composition of CBD, which we have designated as ART12.11. We believe our cocrystal exists as a single crystal form and as such is anticipated to have advantages over other forms of CBD that exhibit polymorphism. Anticipated advantages of this single crystal structure include improved stability, solubility, and a more consistent absorption profile. We believe these features will result in more consistent bioavailability and may lead to improved safety and efficacy.

U.S. and international patent applications including broad claims to our novel cocrystal composition of CBD were filed in late 2018.  Composition claims are generally known in the pharmaceutical industry as the most desired type of intellectual property and, if issued, should provide for long lasting market exclusivity for our CBD cocrystal drug product candidate. In addition, due to the reasons outlined above, we believe that our CBD cocrystal will have superior pharmaceutical properties compared to non-cocrystal CBD products under development at other competing companies.

In addition to our own internal discovery research, we are currently developing two patent protected product candidates that we obtained through our in-licensing activities. Our first program is a synthetic cannabinoid product candidate, ART27.13, being developed for cancer-related anorexia. ART27.13 is a peripherally-restricted high-potency dual CB1 and CB2 receptor agonist which was originally developed at AstraZeneca plc (“AstraZeneca”). We have exercised our option to exclusively license this product candidate through the NEOMED Institute, a Canadian not-for-profit corporation (“NEOMED”). In Phase 1 single dose studies in healthy volunteers and a multiple ascending dose study in otherwise healthy patients with back pain conducted by AstraZeneca, ART27.13 exhibited an attractive pharmacokinetic and absorption, distribution, metabolism, and excretion (“ADME”) profile and was well tolerated within the target exposure range. It also exhibited dose-dependent and potentially clinically meaningful increases in body weight. Importantly, the changes in body weight were not associated with fluid retention or other adverse effects and occurred at exposures without CNS side effects. Preliminary discussions with U.S. and Canadian regulators suggest there is a potential pathway for development of ART27.13 for the treatment of cancer-related anorexia, which affects approximately 60% of advanced stage cancer patients. We are planning to initiate a Phase 1b/2a clinical study of cancer-related anorexia with ART27.13 in late calendar year 2019.

44

Our second in-licensed program is a platform of small-molecule inhibitors for fatty acid binding protein 5 (“ FABP5”), based upon scientific developments achieved at Stony Brook University (“SBU”) which we have designated ART26.12.  To date, SBU has received nearly $4 million in funding from the National Institutes of Health (the “NIH”) to begin developing these candidates. Fatty acid binding proteins (“FABPs”) are attractive therapeutic targets, however, their high degree of similarity among the various types has proven challenging to the creation of drugs targeting specific FABPs. FABP5 is believed to specifically target and regulate one of the body’s endogenous cannabinoids, anandamide (“AEA”). While searching for a FABP5 inhibitor to regulate AEA, we believe researchers at SBU discovered the chemistry for creating a highly specific and potent small molecule inhibitor for FABP5. In addition to its potential as an endocannabinoid modulator, FABP5 is also an attractive target for cancer drug development.  Large amounts of human clinical epidemiological and animal model data support FABP5 as a well validated oncology therapeutic target, especially for triple negative breast cancer and castration-resistant prostate cancer. We licensed exclusive world-wide rights to these inhibitors from SBU. The program is in the final stages of lead optimization, and we plan to initiate Investigational New Drug (“IND”) enabling studies thereafter. We anticipate clinical studies in cancer can begin in 2020.

We are developing our product candidates in accordance with traditional drug development standards and plan to make them available to the general public via prescription or physician orders only after obtaining marketing authorization from a regulatory authority, such as the U.S. Food and Drug Administration (the “FDA”). Our management team has experience developing and commercializing ethical pharmaceutical products, including several first-in-class therapeutics. Based upon our current management’s capabilities and the future talent we may attract, we expect to retain rights to internally develop and commercialize products, however, we may seek collaborations with partners in the biopharmaceutical industry when that strategy serves to maximize value for our stockholders.

Background

The ECS is composed of cannabinoid receptors, endogenous receptor ligands (“endocannabinoids”) and their associated transporter mechanisms, as well as enzymes responsible for the synthesis and degradation of endocannabinoids, and has emerged as a considerable target for pharmacotherapy approaches of numerous human diseases.  As a widespread modulatory system, the ECS plays important roles in the central nervous system (the “CNS”), development, synaptic plasticity, and the response to endogenous and environmental factors.

The modulation of the ECS can be effected by using selective or non-selective agonists, partial agonists, inverse agonists, and antagonists of the cannabinoid receptors, CB1 and CB2. The CB1 receptor is distributed in brain areas associated with motor control, emotional responses, motivated behavior and energy homeostasis. In the periphery, CB1 is ubiquitously expressed in the adipose tissue, pancreas, liver, gastrointestinal tract, skeletal muscles, heart and the reproductive system. The CB2 receptor is mainly expressed in the immune system regulating its functions, and is upregulated in response to tissue stress or damage in most cell types. The ECS is therefore involved in pathophysiological conditions in both the central and peripheral tissues.

The actions of endogenous ligands can be enhanced or attenuated by targeting mechanisms that are associated with their transport within the cellular and extra cellular matrix as well as their synthesis and breakdown. Small molecule chemical modulators of the ECS can be derived from the cannabis plant (“phytocannabinoids”), can be semi-synthetic derivatives of phytocannabinoids or endocannabinoids, or can be completely synthetic new chemical entities. We plan to develop approaches within our portfolio that address receptor binding and endocannabinoid transport modulation using only synthetic new chemical entities. Future approaches may also involve targeting synthesis or breakdown enzymes.

45

ECS targeting cannabinoid-based medicines are already approved and used to treat numerous medical conditions. The ECS is further implicated in many disease states within the peer reviewed literature including conditions which involve the regulation of food intake, central nervous system, pain, cardiovascular, gastrointestinal, immune and inflammation, behavioral, antiproliferative and reproductive functions. These areas of ECS pathophysiology are aligned with our therapeutic areas of focus: pain, inflammation, anorexia, cardiovascular, and cancer.

Business Strategy

Our objective is to develop and commercialize ethical pharmaceutical products that provide physicians access to the therapeutic potential of cannabinoid therapeutics and other modulators of the ECS for their patients. We intend to pursue technologies and compounds that offer promising therapeutic approaches to cannabinoid-based therapies, including mimetics of naturally-occurring cannabinoids and fully synthetic cannabinoids, as well as compounds that promote the effectiveness of the ECS.

Results of Operations

Our Company does not have any revenue. We classify our operating expenses into research and development, professional fees, and selling, general and administrative expenses. Research and development expense consists of expenses incurred while performing research and development activities to discover and develop our product candidates. This includes conducting preclinical studies and clinical trials, development efforts and activities related to regulatory filings for product candidates. We recognize research and development expenses as they are incurred. Our research and development expense primarily consists of: costs incurred in research and development partnerships, preliminary studies, development of potential intellectual property, and research initiatives.

The following summary of our results of operations, for the three and six months ended February 28, 2019 and 2018, should be read in conjunction with our interim financial statements, as included in this prospectus and our audited financial statements for the years ended August 31, 2018 and 2017, as included in this prospectus.

Selected Financial Data*

The following table provides selected financial data about our Company as of February 28, 2019 and August 31, 2018.

Balance Sheet Data

	February 28,	August 31,
	2019	2018
	(Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$457,328	$337,424
Prepaid expenses and deposits	17,589	36,884
Other receivable	8,951	22,127
Total Current Assets	483,868	396,435
Equipment, net of accumulated depreciation of $415 and $282, respectively	414	563
TOTAL ASSETS	484,282	396,998

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$586,002	$529,272
Due to related party	5,534	2,700
Derivative liability	584,920	-
Total Current Liabilities	1,176,456	531,972

STOCKHOLDERS' DEFICIT
Preferred Stock, par value $0.001, 6,250,000 shares authorized,
0 and 0 shares issued and outstanding as of February 28, 2019 and August 31, 2018, respectively	-	-
Common Stock, par value $0.001, 18,750,000 shares authorized,
1,959, 936 and 1,750,287 shares issued and outstanding as of February 28, 2019 and August 31, 2018, respectively	1,960	1,750
Additional paid-in capital	2,937,136	2,514,136
Accumulated deficit	(3,620,272)	(2,638,580)
Accumulated other comprehensive loss	(10,998)	(12,280)
Total Stockholders' Deficit	(692,174)	(134,974)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$484,282	$396,998

*Reflects a one-for- eight reverse stock split

46

We have not generated any revenues since inception through February 28, 2019. The increase in total assets and cash was primarily due to proceeds from stock issuance, offset by operating expenses relating primarily to increased research and development costs and professional fees. The increase in total liabilities was due to an increase in derivative liability, accounts payable and accrued liabilities and an increase in due to related party.

For the Three Months Ended February 28, 2019 Compared to the Three Months Ended February 28, 2018

	Three months ended
	February 28,
	2019	2018
	(Unaudited)
Operating Expenses
General and administrative	$57,922	$30,924
Professional fees	209,946	119,999
Research and development	489,981	647,467
Depreciation	70	74
Total Operating Expenses	757,919	798,464
Loss from Operations	(757,919)	(798,464)
Change in fair value of derivative liabilities	333,130	-
Net Loss	$(424,789)	$(798,464)

47

Our operating expenses, for the three months ended February 28, 2019 were $757,919 compared to $798,464 for the same period in 2018. The Company's operating expenses were primarily related to professional fees for ongoing regulatory requirements, research and development and general and administrative expenses.

For the Six Months Ended February 28, 2019 Compared to the Six Months Ended February 28, 2018

	Six months ended
	February 28,
	2019	2018
	(Unaudited)
Operating Expenses
General and administrative	$263,423	$167,488
Professional fees	377,239	227,344
Research and development	674,020	680,543
Depreciation	140	146
Total Operating Expenses	1,314,822	1,075,521
Loss from Operations	(1,314,822)	(1,075,521)
Change in fair value of derivative liabilities	333,130	-
Net Loss	$(981,692)	$(1,075,521)

Our operating expenses, for the six months ended February 28, 2019 were $1,314,822 compared to $1,075,521 for the same period in 2018. The higher operating expenses during the six months ended February 28, 2019 were primarily related to professional fees for ongoing regulatory requirements, research and development and general and administrative expenses.

For the Year Ended August 31, 2018 Compared to the Year Ended August 31, 2017

	Year ended
	August 31,
	2018	2017
Operating Expenses
General and administrative expense	$508,278	$110,865
Professional fees	585,069	121,924
Research and development	1,249,854	-
Depreciation	290	-
Total Operating Expenses	2,343,491	232,789
Loss from Operations	(2,343,491)	(232,789)
Interest Expense	-	(2,100)
Net Loss	$(2,343,491)	$(234,889)

Our operating expenses, for the year ended August 31, 2018 were $2,343,491 compared to $232,789 for the year ended August 31, 2017. The higher operating expenses during the year ended August 31, 2018 were primarily related to an increase in research and development expenses and also included increases in general and administrative expense and professional fees.

Liquidity and Capital Resources

Working Capital

	February 28,	August 31,
	2019	2018
	(Unaudited)
Current Assets	$483,868	$396,435
Current Liabilities	1,176,456	531,972
Working Capital Deficiency	$(692,588)	$(135,537)

The increase in working capital deficiency of $557,051 is primarily related to an increase in derivative liability.

Cash Flows

	Six months ended
	February 28,
	2019	2018
	(Unaudited)

Cash Flows used in operating activities	$(1,142,126)	$(637,379)
Cash Flows used in investing activities	-	(887)
Cash Flows provided by financing activities	1,260,759	592,877
Effects on changes in foreign exchange rate	1,271	(2,279)
Net change in cash during period	$119,904	$(47,668)

48

Cash Flow from Operating Activities

During the six months ended February 28, 2019, cash used in operating activities was $1,142,126 compared to cash used in operating activities of $637,379 during the period ended February 28, 2018. The cash used from operating activities was primarily attributed to net loss of $981,692 and change in fair value of derivative of $333,130, offset by stock-based compensation of $ 83,355 , and an increase in accounts payable and accrued liabilities of $56,730.

Cash Flow from Investing Activities

The Company did not use any funds for investing activities in the six months ended February 28, 2019. The Company used $887 for the purchase of equipment for the six months ended February 28, 2018.

Cash Flow from Financing Activities

During the six months ended February 28, 2019, the company received $1,260,759. During the six months ended February 28, 2018, the company received $592,877.

Going Concern

Our auditors issued a going concern opinion on our financial statements as of and for the period ended August 31, 2018. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses. This is because we have not generated sufficient revenues to cover operating costs or raised enough funds. There is no assurance we will ever reach this point. Accordingly, we must raise sufficient capital from sources. We must raise cash to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings. At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to our current offering.

Off Balance Sheet Arrangement

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not have any undisclosed borrowings or debt, and we have not entered into any synthetic leases. We are, therefore, not materially exposed to any financing, liquidity, market, or credit risk that could arise if we had engaged in such relationships.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our financial statements.

49

BUSINESS

Corporate Overview

We are a clinical stage biopharmaceutical company focused on developing and commercializing treatments intended to modulate the endocannabinoid system (the “ECS”), including a solid-state composition of cannabidiol (“CBD cocrystal”), with improved pharmaceutical-like properties which could have a meaningful impact on cannabinoid-based drug development. Our management team is highly experienced and has a successful history of development, regulatory approval and commercialization of pharmaceuticals.

Our pipeline broadly leverages leading scientific methodologies to ECS modulation, balances risk across mechanism of action and stages of development, and represents a comprehensive approach in utilizing the power of the ECS to develop pharmaceuticals for patients with unmet healthcare needs. In addition to our cocrystal program, we are currently evaluating ART27.13, which is entering a Phase 1b/2a trial for cancer related anorexia, and ART26.12, which is being studied as an endocannabinoid modulator and cancer therapeutic and is in the late pre-clinical stage.

The crystal structure of cannabidiol (“CBD”) is known to exhibit polymorphism, or the ability to manifest in different forms.  Polymorphism can adversely affect stability, dissolution, and bioavailability of a drug product and thus affect its quality, safety, and efficacy. We have developed a proprietary cocrystal composition of CBD, which we have designated as ART12.11. We believe our cocrystal exists as a single crystal form and as such is anticipated to have advantages over other forms of CBD that exhibit polymorphism. Anticipated advantages of this single crystal structure include improved stability, solubility, and a more consistent absorption profile. We believe these features will result in more consistent bioavailability and may lead to improved safety and efficacy.

U.S. and international patent applications including broad claims to our novel cocrystal composition of CBD were filed in late 2018.  Composition claims are generally known in the pharmaceutical industry as the most desired type of intellectual property and, if issued, should provide for long lasting market exclusivity for our CBD cocrystal drug product candidate. In addition, due to the reasons outlined above, we believe that our CBD cocrystal will have superior pharmaceutical properties compared to non-cocrystal CBD products under development at other competing companies.

In addition to our own internal discovery research, we are currently developing two patent protected product candidates that we obtained through our in-licensing activities. Our first program is a synthetic cannabinoid product candidate, ART27.13, being developed for cancer-related anorexia. ART27.13 is a peripherally-restricted high-potency dual CB1 and CB2 receptor agonist which was originally developed at AstraZeneca plc (“AstraZeneca”). We have exercised our option to exclusively license this product candidate through the NEOMED Institute, a Canadian not-for-profit corporation (“NEOMED”). In Phase 1 single dose studies in healthy volunteers and a multiple ascending dose study in otherwise healthy patients with back pain conducted by AstraZeneca, ART27.13 exhibited an attractive pharmacokinetic and absorption, distribution, metabolism, and excretion (“ADME”) profile and was well tolerated within the target exposure range. It also exhibited dose-dependent and potentially clinically meaningful increases in body weight. Importantly, the changes in body weight were not associated with fluid retention or other adverse effects and occurred at exposures without CNS side effects. Preliminary discussions with U.S. and Canadian regulators suggest there is a potential pathway for development of ART27.13 for the treatment of cancer-related anorexia, which affects approximately 60% of advanced stage cancer patients. We are planning to initiate a Phase 1b/2a clinical study of cancer-related anorexia with ART27.13 in late calendar year 2019.

Our second in-licensed program is a platform of small-molecule inhibitors for fatty acid binding protein 5 (“FABP5”), based upon scientific developments achieved at Stony Brook University (“SBU”) which we have designated ART26.12.  To date, SBU has received nearly $4 million in funding from the National Institutes of Health (the “NIH”) to begin developing these candidates. Fatty acid binding proteins (“FABPs”) are attractive therapeutic targets, however, their high degree of similarity among the various types has proven challenging to the creation of drugs targeting specific FABPs. FABP5 is believed to specifically target and regulate one of the body’s endogenous cannabinoids, anandamide (“AEA”). While searching for a FABP5 inhibitor to regulate AEA, we believe researchers at SBU discovered the chemistry for creating a highly specific and potent small molecule inhibitor for FABP5. In addition to its potential as an endocannabinoid modulator, FABP5 is also an attractive target for cancer drug development.  Large amounts of human clinical epidemiological and animal model data support FABP5 as a well validated oncology therapeutic target, especially for triple negative breast cancer and castration-resistant prostate cancer. We licensed exclusive world-wide rights to these inhibitors from SBU. The program is in the final stages of lead optimization, and we plan to initiate Investigational New Drug (“IND”) enabling studies thereafter. We anticipate clinical studies in cancer can begin in 2020.

50

We are developing our product candidates in accordance with traditional drug development standards and plan to make them available to the general public via prescription or physician orders only after obtaining marketing authorization from a regulatory authority, such as the U.S. Food and Drug Administration (the “FDA”). Our management team has experience developing and commercializing ethical pharmaceutical products, including several first-in-class therapeutics. Based upon our current management’s capabilities and the future talent we may attract, we expect to retain rights to internally develop and commercialize products, however, we may seek collaborations with partners in the biopharmaceutical industry when that strategy serves to maximize value for our stockholders.

Product Candidate Pipeline:

Planned Milestones:

51

Background

The ECS is composed of cannabinoid receptors, endogenous receptor ligands (“endocannabinoids”) and their associated transporter mechanisms, as well as enzymes responsible for the synthesis and degradation of endocannabinoids, and has emerged as a considerable target for pharmacotherapy approaches of numerous human diseases.  As a widespread modulatory system, the ECS plays important roles in the central nervous system (the “CNS”), development, synaptic plasticity, and the response to endogenous and environmental factors.

The modulation of the ECS can be effected by using selective or non-selective agonists, partial agonists, inverse agonists, and antagonists of the cannabinoid receptors, CB1 and CB2. The CB1 receptor is distributed in brain areas associated with motor control, emotional responses, motivated behavior and energy homeostasis. In the periphery, CB1 is ubiquitously expressed in the adipose tissue, pancreas, liver, gastrointestinal tract, skeletal muscles, heart and the reproductive system. The CB2 receptor is mainly expressed in the immune system regulating its functions, and is upregulated in response to tissue stress or damage in most cell types. The ECS is therefore involved in pathophysiological conditions in both the central and peripheral tissues.

The actions of endogenous ligands can be enhanced or attenuated by targeting mechanisms that are associated with their transport within the cellular and extra cellular matrix as well as their synthesis and breakdown. Small molecule chemical modulators of the ECS can be derived from the cannabis plant (“phytocannabinoids”), can be semi-synthetic derivatives of phytocannabinoids or endocannabinoids, or can be completely synthetic new chemical entities. We plan to develop approaches within our portfolio that address receptor binding and endocannabinoid transport modulation using only synthetic new chemical entities. Future approaches may also involve targeting synthesis or breakdown enzymes.

ECS targeting cannabinoid-based medicines are already approved and used to treat numerous medical conditions. The ECS is further implicated in many disease states within the peer reviewed literature including conditions which involve the regulation of food intake, central nervous system, pain, cardiovascular, gastrointestinal, immune and inflammation, behavioral, antiproliferative and reproductive functions. These areas of ECS pathophysiology are aligned with our therapeutic areas of focus: pain, inflammation, anorexia, cardiovascular, and cancer.

Business Strategy

Our objective is to develop and commercialize ethical pharmaceutical products that provide physicians access to the therapeutic potential of cannabinoid therapeutics and other modulators of the ECS for their patients. We intend to pursue technologies and compounds that offer promising therapeutic approaches to cannabinoid-based therapies, including mimetics of naturally-occurring cannabinoids and fully synthetic cannabinoids, as well as compounds that promote the effectiveness of the ECS.

52

Corporate History

We were initially incorporated as Knight Knox Development Corp. in the State of Nevada on May 2, 2011 with a plan to develop an online business using our domain www.offeritnow.com to generate revenues by (i) selling ad space to third party websites, (ii) charging a fee for listing items for sale on the Company’s website or (iii) selling items on the auction section of our website. On November 18, 2016, James Manley, who had served as President, Chief Executive Officer, Chief Financial Officer, Secretary and director resigned from the Company. On that date, Peter O’Brien acquired all 1,000,000 shares of common stock that had previously been owned by James Manley and assumed the positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and director of the Company.

On November 16, 2016, we registered a fully owned subsidiary in Ireland, Trinity Reliant Ventures Limited, to oversee our European operations. To date, activities within the subsidiary have consisted of raising equity capital and performing limited research in the United Kingdom.  On January 19, 2017, a majority of stockholders and the Board approved a change of our name to Reactive Medical, Inc. to pursue the licensing, development and commercialization of cannabinoid-based therapeutics.

On April 3, 2017, Mr. O’Brien resigned from the positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of our Company and the Board appointed Gregory D. Gorgas to assume those positions. At that time, Mr. Gorgas also became a member of our Board. Mr. O’Brien retained his seat on the Board and was appointed Senior Vice President – European Operations. Mr. Gorgas purchased a total of 220,000 shares of our  common stock at a price of $0.00 8 per share, which shares are subject to a repurchase option by us should Mr. Gorgas’ employment end prior to the fourth anniversary of his employment.

On April 14, 2017, with the approval of our Board and stockholders owning a majority of our outstanding shares, we filed a Certificate of Change with the Secretary of State of Nevada to change our name to Artelo Biosciences, Inc. The new name more accurately informs our stockholders about our focus and business strategy. The name “Artelo” was selected to portray our focus on improving and/or administering products distributed via arterial blood flow, and “Biosciences” to more accurately reflect our focus on drug development, including those derived from or synthetic mimetics of botanically sourced chemicals.

On May 2, 2017, Mr. O’Brien entered into an agreement to sell fifty percent (50%) of his shares to an investor for $3,000. In addition, we increased the size of our Board from two members to four members and appointed Connie Matsui and Steven Kelly as members of our Board.

On June 2, 2017, we registered a wholly owned subsidiary in England and Wales, Trinity Research & Development Limited.

On July 31, 2017, we closed a private placement offering of 244,037 Series A Units (the “Series A Units”) of our equity securities at a price of $ 3.20 per Unit for aggregate proceeds of $780,921 (the “Series A Offering”). Each Series A Unit consists of: (i) one (1) share of common stock, and (ii) one (1) Series A Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $ 8.00 per share for a period of five (5) years from the issue date (the “Series A Common Stock Warrants”). The Series A Common Stock Warrants cannot be exercised on a cashless basis by non-affiliates. The consummation of the transactions contemplated by the Subscription Agreement (the “Series A Subscription Agreement”) occurred on July 31, 2017. As part of the Series A Offering, the Company and the investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), which requires the Company to register for resale all of the shares of common stock sold as part of the Series A Offering, including those issuable upon exercise of the Series A Common Stock Warrants, within one hundred eighty (180) days from the closing of Series A the Offering.

On July 31, 2017, Douglas Blayney, M.D. was appointed to the Board. On September 20, 2017, each of Georgia Erbez and R. Martin Emanuele, Ph.D. was appointed to the Board.

53

On March 23, 2018, we closed a private placement offering of 163,611 Series B Units (the “Series B Units”) of our equity securities at a price of $ 5.20 per Series B Unit for aggregate proceeds of $850,780.45 (the “Series B Offering”). Each Series B Unit consists of: (i) one (1) share of common stock, and (ii) one (1) Series B Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $ 12.00 per share for a period of five (5) years from the issue date (the “Series B Common Stock Warrants”). The Series B Common Stock Warrants cannot be exercised on a cashless basis by non-affiliates. The consummation of the transactions contemplated by the Subscription Agreement (the “Series B Subscription Agreement”) occurred on March 23, 2018. As part of the Series B Offering, the Company and the investors entered into a Series B Registration Rights Agreement, which requires the Company to register for resale all of the shares of common stock sold as part of the Series B Offering, including those issuable upon exercise of the Series B Common Stock Warrants, within one hundred eighty (180) days from the closing of the Series B Offering.

On September 12, 2018, we closed a private placement offering of  87,637 Series C Units (the “Series C Units”) of our equity securities at a price of $ 6.00 per Series C Unit for aggregate proceeds of $525,823.50 (the “Series C Offering”). Each Series C Unit consists of: (i) one (1) share of common stock, and (ii) one (1) Series C Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $ 14.00 per share for a period of five (5) years from the issue date (the “Series C Common Stock Warrants”). The Series C Common Stock Warrants cannot be exercised on a cashless basis by non-affiliates. The consummation of the transactions contemplated by the Subscription Agreement (the “Series C Subscription Agreement”) occurred on September 12, 2018. As part of the Series C Offering, the Company and the investors entered into a Series C Registration Rights Agreement, which requires the Company to register for resale all of the shares of common stock sold as part of the Series C Offering, including those issuable upon exercise of the Series C Common Stock Warrants, within one hundred eighty (180) days from the closing of Series C the Offering.

On January 30, 2019, we closed a private placement offering of 209,649 Series D Units (the “Series D Units”) of our equity securities at a price of $ 6. 00 per Series D Unit for aggregate proceeds of $ 1,257,905 (the “Series D Offering”). Each Series D Unit consists of: (i) one (1) share of common stock, and (ii) one (1) Series D Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $ 14.00 per share for a period of five (5) years from the issue date (the “Series D Common Stock Warrants”). The Series D Common Stock Warrants cannot be exercised on a cashless basis by non-affiliates. The consummation of the transactions contemplated by the Subscription Agreement (the “Series D Subscription Agreement”) occurred on January 30, 2019. As part of the Series D Offering, the Company and the investors entered into a Series D Registration Rights Agreement, which requires the Company to register for resale all of the shares of common stock sold as part of the Series D Offering, including those issuable upon exercise of the Series D Common Stock Warrants, within one hundred eighty (180) days from the closing of Series D the Offering.

On April 25, 2019, we held an initial closing of a private placement offering of our Series E Units (the “Series E Units”).  On May 24, 2019, we held a final closing of our Series E Units.  We sold an aggregate total of 54,964 Series E Units at a price of $ 7.60 per Series E Unit for aggregate proceeds of $417,732.10 (the “Series E Offering”).  Each Series E Unit consists of: (i) one (1) share of common stock; and (ii) a Series E Stock Purchase Warrant to purchase one-half (1/2) share of common stock at a price of $ 16.00 per share for a period of three (3) years from the issue date. The Series E Common Stock Warrants cannot be exercised on a cashless basis by non-affiliates. The consummation of the transactions contemplated by the Subscription Agreement (the “Series E Subscription Agreement”) occurred on May 24, 2019. As part of the Series E Offering, the Company and the investors entered into a Series E Registration Rights Agreement, which requires the Company to register for resale all of the shares of common stock sold as part of the Series E Offering, including those issuable upon exercise of the Series E Common Stock Warrants, within one hundred eighty (180) days from the closing of Series E the Offering.

Reverse Stock Split

On June 20, 2019, we implemented a 1-for-8 reverse stock split of our authorized and issued and outstanding shares of common stock. The share and per share information in this prospectus, other than in our Financial Statements and the Notes thereto, reflects such reverse stock split.

Intellectual Property

We are a party to certain license agreements as described below, and, going forward we intend to license intellectual property from pharmaceutical and biotechnology companies and research institutions which would cover research stage and clinical stage assets to build a pipeline of products that modulate the ECS.

Patent Estate and Licenses

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The NEOMED Relationship

On December 20, 2017, we entered into the NEOMED Agreement, that provides the Company with up to twelve months from the date of receipt by the Company of the required materials to conduct certain non-clinical research studies, diligence and technical analyses with NEOMED’s proprietary therapeutic compound NEO1940, now known as ART27.13 (the “Compound”) and an option (the “NEOMED Option”) for an exclusive worldwide license to develop and commercialize products comprising or containing the Compound. The NEOMED Agreement has an effective date of January 2, 2018 (the “NEOMED Effective Date”). On the Effective Date, the Company issued 20,000 shares of its common stock to NEOMED.  Pursuant to the terms of the NEOMED Agreement, within 30 days after the effective date of the NEOMED Agreement, NEOMED, without additional consideration and at its sole cost, delivered to the Company certain technology transfer materials and the quantity of the Compound substance specified in a research plan, both as set out under the NEOMED Agreement. The Company will have one year from the date of receipt by the Company of the required materials to exercise the NEOMED Option. Upon exercise of the NEOMED Option, NEOMED will provide the Company with an exclusive worldwide license under all of NEOMED’s intellectual property rights covering the Compound (“Licensed IP Rights”) to research, develop, make, have made, use, offer for sale, sell, have sold and import products containing the Compound and otherwise exploit the Licensed IP Rights in all fields.

On January 4, 2019, we entered into the First Amendment to Material and Data Transfer, Option and License Agreement by and between us and NEOMED (the “First Amendment to NEOMED Agreement”), pursuant to which we agreed to issue NEOMED shares of our common stock as consideration for the waiver by NEOMED of the cash payment of $100,000 that was due to NEOMED on October 1, 2018.  We agreed to issue NEOMED that number of fully paid non-assessable shares of our common stock equal to $100,000 divided by the closing bid price of our common stock as shown on the OTCQB as of April 25, 2019.  On April 24, 2019, we also issued 61,297 shares of common stock to NEOMED in connection with our exercise of the NEOMED Option.  On April 25, 2019, we granted 11,363 shares of common stock to NEOMED pursuant to the terms of the First Amendment to NEOMED Agreement. Pursuant to the NEOMED Agreement we are obligated to pay $1,500,000.00 to NEOMED by August 3, 2019 for the exercise of the NEOMED Option. If we do not pay this cash payment we may run the risk of losing our licensed rights, NEOMED will keep the 61,297 shares of our common stock and NEOMED may terminate the NEOMED Agreement immediately.

In clinical development studies with NEOMED’s prior sponsor, NEO1940 was dosed in over 200 subjects. From 2007 to 2008, NEO1940 was evaluated in five phase I clinical trials under its original sponsor, AstraZeneca. NEO1940 was administered orally in 205 patients and its safety, tolerability, pharmacokinetics and pharmacodynamics were investigated. Four of these studies were single dose or Single Ascending Dose (“SAD”) studies. An initial SAD study was conducted in Caucasian population. The program was completed with another study performed in a Japanese population. The two other single dose studies aimed at measuring a pharmacodynamics effect (Proof-of-Principle or POP studies) on analgesia using the capsaicin test in one case of the third molar extraction model in the other case. The last phase I study was a Multiple Ascending Dose (“MAD”) study, where patients with chronic lower back pain received NEO1940 for a scheduled period of 12 days. Further details of the studies are found in Table 1.

Table 1 – Clinical studies performed with NEO1940

Year	Full Title	Schedule	Primary Endpoint	Secondary Endpoints
2007

Phase I, First Time in Man, Single-Centre, Randomised, Double-Blind (within panels), Placebo-Controlled Study to Investigate Safety, Tolerability and Pharmacokinetics of NEO1940 after Administration of Oral Single Ascending Doses in Healthy Volunteers

		Single dose	Safety and tolerability	CNS effects; PK profile
2007-2008

A Phase I, Single-Centre, Randomised, Double-Blind (within panels), Placebo-Controlled Study to Investigate Safety, Tolerability and Pharmacokinetics of NEO1940 after Administration of Oral Single Ascending Doses in Japanese Healthy Male Volunteers

		Single dose	Safety and tolerability	CNS effects; PK profile

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2007-2008

A Phase I, Single-centre, Randomised, Double-blind, Placebo-controlled Crossover Study in Healthy Volunteers to Evaluate Effects of a Single Oral Dose of NEO1940 on Intradermal and Topical Capsaicin-evoked Pain Symptoms(1)

		Single dose	Effects on intradermal capsaicin injection-evoked pain response by assessment of pain intensity (continuous VAS rating) and to evaluate the effect on heat pain threshold in skin exposed to topical	Other pain parameters; safety and tolerability; CNS effects; PK profile, PK/PD effects
2008	A Randomised, Double Blind, Placebo-Controlled Study to Investigate the Analgesic Efficacy of a Single Dose of NEO1940, in Patients Undergoing Impacted Mandibular Third Molar Extraction(2)	Single dose	To investigate the analgesic effect compared to placebo in dental surgery patients following impacted mandibular third molar extraction.	safety and tolerability; CNS effects; PK profile, PK/PD effects
2008

A Phase I, Multi-Centre, Randomised, Double-blind, Placebo-controlled Study to Investigate the Safety, Tolerability and Pharmacokinetics of NEO1940, Including an Interaction Study, After Administration of Oral Multiple Ascending Doses in Adult Subjects with Chronic Low Back Pain(3)

		Multiple dose	Safety and tolerability	CNS effects; PK profile, CYP450 induction

(1) Kalliomäki J, et al. Clin Exp Pharmacol Physiol. 2013 Mar;40(3):212-8.

(2) http://clinicaltrials.gov/ct2/show/NCT00659490?term=AZD1940&rank=2

(3) http://clinicaltrials.gov/ct2/show/NCT00689780?term=AZD1940&rank=1

NEO1940 demonstrated, in general, an acceptable safety and tolerability profile in the safety endpoints. The profile of the observed safety effects was generally typical of cannabinoids and the majority of the adverse events were of mild or moderate intensity. A maximum tolerated dose was defined by the frequency and severity of adverse events. A dose dependent increase in body weight was observed in the MAD study. In three out of the five phase I studies, analgesia in acute pain models was also measured as an end-point; no convincing analgesic efficacy has been seen in any of these studies.

The Stony Brook University Relationship

On January 18, 2018, we entered into a license agreement (the “Stony Brook Agreement”) with the Research Foundation at Stony Brook University (the “Foundation”) which agreement became effective on that same date. The Stony Brook Agreement provides us with an exclusive license under certain licensed patents of the Foundation (the “Patent Rights”) to develop, make, manufacture, have made, use, sell, have sold, import, export, and offer for sale Patent Product(s) (as defined in the Stony Brook Agreement) and Other Product(s) (as defined in the Stony Brook Agreement) worldwide in all fields, including without limitation the field of human therapeutics. The Stony Brook Agreement has an effective date of January 18, 2018 (the “SBU Effective Date”).

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Pursuant to the Stony Brook Agreement, we will pay to the Foundation an upfront fee and annual license maintenance fees, beginning on the first anniversary of the SBU Effective Date and annually thereafter on each anniversary of the SBU Effective Date.

We will also be required to pay a low-single digit royalty on net sales on any patent products (the “Royalties”). The Stony Brook Agreement provides for a reduction of the Royalties in certain cases. We will also pay to the Foundation, beginning in the first calendar year of the first commercial sales, an annual minimum royalty fee (the “Annual Minimum Royalty”). The Annual Minimum Royalty will be credited against the total Royalties due for the calendar year in which the Annual Minimum Royalty.

We will also be required to make payments for the following milestones:

Milestone	Milestone Payment ($US)
Lead candidate selection (milestone one of the Commercialization business plan) or second anniversary of SBU Effective Date, whichever comes first	$25,000.00
Initiation of a Phase II Clinical Trial for the first Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter (as defined in the Stony Brook Agreement)	$150,000.00
Initiation of a Phase III clinical trial for the first indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$250,000.00
Upon First Commercial Sale based upon FDA or European Medicines Agency (“EMA”) regulatory approval for the first Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$1,500,000.00
Receiving FDA or EMA approval for the second and each subsequent Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$1,000,000.00
First time annual Net Sales (as defined in the Stony Brook Agreement) greater than $100,000,000.00	$1,000,000.00
First time annual Net Sales greater than $500,000,000.00	$5,000,000.00

The term of the Stony Brook Agreement will commence on the SBU Effective Date and will continue until the Stony Brook Agreement is terminated in accordance with its terms.

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Research & Development

In view of the urgent need for new and more effective drugs, we intend to combine innovative science and accelerated clinical development to create and develop novel therapies using cannabinoid-based medications and similar compounds which modulate the ECS. Our current research and development efforts have been limited to investigative work surrounding cannabinoids, including creating and developing novel formulations, and evaluating potential opportunities to license technologies from pharmaceutical companies and leading research institutions. Our principal research efforts to date have been with the University of Nottingham, U.K. and various CRO’s in the U.S. and U.K.

Scientific Approach

We intend to create, acquire, and develop a full spectrum of therapeutics, each of which has the potential to modulate the ECS for human health. The principal scientific platforms of our strategy are as follows:

•	Synthetics and Mimetics. We plan to acquire rights to intellectual property for research and clinical stage assets developed within the pharmaceutical industry and leading research institutions which utilize synthetically developed mimetics or alternatives to plant-based cannabinoids. Our efforts to secure rights to synthetics and novel compounds led us to the NEOMED Agreement with NEOMED for the Compound.

•	New Chemical Entities. We expect to license intellectual property rights for research stage platforms and new chemical entities developed within leading academic institutions under which we may develop programs that modulate the ECS. These programs may involve the use of compounds which are neither plant based nor synthetically-derived cannabinoids, but are instead compounds that have been shown to have promising potential for modulating the ECS. Our initiatives for this strategy led us to the license novel technology from Stony Brook University, which we expect to be a core program for the Company.

Our Board and management have experience developing and commercializing ethical pharmaceutical products, including several first-in-class therapeutics. As we build our pipeline and advance our research and clinical development programs, we will evaluate partnerships with large pharmaceutical and biopharmaceutical companies where applicable. Based upon our management’s current experience and the future talent we may attract, we plan to retain rights to develop and commercialize products on our own. However, we will seek collaborations with biopharmaceutical partners should that strategy serve to maximize the value for our stockholders.

Two of our development programs were licensed from established and respected organizations that have already conducted pre-clinical research and, in some cases, clinical research. Our science and regulatory teams are leveraging this research to speed development and commercialization timelines across our growing portfolio. Our current pipeline encompasses multiple mechanisms for endocannabinoid system modulation. The specific programs that are currently in development are set forth below.

•	ART12.11 – Our novel solid-state CBD composition is targeted for development in Inflammatory Bowel Disease (“IBD”), Post-Traumatic Stress Disorder (“PTSD”), and rare/orphan diseases. The rare/orphan disease strategy is supported by recent FDA actions with other company programs containing CBD, however, we intend to prioritize pain conditions associated with inflammation and neurologic conditions such as epilepsy and PTSD.

•	ART26.12 – Our FABP5 inhibitor program is intended for treatment of breast cancer, prostate cancer, and neuropathic and nociceptive pain. Our near-term goal is to identify a lead development compound and assess its activity in models of cancer and pain. Once one or more lead compound(s) are selected, we intend to initiate IND-enabling studies.

•	ART27.13 – ART27.13 is our name for the compound formerly known as NEO1940 and AZD1940. We intend to develop a formulation suitable for treatment of anorexia/weight loss associated with cancer. ART27.13 has been in 205 subjects in prior clinical studies and is clinic-ready for a Phase 1b/2a study in anorexia.

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Competition

The pharmaceutical and biotechnology industries are characterized by rapidly advancing technologies, intense competition and an emphasis on proprietary products. Any product candidates that we successfully develop and commercialize may compete with existing therapies and new therapies that may become available in the future.

We plan to compete in the segments of the pharmaceutical, biotechnological and other related markets with therapeutics that demonstrate clinical utility, have an acceptable safety profile and target commercially attractive indications characterized by previously unmet medical need.

Our potential competitors, which include pharmaceutical and biopharmaceutical companies such as Novartis International AG, Helsinn Therapeutics (U.S.), Inc., and Cannabics Pharmaceuticals Inc., may have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved medicines than we do. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

Our commercial opportunities could be reduced or eliminated if our competitors develop and commercialize medicines that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain approval from the FDA or other regulatory agencies for their medicines more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

Government Regulation

United States

Government authorities in the United States, at the federal, state and local levels, and in other countries and jurisdictions, including the European Union, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting, and import and export of pharmaceutical products. The processes for obtaining marketing approvals in the United States and in foreign countries and jurisdictions, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

In the United States, the FDA approves and regulates drugs under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and the implementing regulations promulgated thereunder. The failure to comply with requirements under the FDCA and other applicable laws at any time during the product development process, approval process or after approval may subject an applicant and/or sponsor to a variety of administrative or judicial sanctions, including refusal by the FDA to approve pending applications, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters and other types of letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement of profits, or civil or criminal investigations and penalties brought by the FDA and the Department of Justice or other governmental entities.

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An applicant seeking approval to market and distribute a new drug product in the United States must typically undertake the following:

•	completion of preclinical laboratory tests, animal studies and formulation studies in compliance with the FDA’s Good Laboratory Practice regulations;

•	submission to the FDA of an IND application, which must take effect before human clinical trials may begin;

•	approval by an independent institutional review board, representing each clinical site before each clinical trial may be initiated;

•	performance of adequate and well-controlled human clinical trials in accordance with GCPs to establish the safety and efficacy of the proposed drug product for each indication;

•	preparation and submission to the FDA of an NDA requesting marketing for one or more proposed indications;

•	review by an FDA advisory committee, where appropriate or if applicable;

•

satisfactory completion of one or more FDA inspections of the manufacturing facility or facilities at which the product, or components thereof, are produced to assess compliance with current Good Manufacturing Practices, requirements and to assure that the facilities, methods and controls are adequate to preserve the product’s identity, strength, quality and purity;

•	satisfactory completion of FDA audits of clinical trial sites to assure compliance with GCPs and the integrity of the clinical data;

•	payment of user fees and securing FDA approval of the NDA; and

•

compliance with any post-approval requirements, including the potential requirement to implement a Risk Evaluation and Mitigation Strategy and the potential requirement to conduct post-approval studies.

Foreign Jurisdictions

In addition to regulations in the United States, a manufacturer is subject to a variety of regulations in foreign jurisdictions to the extent they choose to sell any drug products in those foreign countries. Even if a manufacturer obtains FDA approval of a product, it must still obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. For other countries, outside of the European Union, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary.

In the European Union, marketing authorizations for medicinal products may be obtained through different procedures founded on the same basic regulatory process. The centralized procedure provides for the grant of a single marketing authorization that is valid for all EU Member States. The centralized procedure is compulsory for medicinal products produced by certain biotechnological processes, products designated as orphan medicinal products, and products with a new active substance indicated for the treatment of certain diseases. On the other hand, a decentralized procedure provides for approval by one or more other concerned EU Member States of an assessment of an application for marketing authorization conducted by one EU Member State, known as the reference EU Member State. In accordance with the mutual recognition procedure, the sponsor applies for national marketing authorization in one EU Member State. Upon receipt of this authorization the sponsor can then seek the recognition of this authorization by other EU Member States.

The Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (the “FCPA”), prohibits U.S. businesses and their representatives from offering to pay, paying, promising to pay or authorizing the payment of money or anything of value to a foreign official in order to influence any act or decision of the foreign official in his or her official capacity or to secure any other improper advantage in order to obtain or retain business. The FCPA also obligates companies whose securities are listed in the U.S. to comply with accounting provisions requiring us to maintain books and records, which in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the corporation, including international subsidiaries, if any, and to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements. The scope of the FCPA includes interactions with certain healthcare professionals in many countries.

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International Laws

In Europe, and throughout the world, other countries have enacted anti-bribery laws and/or regulations similar to the FCPA. Violations of any of these anti-bribery laws, or allegations of such violations, could have a negative impact on our business, results of operations and reputation.

There are also international privacy laws that impose restrictions on the access, use, and disclosure of health information. All of these laws may impact our business. Our failure to comply with these privacy laws or significant changes in the laws restricting our ability to obtain required patient information could significantly impact our business and our future business plans.

Other Healthcare Laws

Our business operations and current and future arrangements with healthcare professionals, consultants, customers and patients, may expose us to broadly applicable state and federal fraud and abuse and other healthcare laws and regulations. These laws constrain the business and financial arrangements and relationships through which we conduct our operations, including how we research, market, sell and distribute our products. Such laws include:

•	the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a U.S. healthcare program such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the U.S. federal Anti-Kickback Statute or specific intent to violate it in order to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the U.S. federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act;

•	U.S. federal civil and criminal false claims laws and civil monetary penalties laws, including the federal civil False Claims Act, which, among other things, impose criminal and civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the U.S. government, claims for payment or approval that are false or fraudulent, knowingly making, using or causing to be made or used, a false record or statement material to a false or fraudulent claim, or from knowingly making a false statement to avoid, decrease or conceal an obligation to pay money to the U.S. government. Persons and entities can be held liable under these laws if they are deemed to “cause” the submission of false or fraudulent claims by, for example, providing inaccurate billing or coding information to customers or promoting a product off-label;

•

the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which imposes criminal and civil liability for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement, in connection with the delivery of, or payment for, healthcare benefits, items or services. Similar to the U.S. federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the health care fraud statute implemented under HIPAA or specific intent to violate it in order to have committed a violation;

•

in addition, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), and its implementing regulations, imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information without appropriate authorization by covered entities subject to the rule, such as health plans, healthcare clearinghouses and certain healthcare providers as well as their business associates that perform certain services for or on their behalf involving the use or disclosure of individually identifiable health information;

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•	the U.S. Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the government information related to payments or other “transfers of value” made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, and requires applicable manufacturers and group purchasing organizations to report annually to the government ownership and investment interests held by the physicians described above and their immediate family members; and

•	analogous state and non-U.S. laws and regulations, such as state anti-kickback and false claims laws, which may apply to our business practices, including, but not limited to, research, distribution, sales and marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers, or by the patients themselves; state laws that require pharmaceutical and device companies to comply with the industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the U.S. government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws and regulations that require manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures and pricing information; and state and non-U.S. laws governing the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Efforts to ensure that our current and future business arrangements with third parties will comply with applicable healthcare laws and regulations may involve substantial costs. It is possible that governmental authorities may conclude that some of our business practices, including our promotional activities and interactions with our customers do not comply with current or future statutes, regulations, agency guidance or case law involving applicable healthcare laws. If our operations are found to be in violation of any of these or any other health regulatory laws that may apply to us, we may be subject to significant penalties, including the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgement, individual imprisonment, possible exclusion from participation in Medicare, Medicaid and other U.S. healthcare programs, additional integrity reporting and oversight obligations, contractual damages, reputational harm, diminished profits and future earnings, and curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. Defending against any such actions can be costly, time-consuming and may require significant financial and personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be impaired. If any of the above occur, it could adversely affect our ability to operate our business and our results of operations.

U.S. Healthcare Reform

In the U.S. and some non-U.S. jurisdictions, there have been, and we expect there will continue to be, a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could, among other things, affect our ability to profitably sell any product candidates for which we obtain marketing approval.

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Among policy makers and payors in the U.S. and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access. For example, in the U.S., in March 2010, the Patient Protection and Affordable Care Act (the “ACA”), was passed, which substantially changed the way healthcare is financed by both the government and private insurers. Among the ACA’s provisions of importance to our business are the following:

•	implementation of a 2.3% excise tax imposed on manufacturers and importers for certain sales of medical devices, which, due to subsequent legislation will not go into effect until January 1, 2020;

•	expansion of eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to additional individuals and by adding new mandatory eligibility categories for individuals with income at or below 133% of the federal poverty level, thereby potentially increasing manufacturers’ Medicaid rebate liability;

•	a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research; and

•	establishment of a Center for Medicare Innovation at CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending, potentially including prescription drug spending that began on January 1, 2011.

There have been judicial and Congressional challenges to certain aspects of the ACA, as well as recent efforts by the current administration to repeal or replace certain aspects of the ACA and we expect such challenges and amendments to continue. For example, the Tax Cuts and Jobs Act of 2017 includes a provision repealing, effective January 1, 2019, the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” Additionally, on January 22, 2018,  Executive Office of the President of the United States signed a continuing resolution on appropriations for fiscal year 2018 that delayed the implementation of certain ACA-mandated fees, including the 2.3% excise tax imposed on manufacturers and importers for certain sales of medical devices, the so-called “Cadillac” tax on certain high cost employer-sponsored insurance plans, and the annual fee imposed on certain health insurance providers based on market share.

In addition, other legislative changes have been proposed and adopted in the U.S. since the ACA was enacted. In August 2011, the Budget Control Act of 2011, among other things, led to aggregate reductions of Medicare payments to providers of 2% per fiscal year. These reductions went into effect in April 2013 and, due to subsequent legislative amendments to the statute, including the Bipartisan Budget Act of 2018, will remain in effect through 2027 unless additional action is taken by Congress. In January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

Further, recently there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several U.S. Congressional inquiries and proposed and enacted federal legislation designed to bring transparency to product pricing and reduce the cost of products and services under government healthcare programs. Additionally, individual states in the U.S. have also become increasingly active in passing legislation and implementing regulations designed to control product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures. Moreover, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what products to purchase and which suppliers will be included in their healthcare programs.

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Employees

We currently have one (1) full-time employee, Mr. Gregory D. Gorgas, serving as President and CEO, and three (3) contractors, Mr. Peter O’Brien, serving as our Senior Vice President - European Operations, Mr. Jason Baybutt, serving as our Senior Vice President – Finance, and Dr. Steven Reich, M.D., serving as our Chief Medical Officer. We also engage multiple consultants and advisors who provide services on a part-time basis. Our employee, contractors and consultants conduct or oversee all day-to-day operations of the Company including technical development, research, and administration. We have no unionized employees. We currently have no retainers or minimum financial commitments with any of our consultants, contractors or service providers. We consider relations with our employee, consultants, and contractors to be satisfactory.

Description of Property

Our principal executive office is currently located at 888 Prospect Street, Suite 210, La Jolla, CA, 92037, U.S. Additionally, we have an office located at 29 Fitzwilliam Street Upper, Dublin 2 Ireland which serves as administrative space for managing our European subsidiaries: Trinity Reliant Ventures, Ltd (Ireland) and Trinity Research & Development, Ltd. (U.K.). We do not currently own any properties, laboratories, or manufacturing facilities. The leases for our office space are month-to-month.

Legal Proceedings

From time to time, we may be involved in various claims and legal proceedings relating to claims arising out of our operations. We are not currently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business, financial condition, and results of operations. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Additional Information:

ART 27.13 – Cancer Anorexia Clinical Program

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ART 12.11 –  Proprietary CBD Cocrystal Program

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 ART 26.12 FABP5 Inhibitor

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MANAGEMENT

The following table sets forth the names, ages and positions of our executive officers, key employees and directors as of the date of this prospectus.

Name	Position Held with the Company	Age
Gregory D. Gorgas	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director	56
Connie Matsui(1)(3)	Director, Chairperson of the Board	65
Steven Kelly(1)(3)	Director	53
Douglas Blayney(2)	Director	69
R. Martin Emanuele(2)	Director	64
Georgia Erbez(1)(3)	Director	52

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(1) Member of the audit committee

(2) Members of the corporate governance and nominating committee

(3) Members of the compensation committee

Directors

Gregory D. Gorgas was appointed president, chief executive officer, chief financial officer, treasurer, secretary and director of our Company on April 3, 2017. Prior to joining our Company, Mr. Gorgas was Senior Vice President, Commercial, and Corporate Officer at Mast Therapeutics from July 2011 to January 2017 with commercial leadership accountability and business development responsibilities for the hematology, oncology and cardiovascular development programs. In addition, he performed a key role in helping Mast raise over $50M in new capital. From November 2009 to July 2011, Mr. Gorgas was Managing Director at Theragence, Inc., a privately-held company he co-founded, that applies proprietary computational intelligence to mine and analyze clinical data. From November 2008 to July 2011, Mr. Gorgas also served as an independent consultant, providing commercial and business development consulting services to pharmaceutical, biotechnology and medical device companies. From 1997 to October 2008, Mr. Gorgas held several positions with Biogen Idec Inc., most recently, from March 2006 to October 2008, as Senior Director, Global and U.S. Marketing with responsibility for the strategic vision and operational commercialization of the company’s worldwide cancer business. In this role, he hired and led the team in marketing, operations, project management, and business development in Europe and the US. Before such time, he had increasing responsibilities in marketing, sales, commercial operations, and project team and alliance management. Mr. Gorgas currently serves as director at Theragence and on the advisory board at Klotho Therapeutics. He holds an MBA from the University of Phoenix and a BA in economics from California State University, Northridge.

We believe that Mr. Gorgas’ professional background and experience in the biotechnology industry and assisting companies in financing efforts give him the qualifications and skills necessary to serve as an officer and director of our Company.

Connie Matsui was elected to our Board on May 2, 2017. Ms. Matsui brings to her role over 16 years of general management experience in the biotechnology industry. Ms. Matsui retired from Biogen Idec in January 2009 as Executive Vice President, Knowledge and Innovation Networks. She served as an Executive Committee member at both Biogen Idec and IDEC Pharmaceuticals, a predecessor of Biogen Idec. Among the major roles she held after joining IDEC in November 1992 were: Senior Vice President, overseeing investor relations, corporate communications, human resources, project management and strategic planning; Collaboration Chair for the late stage development and commercialization of rituximab (tradenames: Rituxan®, MabThera®) in partnership with Roche and Genentech; and Project Leader for Zevalin®, the first radioimmunotherapy approved by the FDA. Prior to entering the biotechnology industry, Ms. Matsui worked for Wells Fargo Bank in general management, marketing and human resources. Ms. Matsui currently serves as the Chair of the Board at Halozyme and has been active on a number of not-for-profit boards. She was National President/Board Chair of the Girl Scouts of the USA from 1999 to 2002. Ms. Matsui earned BA and MBA degrees from Stanford University.

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We believe that Ms. Matsui’s professional background experience gives her the qualifications and skills necessary to serve as a director of our Company and chairperson of the Board.

Steven Kelly was elected to our Board on May 2, 2017. Mr. Kelly brings nearly thirty years of experience in Pharma/Biotech at all phases of the business across multiple therapeutic categories. Mr. Kelly is currently CEO at Carisma Therapeutics, a venture backed biotech pioneering the development of CAR macrophages, a disruptive approach to immunotherapy in cancer. From 2012 to 2018, Mr. Kelly was the principal of Kelly BioConsulting, LLC, and served as an independent consultant providing strategic direction and guidance to a variety of life sciences companies. Previously, Mr. Kelly was the founding CEO of Pinteon Therapeutics, an early stage oncology and CNS development company. Prior to this he held a number of leadership positions in the biotechnology industry including: CEO, Theracrine; CCO, BioVex; CEO, Innovive Pharmaceuticals; as well as various commercial and manufacturing roles at Sanofi, IDEC Pharmaceuticals and Amgen. Mr. Kelly holds a BS from University of Oregon and an MBA from Cornell University.

We believe that Mr. Kelly’s professional background experience gives him the qualifications and skills necessary to serve as a director of our Company.

Douglas Blayney was elected to our Board on July 31, 2017.  Dr. Blayney is a Professor of Medicine at Stanford University and former Medical Director of Stanford Cancer Center. Dr. Blayney is a past president of the American Society of Clinical Oncology (ASCO) and a founder of the ASCO Quality Symposium. He was previously a Professor of Internal Medicine and Medical Director of the Comprehensive Cancer Center at the University of Michigan, and prior to that practiced and led Wilshire Oncology Medical Group, Inc. a physician owned multidisciplinary oncology practice in southern California. Dr. Blayney served on the Food and Drug Administration’s Oncologic Drugs Advisory Committee and is Founding Editor-in-Chief and Editor-in-Chief Emeritus of ASCO’s Journal of Oncology Practice. He has over 70 scientific publications with expertise on clinical trial development, use of oncology drugs in clinical practice, and information technology use. Dr. Blayney earned a degree in electrical engineering from Stanford, is a graduate of the University of California, San Diego School of Medicine, and received post graduate training at UCSD and at the National Cancer Institute in Bethesda, Maryland.

We believe that Dr. Blayney’s professional background experience gives him the qualifications and skills necessary to serve as a director of our Company.

R. Martin Emanuele was elected to our Board on September 20, 2017. Dr. Emanuele is currently President and CEO of LifeRaft Biosciences Inc., a private bio-pharmaceutical company. From May 2011 to October 2016, he served as Senior Vice President, Development at Mast Therapeutics Inc., a pharmaceutical company. From April 2010 to April 2011, Dr. Emanuele was Vice President, Pharmaceutical Strategy at DaVita, Inc., a FORTUNE 500® company and leading provider of kidney care in the United States. Prior to DaVita, from June 2008 to April 2010, Dr. Emanuele was a co-founder and President of SynthRx, Inc. a private bio-pharmaceutical company that was acquired by AdventRx Pharmaceuticals (now Savara, Inc.) in April 2011. From November 2006 to May 2008, Dr. Emanuele was Senior Vice President, Business Development at Kemia, Inc., a venture-backed privately-held company focused on discovering and developing small molecule therapeutics. From 2002 to 2006, Dr. Emanuele held various senior-level positions with Avanir Pharmaceuticals, Inc., most recently as Vice President, Business Development and Portfolio Management, and from 1988 to 2002, Dr. Emanuele held positions of increasing responsibility at CytRx Corporation, most recently as Vice President, Research and Development and Business Development. He earned a PhD in pharmacology and experimental therapeutics from Loyola University of Chicago, Stritch School of Medicine and a BS in biology from Colorado State University. He also holds an MBA with an emphasis in healthcare and pharmaceutical management from the University of Colorado.

We believe that Dr. Emanuele’s professional background experience gives him the qualifications and skills necessary to serve as a director of our Company.

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Georgia Erbez was elected to our Board on September 20, 2017. Ms. Erbez is currently Chief Financial Officer of Harpoon Therapeutics, Inc.  Previously, she served as Chief Business Officer and CFO of Zosano Pharma Corporation, a public pharmaceutical company, from September 2016 to May 2018.  Ms. Erbez has served as Chief Business Officer of Zosano Pharma Corporation, a public pharmaceutical company, since September 2016. She Ms. Erbez served as Chief Financial Officer and Executive Vice President of Asterias Biotherapeutics, Inc., a biopharmaceutical company, from November 2015 to March 2016. From September 2012 to November 2014 she served as Chief Financial Officer, Secretary and Treasurer of Raptor Pharmaceuticals, a pharmaceutical company. Prior to Raptor, Ms. Erbez was a Managing Director, Healthcare Investment Banking at Collins Stewart, a wealth management company, from April 2011 to January 2012. From June 1998 to September 2012, Ms. Erbez was a senior level investment banker at Beal Advisors, Jeffries & Company, Inc. and Cowen and Company. She has also held positions at the investment banks Hambrecht & Quist and Alex, Brown & Sons Inc. Ms. Erbez received a Bachelor of Arts degree, International Relations from the University of California at Davis.

We believe that Ms. Erbez’s professional background experience gives her the qualifications and skills necessary to serve as a director of our Company.

Executive Officers

Gregory D. Gorgas.  Please see biography in “Directors” section above.

Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the Board be independent. However, our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board has determined that Ms. Matsui, Dr. Blayney, Mr. Kelly, Dr. Emanuele and Ms. Erbez, representing five of our six directors, are “independent directors” as defined under the rules of the Nasdaq Capital Market. Mr. Gorgas is not considered independent due to his service as an executive officer of the Company.

Board and Committee Meetings

Since August 31, 2018, our Board has met twice, at which meetings all directors attended. From August 31, 2017 to August 31, 2018 our Board met four times, at which meetings all directors attended. All proceedings prior to the end of our fiscal year ending August 31, 2017 were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on such resolutions at a meeting of the directors are, according to the Nevada General Corporate Law and our Bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Audit Committee

Our audit committee is comprised of Georgia Erbez, Steven Kelly, and Connie Matsui.  Ms. Erbez serves as the chairperson of our audit committee.  Our Board has determined that each member of our audit committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the listing standards of the Nasdaq. Our Board has also determined that Ms. Erbez is an “audit committee financial expert” as defined in the rules of the SEC and has the requisite financial sophistication as defined under the listing standards of the Nasdaq. The responsibilities of our audit committee will include, among other things:

•	selecting and hiring the independent registered public accounting firm to audit our financial statements;
•	overseeing the performance of the independent registered public accounting firm and taking those actions as it deems necessary to satisfy itself that the accountants are independent of management;
•	reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls;

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•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;
•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•	overseeing our policies on risk assessment and risk management;
•	reviewing related party transactions; and
•	approving or, as required, pre-approving, all audit and all permissible non-audit services and fees to be performed by the independent registered public accounting firm.

Our audit committee will operate under a written charter, to be effective prior to the completion of this offering, which satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Compensation Committee

Our compensation committee is comprised of Steven Kelly, Connie Matsui and Georgia Erbez.  Mr. Kelly serves as the chairperson of our compensation committee. Our Board has determined that each member of our compensation committee meets the requirements for independence under the applicable rules and regulations of the SEC and listing standards of Nasdaq. Each member of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee will be to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our Board relating to compensation of our executive officers. The responsibilities of our compensation committee will include, among other things:

•	reviewing and approving or recommending to the Board for approval compensation of our executive officers and directors;
•	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs for service providers, including our executive officers;
•	reviewing, approving and making recommendations to our Board regarding incentive compensation and equity plans; and
•	administering our equity compensation plans.

Our compensation committee will operate under a written charter, to be effective prior to the completion of this offering, which satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee is comprised of Douglas Blayney and R. Martin Emanuele.  Mr. Blayney serves as chairperson of our corporate governance and nominating committee. Our Board has determined that all members of our nominating and corporate governance committee meet the requirements for independence under the applicable rules and regulations of the SEC and listing standards of the NYSE. The responsibilities of our nominating and corporate governance committee will include, among other things:

•	identifying, evaluating and selecting, or making recommendations to our Board regarding, nominees for election to our Board and its committees;
•	evaluating the performance of our Board and of individual directors;
•	considering and making recommendations to our Board regarding the composition of our Board and its committees; and
•	developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee will operate under a written charter, to be effective prior to the completion of this offering, which satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Code of Ethics

The Board adopted a Code of Business Conduct and Ethics by unanimous resolution on December 15, 2017 that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. Following the completion of this offering, a copy of the code of ethics and conduct will be available on our website at www.artelobio.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

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EXECUTIVE COMPENSATION

Our named executive officer for the year ended August 31, 2018 which consists of our Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary is Gregory D. Gorgas.

2018 Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the year ended August 31, 2018. None of our named executive officers received any compensation during the year ended August 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Gregory D. Gorgas(1) President CEO, CFO, Secretary, Treasurer and Director	2018	$74,840	-	-	-	-	-	$74,840

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(1)	Mr. Gorgas was appointed our chief executive officer, president, chief financial officer, secretary, treasurer and director on April 3, 2017.

Other than as set forth below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive options to purchase shares of our common stock at the discretion of our Board in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that options to be purchase shares of common stock may be granted at the discretion of our Board.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by our named executive officers as of August 31, 2018.

Executive Employment Agreements

On April 3, 2017, our Company entered into an employment agreement with Gregory D. Gorgas (the “Employment Agreement”), pursuant to which Mr. Gorgas serves as our company’s President  and Chief Executive Officer. Pursuant to the terms of the Employment Agreement, beginning on the date  on which our Company attains funding (the “Funding Date”), either in the form of debt or equity, either in one or more transactions, in excess of $5,000,000, Mr. Gorgas will receive an annual base salary of $250,000 (the “Base Salary”), payable in periodic installments of no less than twice monthly and shall be reviewed by our Company’s Board or our Compensation Committee (the “Compensation Committee”). Beginning in the fiscal year following the Funding Date, Mr. Gorgas will be eligible to receive an annual bonus, as approved by the Compensation Committee, based on achievement of our Company’s performance goals, with the initial target bonus set at 50% of Mr. Gorgas’ Base Salary, but may be adjusted higher or lower as determined by the Compensation Committee and is to be paid within two and half months after the end of the applicable fiscal year. The annual base salary for Mr. Gorgas and the bonus target for him and other senior executives will be reviewed by the Compensation Committee as needed to maintain competitive compensation of key employees and may be adjusted at any time, at the recommendation of the Compensation Committee and the will of the Board.

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The Employment Agreement provides that Mr. Gorgas’ employment is at-will and, unless otherwise provided for, the Employment Agreement may be terminated by either Mr. Gorgas or our Company by providing the other party at least 30 days’ notice. If the Employment Agreement is terminated for Cause or Without Good Reason, each as defined in the Employment Agreement, Mr. Gorgas would be eligible to receive: (i) accrued but unpaid Base Salary; (ii) accrued but unused vacation; (iii) reimbursement for any unreimbursed business expenses; and (iv) any employee benefit he may have been entitled to prior to termination of the Employment Agreement (collectively, the “Accrued Amounts”). If the Employment Agreement is terminated Without Cause or for Good Reason, Mr. Gorgas shall be eligible to receive the Accrued Amounts and, subject to his execution of a release of claims in favor of our Company, he will also be eligible to receive additional compensation as set forth in Section 5.3 of the Employment Agreement.

On March 15, 2019, the compensation committee of the Board increased Mr. Gorgas’ salary by $10,000 per month, effective immediately.

Director Compensation

We did not pay cash or any other compensation to our directors during the years ended August 31, 2017 and 2018. Other than as set out below, we do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our Board.

Each of R. Martin Emanuele, Georgia Erbez, Douglas Blayney and Steven Kelly was granted a restricted stock award (the “RSA”) for 12,500 shares of our common stock, vesting annually over a four year period, in each case subject to such director’s continued service to our Company. Each RSA is subject to the terms and conditions of its respective RSA agreement.

Connie Matsui was granted an RSA for 15,000 shares of our common stock, vesting annually over a four year period, subject to Ms. Matsui’s continued service to our Company. The RSA is subject to the terms and conditions of Ms. Matsui’s RSA agreement.

Non-Employee Director Compensation Policy

We intend to compensate our Board members at a rate of $15,000-$20,000 per year beginning in their second year of service and at a rate of $20,000-$30,000 each year thereafter, subject to Board approval. We have agreed to reimburse Board members for any reasonable expenses incurred by them in connection with any travel requested by and on behalf of our Company.

 Employee Stock Plan

2018 Equity Incentive Plan

Our Board has adopted a 2018 Equity Incentive Plan (the “2018 Plan”), and our stockholders have approved it. Our 2018 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, and stock appreciation rights to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants.

Authorized Shares.  A total of 375,000 shares of our common stock have been reserved for issuance pursuant to the 2018 Plan, of which options to purchase 50,000 shares of common stock are issued and outstanding.

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Plan Administration.  Our board of directors or one or more committees appointed by our board of directors will administer the 2018 Plan. We anticipate that our compensation committee of our board of directors will administer our 2018 Plan following the completion of this offering. In addition, if we determine it is desirable to qualify transactions under the 2018 Plan as exempt under Rule 16b-3 of the Exchange Act, or Rule 16b-3, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of our 2018 Plan, the administrator has the power to administer the plan, including but not limited to, the power to determine the fair market value of our common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2018 Plan, determine the terms and conditions of awards (including, but not limited to, the exercise price, the time or times at which awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of our 2018 Plan and awards granted under it, prescribe, amend and rescind rules relating to our 2018 Plan, including creating sub-plans, modify or amend each award, including but not limited to the discretionary authority to extend the post-termination exercisability period of awards (except no option or stock appreciation right will be extended past its original maximum term) and allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award). The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type, which may have a higher or lower exercise price and/or different terms, awards of a different type and/or cash or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants.

Stock Options. We may grant stock options under the 2018 Plan. The exercise price of options granted under our 2018 Plan will at least be equal to 100% of the fair market value of our common stock on the date of grant. The term of an option may not exceed 10 years. With respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option, to the extent vested as of the termination date, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 6 months. In all other cases, in the absence of a specified time in an award agreement, the option will generally remain exercisable for 30 days following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Subject to the provisions of our 2018 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights. We may grant stock appreciation rights under our 2018 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for 6 months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for 30 days following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of our 2018 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

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Restricted Stock. We may grant restricted stock under our 2018 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of our 2018 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever vesting conditions it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us), except the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units.  We may grant restricted stock units under our 2018 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of our 2018 Plan, the administrator determines the terms and conditions of restricted stock units, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned restricted stock units in the form of cash, in shares or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

Non-Transferability of Awards.    Unless the administrator provides otherwise, our 2018 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments.    In the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of our shares or other securities, or other change in our corporate structure affecting our shares, to prevent diminution or enlargement of the benefits or potential benefits available under our 2018 Plan, the administrator will adjust the number and class of shares that may be delivered under our 2018 Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits set forth in our 2018 Plan.

Dissolution or Liquidation.    In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and, to the extent not exercised, all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or Change in Control.    Our 2018 Plan provides that in the event of a merger or change in control, as defined under our 2018 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator is not required to treat all awards, all awards held by a participant or all awards of the same type similarly.

If a successor corporation does not assume or substitute for any outstanding award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.

Clawback.    Awards will be subject to any clawback policy of ours, and the administrator also may specify in an award agreement that the participant’s rights, payments, and/or benefits with respect to an award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events. Our board of directors may require a participant to forfeit, return, or reimburse us all or a portion of the award and/or shares issued under the award, any amounts paid under the award, and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

Amendment; Termination.    The administrator has the authority to amend, alter, suspend or terminate our 2018 Plan, provided such action does not materially impair the rights of any participant. Our 2018 Plan automatically will terminate in 2028, unless we terminate it sooner.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above in the sections titled “Management” and “Executive Compensation” the following is a description of each transaction since August 31, 2016, and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals or entities, had or will have a direct or indirect material interest.

During the fiscal year ended August 31, 2017, the Company received $150,000 each from two related parties in exchange for shares issued under the Series A Subscription Agreements. The amount of $150,000 received for each such transaction was paid in consideration for the issuance of 46,875 Series A Units, with a purchase price of $ 3.20 per Series A Unit. Each Series A Unit consists of one share of common stock and one warrant with an exercise price of $ 8.00 per share, and a five (5) year expiration date.

The Company has an employment contract with a key employee, Mr. Gregory D. Gorgas, who is an officer of the Company. Effective January 26, 2018, the annual base salary is $125,000. As of February 28, 2018, $12,340 was paid in salary and $25,934 was paid reimbursement for payments made by him for his health benefits, retroactive to the beginning of his employment. The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

On January 26, 2018, the Company received $65,000 from two related parties from shares issued under the Series B Subscription Agreements. The amounts of $65,000 with related parties is for the issuance of 12,500 shares of common stock, purchase price of $ 5.20 and 12,500 warrants with an exercise price of $ 12.00 per share, and a five (5) year expiration date.

Certain Family Relationships

There are no family relationships among any of our directors or executive officers.

Policies and Procedures for Transactions with Related Persons

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve or disapprove in advance any related party transaction.

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Sales of Securities

The following table sets forth a summary of the sale and issuance of our securities to related persons since August 31, 2017, in which the amount involved exceeded $120,000, other than in connection with compensation arrangements which are described elsewhere in this prospectus under the section captioned “Executive and Director Compensation.” For a description of beneficial ownership of our securities, see the section of this prospectus captioned “Security Ownership of Certain Beneficial Owners and Management.”

Purchaser Name	Shares of Common Stock
Gregory D. Gorgas	15,625 (1)
David Moss	31,250 (2)
Gregory D. Gorgas	2,884 (3)
David Moss	9,615 (4)
Blackrock Ventures, Ltd.	25,000 (5)

______________

(1) Consists of 15,625 shares of Company common stock issued to Gregory D. Gorgas at a price of $ 3.20 per share.

(2) Consists of 31,250 shares of Company common stock issued to David Moss at a price of $ 3.20 per share.

(3) Consists of 2,884 shares of Company common stock issued to Gregory D. Gorgas at a price of $ 5.20 per share.

(4) Consists of 9,615 shares of Company common stock issued to David Moss at a price of $ 5.20 per share.

(5) Consists of 25,000 shares of Company common stock issued to Blackrock Ventures, Ltd., an entity owned by Peter O’Brien for prior services to the Company.

Control by Officers and Directors

Our officers and directors and their affiliates beneficially own, in the aggregate, approximately 16 % of our outstanding common stock as of June 20 , 2019. As a result, in certain circumstances, these stockholders acting together may be able to determine matters requiring approval of our stockholders, including the election of our directors, or they may delay, defer or prevent a change in control of us. See the section of this prospectus captioned “Security Ownership of Certain Beneficial Owners and Management” below.

Indemnification of Officers and Directors

We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated articles of incorporation and bylaws. The indemnification agreements and our amended restated articles of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Nevada law.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 20 , 2019, as adjusted to reflect the sale of common stock offered by us in this offering, for:

•	each person, or group of affiliated persons, who we know to beneficially own more than five percent (5%) of our common stock;

•	each of our named executive officers;

•	each of our directors and director nominees; and

•	all of our executive officers and directors as a group.

The percentage of beneficial ownership information shown in the table prior to this offering is based on 2,112,503 shares of common stock outstanding as of June 20 , 2019, and assumes no participation in this offering by the parties below. The percentage of beneficial ownership shown in the table after this offering is based upon  3, 413,316  shares of common stock outstanding after the close of this offering, assuming the sale of  1, 300,813 shares of common stock by us in the offering and no exercise of the underwriters of their option to purchase up to an additional  390,242 shares of our common stock in this offering.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than five percent (5%) of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within sixty (60) days of June 20 , 2019, and restricted stock awards that are scheduled to vest within sixty (60) days of June 20 , 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options and restricted stock units for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

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Except as otherwise noted below, the address of each of the individuals and entities named in the table below is c/o Artelo Biosciences, Inc., 888 Prospect Street, Suite 210, La Jolla, California 92037. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name and Address of Beneficial Owner	Shares	Beneficial Ownership Prior to the Offering (%)	Beneficial Ownership After the Offering (%)

Directors and Named Executive Officers

Gregory D. Gorgas(1)	257,018 Common / Direct	12.17%

Connie Matsui(2)	15,000 Common / Direct	*

Steven Kelly(3)	12,500 Common / Direct	*

Douglas Blayney(4)	12,500 Common / Direct	*

R. Martin Emanuele(5)	25,000 Common/Direct	1.18%

Georgia Erbez(6)	12,500 Common / Direct	*

All Current Directors and Executive Officers as a Group	334,518 Common	15.83%

5% Stockholders

David Moss (7) 1618 Caminito Solidago La Jolla CA 92037	264,059 Common / Direct	12.50%

Prodigious Wealth Limited(8) 749 Nathan Road Flat B, 7F European Asian Bank Building, Hong Kong	125,000 Common / Direct	5.92%

Alinga Capital Fund L.P.(9) 7460 Girard Ave, Suite 3 La Jolla CA 92037	142,03 7 Common / Direct	6.72%

Paul Quilkey(10)	142,03 7 Common/ Direct	6.72%

Peter O’Brien(11)	362,500 Common / Direct	17.16%

____________

*	Less than 1%
(1)	Consists of 238,509 shares held by Gregory Gorgas and warrants to purchase 18,509 shares of common stock that are exercisable within 60 days of June 20 , 2019.
(2)	Consists of 15,000 shares held by Connie Matsui.
(3)	Consists of 12,500 shares held by Steven Kelly.
(4)	Consists of 12,500 shares held by Douglas Blayney.
(5)	Consists of 12,500 shares held by R. Marty Emanuele and options to purchase 12,500 shares of common stock that are exercisable within 60 days of June 20 , 2019 .
(6)	Consists of 12,500 shares held by Georgia Erbez.
(7)	Consists of 223,194 shares held by David Moss and warrants to purchase 40,865 shares of common stock that are exercisable within 60 days of June 20, 2019.
(8)	Consists of 62,500 shares held by Prodigious Wealth Limited and warrants to purchase 62,500 shares of common stock that are exercisable within 60 days of June 20 , 2019.
(9)

Consists of 4 7,662 shares held by Alinga Capital Fund I, L.P. and 42,187 shares held by Paul Quilkey, a principal of Alinga Capital Fund, L.P., and warrants to purchase 28,750 shares of common stock that are exercisable within 60 days of June 20 , 2019 held by Alinga Capital Fund I, L.P. and warrants to purchase 23,437 shares of common stock held by Paul Quilkey that are exercisable within 60 days of June 20 , 2019

(10)

Consists of 47,662 shares held by Alinga Capital Fund I, L.P. and 42,187 shares held by Paul Quilkey, a principal of Alinga Capital Fund, L.P., and warrants to purchase 28,750 shares of common stock that are exercisable within 60 days of June 20 , 2019 held by Alinga Capital Fund I, L.P. and warrants to purchase 23,437 shares of common stock held by Paul Quilkey that are exercisable within 60 days of June 20 , 2019.

(11)	Consists of 337,500 shares held by Peter O’Brien and 25,000 shares held by Blackrock Ventures, Ltd., an entity owned by Peter O’Brien.

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UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC as the sole representative of the underwriters (“Maxim” or “Representative”), with respect to the Units being offered. Maxim is the sole book running manager for the offering. Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Units listed next to its name in the following table:

Underwriters	Number of Units
Maxim Group LLC.	780,488
Joseph Gunnar & Co., LLC	520,325
Total	1,300,813

The underwriters are committed to purchase all the Units if they purchase any Units. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock and/or warrants covered by the underwriters’ over-allotment option described below. The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than forty-five (45) days after the date of the underwriting agreement, to purchase up to 195,121 shares of common stock and/or 195,121 warrants which may be purchased in any combination of common stock and/or warrants at $ 6.14 per share of common stock and/or $0.01 per warrant, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock and/or warrants.

Underwriters Warrants

We have agreed to grant Maxim (and/or its designees) warrants to purchase a number of shares equal to eight percent (8%) of the total number of shares of common stock sold in this offering at an exercise price equal to one hundred ten percent (110%) of the price per Unit sold in this offering. The warrants (the “Underwriter’s Warrants”) will contain a cashless exercise feature. The Underwriter’s Warrants are exercisable for shares of common stock on a cash or cashless basis at an exercise price of $ 6.765  per share (or one hundred ten percent (110%) of the price of each Unit sold in the offering). The Underwriter’s Warrants will be non-exercisable for one hundred eighty (180) days after the effective date (the “Effective Date”) of the registration statement of which this prospectus forms a part of this offering, and will expire three (3) years after such Effective Date. The Underwriter’s Warrants will contain provisions for demand registration of the shares underlying the Underwriter’s Warrants at the holder’s expense and unlimited piggyback registration rights for a period of three (3) years after the Effective Date at our expense.  The number of Underwriter’s Warrants outstanding, and the exercise price of those securities, will be adjusted proportionately, as permitted by FINRA Rule 5110(f)(2)(G). Such Underwriter’s Warrants will be subject to FINRA Rule 5110(g)(1) in that, except as otherwise permitted by FINRA Rule 5110(g)(2), for a period of 180 days following the Effective Date, the Underwriter’s Warrants shall not be (A) sold, transferred, assigned, pledged, or hypothecated, or (B) the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person.

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Discounts and Commissions

We have agreed to (i) pay the underwriters a cash fee equal to eight percent (8%) of the aggregate gross proceeds raised in this offering; and (ii) grant underwriters the Underwriter’s Warrants to purchase shares of our common stock equal to an aggregate of eight percent (8%) of the shares of common stock sold in the offering (or 119,674 shares, assuming the over-allotment option is fully exercised) as described above.

Maxim has advised us that the underwriters propose to offer the Units directly to the public at the public offering price set forth on the cover of this prospectus. In addition, Maxim may offer some of the Units to other securities dealers at such price less a concession of up to $0.246 per Unit . After the offering to the public, the offering price and other selling terms may be changed by the representative without changing the Company’s proceeds from the underwriters’ purchase of the Units.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares and/or warrants. The underwriting commissions are equal to the public offering price per Unit less the amount per Unit the underwriters pay us for the Units.

	Per Unit	Total Without Over- Allotment	Total With Full Over- Allotment

Public offering price	$6.15	$8,000,000	$9,200,000
Underwriting discounts and commissions(1)	$0.492	$640,000	$736,000
Proceeds, before expenses, to us	$5.658	$7,360,000	$8,464,000

____

(1)  The fees shown do not include the warrant to purchase shares of common stock issuable to the underwriters at closing.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $700,000, all of which are payable by us. This figure includes expense reimbursements we have agreed to pay Maxim for reimbursement of its accountable expenses related to the offering up to a maximum aggregate expense allowance of $115,000.

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Determination of Offering Price

Prior to this offering, there was a limited public market for our common stock and no public market for our warrants. The public offering price of a Unit was determined through negotiations between us and the underwriters. In addition to prevailing conditions in the equity securities markets, including market valuations of publicly-traded companies considered comparable to our company, the factors considered in determining the public offering price include d :

•	our results of operations;
•	our current financial condition;
•	our future prospects;
•	our management;
•	the economic conditions in and future prospects for the industry in which we compete; and
•	other factors we and the representatives deem ed relevant.

We cannot assure you that an active or orderly trading market will develop for our common stock and/or warrants or that our common stock and/or warrants, on a combined basis, will trade in the public markets subsequent to this offering at or above the public offering price of a Unit.

Lock-up Agreements

C ertain of our officers, directors, affiliates and certain existing stockholders of at least one percent (1.0%) of our outstanding shares have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of one hundred eighty (180) days after this offering is completed without the prior written consent of Maxim.

Maxim may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, Maxim will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

We have granted Maxim a right of first refusal, for a period of twelve (12) months from the commencement of sales of this offering, at Maxim’s sole and exclusive discretion, to act as (i) sole and exclusive investment banker, book-runner, financial advisor, underwriter and/or placement agent, for each and every future public and private equity and debt offering, including all equity linked financings and/or (ii) our exclusive advisor with respect to any merger, acquisition, sale of stock or assets (in which we may be the acquired or acquiring entity), joint venture, strategic alliance or other similar transactions (each, a “Subject Transaction”), during such twelve (12) month period, of us, or any subsidiary of our company, on terms and conditions customary to the Maxim for such Subject Transactions. The right of first referral does not apply to any financing or transactions consummated without the retention of a Financial Industry Regulatory Authority (“FINRA”) registered broker dealer or other party to which the Company pays a finder’s fee.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and warrant agent is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725.  The transfer agent’s telephone number is 813-344-4490.

Indemnification

We have agreed to indemnify Maxim against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make with respect to any of these liabilities.

Nasdaq Capital Market

O ur common stock and our public warrants are list ed on the Nasdaq Capital Market under the symbols “ARTL” and “ARTLW,” respectively.

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Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares and warrants than are set forth on the cover page of this prospectus. This creates a short position in our common stock or warrants for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock or warrants over-allotted by the underwriters is not greater than the number of shares of common stock or warrants that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock or warrants involved is greater than the number of shares common stock or warrants in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or warrants or reduce any short position by bidding for, and purchasing, common stock or warrants in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•

net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Certain Relationships

Certain of the underwriters and their affiliates may provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within twelve (12) months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Canada

No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offense. The offering is being made by a non-Canadian issuer using disclosure documents prepared in accordance with non-Canadian securities laws. Canadian purchasers should be aware that these requirements may differ significantly from those of requirements under applicable Canadian securities laws. In addition, prospective purchasers resident in a province or territory of Canada should be aware that the financial statements and other financial information contained and incorporated by reference herein have been prepared in accordance with GAAP and (where audited) have been subjected to U.S. auditing and U.S. auditor independence standards. GAAP and U.S. auditing standards differ in certain respects from Canadian generally accepted accounting principles, International Financial Reporting Standards (“IFRS”) and Canadian auditing standards, and thus the consolidated financial statements and other financial information contained or incorporated by reference herein may not be comparable to financial statements and financial information of Canadian companies.

Some or all of the directors and officers of the Company, and certain experts named herein, may be located outside of Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon the Company or those persons.  All or a substantial portion of the assets of the Company and those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Company or those persons in Canada or to enforce a judgment obtained in Canadian courts against the Company or those persons outside of Canada.

Nova Scotia Purchasers

Under Nova Scotia securities legislation, certain purchasers who purchase Units offered by this prospectus during the period of distribution will have a statutory right of action for damages against the Company and the directors of the Company as of the date of this prospectus, or while still the owner of the Units, for rescission against the Company if this prospectus, or a document incorporated by reference in or deemed incorporated into this prospectus, contains a misrepresentation without regard to whether the purchasers relied on the misrepresentation. The right of action for rescission or damages is exercisable not later than 120 days from the date on which payment is made for the Units or after the date on which the initial payment for the Units was made where payments subsequent to the initial payment are made pursuant to a contractual commitment assumed prior to, or concurrently with, the initial payment. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against the Company or the directors of the Company. In no case will the amount recoverable in any action exceed the price at which the Units were offered to the purchaser and if the purchaser is shown to have purchased the Units with knowledge of the misrepresentation, the Company and the directors of the Company will have no liability. In the case of an action for damages, the Company and the directors of the Company will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the Units as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to a Nova Scotia purchaser. The foregoing is a summary of the rights available to a Nova Scotia purchaser. Not all defenses upon which the Company or others may rely are described herein. Nova Scotia purchasers should refer to the complete text of the relevant statutory provisions.

Saskatchewan Purchasers

Under Saskatchewan securities legislation, certain purchasers who purchase Units offered by this prospectus during the period of distribution will have a statutory right of action for damages against the Company and every director of the Company as of the date of this prospectus, and every person or company who sells the Units on behalf of the Company under this prospectus, or while still the owner of the Units, for rescission against the Company if this prospectus contains a misrepresentation without regard to whether the purchasers relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of one year from the date the purchaser first had knowledge of the facts giving rise to the cause of action and six years from the date on which payment is made for the Units. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the Units. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against the Company or the others listed above. In no case will the amount recoverable in any action exceed the price at which the Units were offered to the purchaser and if the purchaser is shown to have purchased the Units with knowledge of the misrepresentation, the Company and the others listed above will have no liability. In the case of an action for damages, the Company and the others listed above will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the Units as a result of the misrepresentation relied upon. A purchaser who receives an amended prospectus has the right to withdraw from the agreement to purchase the Units by delivering a notice to the Company within two business days of receiving the amended prospectus. These rights are in addition to, and without derogation from, any other rights or remedies available at law to a Saskatchewan purchaser. The foregoing is a summary of the rights available to a Saskatchewan purchaser. Not all defenses upon which the Company or others may rely are described herein. Saskatchewan purchasers should refer to the complete text of the relevant statutory provisions.

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Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•

to any legal entity that has two (2) or more of (i) an average of at least two hundred fifty (250) employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•

to fewer than one hundred (100) natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

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This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any laws of Ireland or regulations and this document has not been filed with or approved by any regulatory or other competent authority in Ireland as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, as amended (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of an offer of securities to the public, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than one hundred and fifty (150) natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•

to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (and such securities may not be offered (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

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Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”).

This document is personal to the recipient only and not for general circulation in Switzerland.

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United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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DESCRIPTION OF SECURITIES

This section summarizes our authorized and outstanding securities and certain of the provisions of our amended and restated articles of incorporation and our bylaws.

General

The Company’s authorized capital stock consists of 25,000,000 shares of capital stock, par value $0.001 per share, of which 18,750,000 shares are common stock, par value $0.001 per share and  6,250,000 of preferred stock, par value $0.001 per share. As of June 20 , 2019, the Company ha d 2, 112,503 shares of common stock outstanding held by approximately one hundred eighty (180) stockholders of record, and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  Reference is made to the Company’s Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

The Company has authorized 6,250,000 shares of preferred stock. There is no preferred stock outstanding. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Registration Statement on Form S-8

As of June 20 , 2019, 50,000 shares of our common stock were issuable upon the exercise of options or restricted stock awards. Following the completion of this offering, we intend to file a registration statement on Form S-8 under the Securities Act to register shares of our common stock issued or reserved for issuance under our equity compensation plan. The registration statement on Form S-8 will become effective immediately upon filing, and shares covered by such registration statement will thereupon be eligible for sale in the public markets, subject to vesting restrictions, the lock-up agreements described above and Rule 144 limitations applicable to affiliates. See the section captioned “Executive compensation—Employee Stock Plan” for additional information.

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Registration Rights

In connection with our Series A Subscription Agreement entered into on July 31, 2017, we entered into a Registration Rights Agreement, pursuant to which we have agreed that within one hundred eighty (180) calendar days from the final closing of the July 2017 offering of common stock (the “Series A Offering”), the Company will file a registration statement with the SEC, or the Registration Statement, covering (a) the shares of common stock issued in the Series A Offering, (b) the shares of common stock issuable upon exercise of the Series A Stock Purchase Warrants, (c) any shares of common stock then issued or issuable as partial liquidated damage pursuant to the agreement and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar even with respect to the foregoing, collectively, the Series A Registrable Shares. If the Company is late in filing the Registration Statement, if the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission within fifteen (15) trading days after receipt of comments by or notice from the Commission that such amendment is required for such Registration Statement to be declared effective by the Effectiveness Date, or if the Registration Statement is not declared effective within one hundred twenty (120) days after the filing date of the Registration Statement, the Company will issue to each Holder an amount in shares of the Company’s common stock, as partial liquidated damages equal to two percent (2%) per month multiplied by the number of shares purchased by the Holder in the Offering (not including Warrant shares); provided, however, that in no event will the penalties exceed twelve percent (12%) of the aggregate shares purchased by the holder. The Company must keep the Registration Statement effective until (i) the Series A Registrable Shares have been sold in accordance with such effective Registration Statement, or (ii) the Series A Registrable Shares have been sold in accordance with Rule 144.

In connection with our Series B Subscription Agreement entered into on March 23, 2018, we entered into a Registration Rights Agreement, pursuant to which we have agreed that within one hundred eighty (180) calendar days from the final closing of the March 2018 offering of common stock (the “Series B Offering”), the Company will file a registration statement with the SEC, or the Registration Statement, covering (a) the shares of common stock issued in the Series B Offering, (b) the shares of common stock issuable upon exercise of the Series B Stock Purchase Warrants, (c) any shares of common stock then issued or issuable as partial liquidated damage pursuant to the agreement and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar even with respect to the foregoing, collectively, the Series B Registrable Shares. If the Company is late in filing the Registration Statement, if the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission within fifteen (15) trading days after receipt of comments by or notice from the Commission that such amendment is required for such Registration Statement to be declared effective by the Effectiveness Date, or if the Registration Statement is not declared effective within one hundred twenty (120) days after the filing date of the Registration Statement, the Company will issue to each Holder an amount in shares of the Company’s common stock, as partial liquidated damages equal to two percent (2%) per month multiplied by the number of shares purchased by the Holder in the Offering (not including Warrant shares); provided, however, that in no event will the penalties exceed twelve percent (12%) of the aggregate shares purchased by the holder. The Company must keep the Registration Statement effective until (i) the Series B Registrable Shares have been sold in accordance with such effective Registration Statement, or (ii) the Series B Registrable Shares have been sold in accordance with Rule 144.

In connection with our Series C Subscription Agreement entered into on September 12, 2018, we entered into a Registration Rights Agreement, pursuant to which we have agreed that within one hundred eighty (180) calendar days from the final closing of the September 2018 offering of common stock (the “Series C Offering”), the Company will file a registration statement with the SEC, or the Registration Statement, covering (a) the shares of common stock issued in the Series C Offering, (b) the shares of common stock issuable upon exercise of the Series C Stock Purchase Warrants, (c) any shares of common stock then issued or issuable as partial liquidated damage pursuant to the agreement and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar even with respect to the foregoing, collectively, the Series C Registrable Shares. If the Company is late in filing the Registration Statement, if the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission within fifteen (15) trading days after receipt of comments by or notice from the Commission that such amendment is required for such Registration Statement to be declared effective by the Effectiveness Date, or if the Registration Statement is not declared effective within one hundred twenty (120) days after the filing date of the Registration Statement, the Company will issue to each Holder an amount in shares of the Company’s common stock, as partial liquidated damages equal to two percent (2%) per month multiplied by the number of shares purchased by the Holder in the Offering (not including Warrant shares); provided, however, that in no event will the penalties exceed twelve (12%) of the aggregate shares purchased by the holder. The Company must keep the Registration Statement effective until (i) the Series C Registrable Shares have been sold in accordance with such effective Registration Statement, or (ii) the Series C Registrable Shares have been sold in accordance with Rule 144.

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In connection with our Series D Subscription Agreement entered into on January 30, 2019, we entered into a Registration Rights Agreement, pursuant to which we have agreed that within one hundred eighty (180) calendar days from the final closing of the January 30, 2019 offering of common stock (the “Series D Offering”), the Company will file a registration statement with the SEC, or the Registration Statement, covering (a) the shares of common stock issued in the Series D Offering, (b) the shares of common stock issuable upon exercise of the Series D Stock Purchase Warrants, (c) any shares of common stock then issued or issuable as partial liquidated damage pursuant to the agreement and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar even with respect to the foregoing, collectively, the Series D Registrable shares. If the Company is late in filing the Registration Statement, if the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission within fifteen (15) trading days after receipt of comments by or notice from the Commission that such amendment is required for such Registration Statement to be declared effective by the Effectiveness Date, or if the Registration Statement is not declared effective within one hundred twenty (120) days after the filing date of the Registration Statement, the Company will issue to each Holder an amount in shares of the Company’s common stock, as partial liquidated damages equal to two percent (2%) per month multiplied by the number of shares purchased by the Holder in the Offering (not including Warrant shares); provided, however, that in no event will the penalties exceed twelve percent (12%) of the aggregate Shares purchased by the holder. The Company must keep the Registration Statement effective until (i) the Series D Registrable Shares have been sold in accordance with such effective Registration Statement, or (ii) the Series D Registrable Shares have been sold in accordance with Rule 144.

In connection with our Series E Subscription Agreement entered into on April 25, 2019 and May 24, 2019, we entered into a Registration Rights Agreement, pursuant to which we have agreed that within one hundred eighty (180) calendar days from each of the closings on April 25, 2019 and May 24, 2019, respectively (the “Series E Offering”), the Company will file a registration statement with the SEC, or the Registration Statement, covering (a) the shares of common stock issued in the Series E Offering, (b) the shares of common stock issuable upon exercise of the Series E Stock Purchase Warrants, (c) any shares of common stock then issued or issuable as partial liquidated damage pursuant to the agreement and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar even with respect to the foregoing, collectively, the Series E Registrable shares. If the Company is late in filing the Registration Statement, if the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission within fifteen (15) trading days after receipt of comments by or notice from the Commission that such amendment is required for such Registration Statement to be declared effective by the Effectiveness Date, or if the Registration Statement is not declared effective within one hundred twenty (120) days after the filing date of the Registration Statement, the Company will issue to each Holder an amount in shares of the Company’s common stock, as partial liquidated damages equal to two percent (2%) per month multiplied by the number of shares purchased by the Holder in the Offering (not including Warrant shares); provided, however, that in no event will the penalties exceed twelve percent (12%) of the aggregate Shares purchased by the holder. The Company must keep the Registration Statement effective until (i) the Series E Registrable Shares have been sold in accordance with such effective Registration Statement, or (ii) the Series E Registrable Shares have been sold in accordance with Rule 144.

We will pay all expenses in connection with any registration obligation provided in the Registration Rights Agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants. Each investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.

All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit to the registration statement of which this prospectus forms a part.

Dividends

We have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Public Warrants

The warrants issued in this offering entitle the registered holder to purchase 1,300,813 shares of our common stock at a price equal to $ 6.4575 per share, based on the assumed public offering price of $ 6.15  per Unit, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five (5) years from the issuance date of the warrant . Such warrant s are listed on the Nasdaq Capital Market under the symbol “ARTLW.”

The warrants will be issued pursuant to a Warrant Agen cy Agreement between us and the Warrant Agent. Certain provisions of the warrants are set forth herein but are only a summary and are qualified in their entirety by the relevant provisions of such Warrant Agen cy Agreement.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at prices below its exercise price.

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The warrants may be exercised on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by wire transfer or cashier’s check drawn on a United States bank payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Warrants

As of the date of this prospectus, the Series A Common Stock Warrants entitle their holders to purchase 244,037 shares of common stock, with a term of five (5) years and an exercise price of $ 8.00 per share. The Series A Common Stock Warrants contain “certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.”

As of the date of this prospectus, the Series B Common Stock Warrants entitle their holders to purchase 163,611 shares of common stock, with a term of five (5) years and an exercise price of $ 12.00 per share. The Series B Common Stock Warrants contain “certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.”

As of the date of this prospectus, the Series C Common Stock Warrants entitle their holders to purchase 87,637 shares of common stock, with a term of five (5) years and an exercise price of $ 14.00 per share. The Series C Common Stock Warrants contain “certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.”

As of the date of this prospectus, the Series D Common Stock Warrants entitle their holders to purchase 209,649 shares of common stock, with a term of five (5) years and an exercise price of $ 14.00 per share. The Series D Common Stock Warrants contain “certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.”

As of the date of this prospectus, the Series E Common Stock Warrants entitle their holders to purchase  27,481 shares of common stock, with a term of three (3) years and an exercise price of $ 16.00 per share. The Series E Common Stock Warrants contain “certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.”

Securities Authorized for Issuance under Equity Compensation Plans

As of the date of this prospectus, we had outstanding options to purchase an aggregate of 50,000 shares of our common stock pursuant to our 2018 Plan, at a weighted-average exercise price of $ 10.80 per share, and 325,000 shares of our common stock remain available for future grant or issuance under the 2018 Plan.

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Anti-Takeover Effects of Nevada Law and our Articles of Incorporation and Bylaws.

Nevada law, our Articles of Incorporation, and our Bylaws contain certain provisions that have the effect of delaying, deferring or discouraging another party from acquiring control of us.  These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our Board, without action by the stockholders, to issue up to 6,250,000 shares of preferred stock, which was previously authorized , could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by our president, by all of the directors provided that there are no more than three directors, or if more than three, by any three directors, or by the holder of a majority share of our capital stock.

Stockholder Action by Written Consent. Our Bylaws allow for any action that may be taken at any annual or special meeting of the stockholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholders Not Entitled to Cumulative Voting. Our Bylaws do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

 Nevada Business Combination Statutes. Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (the “NRS”), provide that unless certain requirements are met, interested stockholders of a corporation with two hundred (200) or more stockholders of record cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder.  NRS 78.411 to 78.444, inclusive, also restricts specified business combinations after the expiration of the two year period. The law defines “interested stockholder” to include persons, through any of its affiliates or associates, who own 10% or more of the outstanding voting stock, as well as any of the corporation’s associates or affiliates who at any time within the last two years owned ten percent (10%) or more of the outstanding voting stock.  Further,  the law defines the term “combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders.

We are subject to the restrictions of NRS 78.411 to 78.444, inclusive.  These provisions have an anti-takeover effect for transactions not approved in advance by our board of directors, which discourages takeover attempts that might result in a premium over the market price for the shares of our common stock.

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In general, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within two years, did own) 10% or more of the voting power of the outstanding voting shares of a corporation. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business in Nevada directly or through an affiliated corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third or more but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Amendment of Charter and Bylaw Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our Articles of Incorporation, and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock and warrants purchased in this offering. This discussion is for general information only, is not tax advice and does not purport to be a complete analysis of all the potential tax considerations. This discussion is based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all in effect as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and will not seek, any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary does not address the tax considerations arising under the laws of any U.S. state, local or any non-U.S. jurisdiction, or under U.S. federal non-income tax laws, or the potential application of the Medicare contribution tax on net investment income. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations or governmental organizations;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

•	persons that own, or are deemed to own, more than five percent of our common stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons whose functional currency is not the U.S. dollar;

•	persons who hold our common stock or warrants as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock or warrants being taken into account in an applicable financial statement within the meaning of 451(b) of the Code;

•	persons who hold or receive our common stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

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•	persons who hold or receive our common stock or warrants pursuant to conversion rights under convertible instruments;

•	persons who do not hold our common stock or warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

•	persons deemed to sell our common stock or warrants under the constructive sale provisions of the Code.

For the purposes of this discussion, a “U.S. holder” means a beneficial owner of our common stock or warrants that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock or warrants that is not a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock or warrants, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock or warrants, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock or warrants arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty. In addition, significant changes in U.S. federal income tax laws were recently enacted. You should consult with your tax advisor with respect to such changes in U.S. tax law as well as potentially conforming changes in state tax laws.

Investment Unit

For U.S. federal income tax purposes, the shares of common stock and warrants acquired in this offering will be treated as an “investment unit” consisting of one share of common stock and one-half of a warrant to acquire one share of our common stock. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock and the warrant included in each unit. The separation of the common stock and warrant components of each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

U.S. Holders

Exercise and Expiration of Warrants

In general, a U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant. The U.S. holder will take a tax basis in the shares acquired on the exercise of a warrant equal to the exercise price of the warrant, increased by the U.S. holder’s adjusted tax basis in the warrant exercised (as determined pursuant to the rules discussed above). The U.S. holder’s holding period in the shares of our common stock acquired on exercise of the warrant will begin on the date of exercise of the warrant, and will not include any period for which the U.S. holder held the warrant.

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In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The lapse or expiration of a warrant will be treated as if the U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the U.S. holder’s tax basis in the warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock issued on the exercise of the warrants or an adjustment to the exercise price of the warrants may be treated as a constructive distribution to a U.S. holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our  “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property to the holders of warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our common stock after the issuance of the warrants, then we may make a corresponding distribution to the holders of the warrants. The taxation of a distribution received with respect to a warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the U.S. federal income tax considerations related to distributions, see the discussion below regarding “—Distributions.” U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants and any distributions with respect to the warrants.

Distributions

As described in the section captioned “Dividend Policy,” we have never paid cash distributions on our common stock and do not anticipate doing so in the foreseeable future.  In the event that we do make distributions on our common stock to a U.S. holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled “– Disposition of Our Common Stock or Warrants.” Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to a beneficial owner of our common stock who is an individual U.S. holder and meets certain holding period requirements.

Distributions constituting dividends for U.S. federal income tax purposes that are made to U.S. holders that are corporate shareholders may qualify for the dividends received deduction, or DRD, which is generally available to corporate shareholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

Disposition of Our Common Stock or Warrants

Upon a sale or other taxable disposition of our common stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock or warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period for the common stock or warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a disposition of our common stock or warrants should consult their own tax advisors regarding the tax treatment of such losses.

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Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock and warrants and to the proceeds of a sale or other disposition of common stock and warrants paid by us to a U.S. holder unless such U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

Exercise and Expiration of Warrants

In general, a non-U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of warrants into shares of our common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear. A non-U.S. holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The expiration of a warrant will be treated as if the non-U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the non-U.S. holder’s tax basis in the warrant. However, a non-U.S. holder will not be able to utilize a loss recognized upon expiration of a warrant against the non-U.S. holder’s U.S. federal income tax liability unless the loss is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the non-U.S. holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on Warrants

As described under “—U.S. Holders –Certain Adjustments to and Distributions on Warrants,” an adjustment to the warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “—Distributions” below, and the tax treatment of distributions on the warrants is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the warrants.

Distributions

As described in the section captioned “Dividend Policy,” we have never paid cash distributions on our common stock and do not anticipate doing so in the foreseeable future. However, if we do pay cash distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of common stock (see “Disposition of Our Common Stock or Warrants” below).

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Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any distribution (including constructive distributions) that is treated as a dividend paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder generally must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying the non-U.S. holder’s entitlement to benefits under that treaty.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a non-U.S. holder that are effectively connected with the holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the holder in the United States) if a properly executed IRS Form W-8ECI stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent).Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, a corporate non-U.S. holder receiving effectively connected dividends may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

If a non-U.S. holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

Disposition of Our Common Stock or Warrants

In general, subject to the discussion below under “Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other disposition of our common stock or warrants unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•	our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or their holding period for, our common stock.

We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, your common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

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A non-U.S. holder described in the first bullet above will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates and in the manner applicable to U.S. persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year (provided such holder has timely filed U.S. federal income tax returns with respect to such losses). You should consult any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of distributions (including constructive distributions) on our common stock or warrants paid to each non-U.S. holder, their name and address, and the amount of tax withheld, if any. A similar report will be sent to the applicable non-U.S. holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends (including constructive dividends) or of proceeds on the disposition of our common stock or warrants made to a non-U.S. holder may be subject to information reporting and backup withholding at a current rate of 24% unless the non-U.S. holder establishes an exemption, for example, by properly certifying their non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock or warrants effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the holder provides a properly executed and appropriate IRS Form W-8 or otherwise meets documentary evidence requirements for establishing non- U.S. holder status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, you may be able to obtain a refund or credit from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, collectively FATCA, generally impose withholding tax at a rate of 30% on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our common stock or warrants if paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends (including constructive dividends) on and gross proceeds from the sale or other disposition of our common stock or warrants if paid to a ”non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends (including constructive dividends) on our common stock and warrants. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our common stock or warrants, which may be relied upon by taxpayers until final regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. You should consult your tax advisors regarding the possible implications of FACTA on your investment in our common stock and warrants.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock and warrants, including the consequences of any proposed change in applicable laws.

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LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., San Diego, California , and Fennemore Craig, P.C., Reno, Nevada .

EXPERTS

The consolidated financial statements of Artelo Biosciences, Inc. as of August 31, 2018 and 2017 and for each of the two years in the period ended August 31, 2018 included in this prospectus have been so included in reliance on the report (which includes an explanatory paragraph relating to Artelo’s ability to continue as a going concern as described in Note 3 to the financial statements) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock and public warrants offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock and public warrants, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.ramed.com. Upon completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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ARTELO BIOSCIENCES, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Audited Annual Financial Statements

Unaudited Interim Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors

Artelo Biosciences, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Artelo Biosciences, Inc. and its subsidiaries (collectively, the “Company”) as of August 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2015

Houston, Texas

November 29, 2018

F-2

ARTELO BIOSCIENCES, INC.

Consolidated Balance Sheets

	August 31,	August 31,
	2018	2017

ASSETS
Current Assets
Cash and cash equivalents	$337,424	$572,775
Prepaid expenses and deposits	36,884	1,500
Other receivable	22,127	-
Total Current Assets	396,435	574,275
Equipment, net of accumulated depreciation of $282 and $nil, respectively	563	-
TOTAL ASSETS	396,998	574,275

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$529,272	$28,576
Due to related party	2,700	862
Total Current Liabilities	531,972	29,438

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, par value $0.001, 50,000,000 shares authorized, 0 and 0 shares issued and outstanding as of August 31, 2018 and 2017, respectively	-	-
Common Stock, par value $0.001, 150,000,000 shares authorized, 14,002,293 and 11,327,302 shares issued and outstanding as of August 31, 2018 and 2017, respectively	14,002	11,327
Additional paid-in capital	2,501,884	827,942
Accumulated deficit	(2,638,580)	(295,089)
Accumulated other comprehensive gain (loss)	(12,280)	657
Total Stockholders’ Equity (Deficit)	(134,974)	544,837

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$396,998	$574,275

The accompanying notes are an integral part of these financial statements.

F-3

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Operations

	Year ended
	August 31,
	2018	2017

OPERATING EXPENSES
General and administrative	$508,278	$110,865
Professional fees	585,069	121,924
Research and development	1,249,854	-
Depreciation	290	-
Total Operating Expenses	2,343,491	232,789

Loss from Operations	(2,343,491)	(232,789)

OTHER OPERATING EXPENSE
Interest expense	-	(2,100)
Total other expense	-	(2,100)

Provision for income taxes	-	-

NET LOSS	(2,343,491)	$(234,889)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(12,937)	657
Total Other Comprehensive Income Loss	(12,937)	657

TOTAL COMPREHENSIVE LOSS	$(2,356,428)	$(234,232)

Basic and Diluted Loss per Common Share	$(0.23)	$(0.03)

Basic and Diluted Weighted Average Common Shares Outstanding	10,220,218	8,732,406

The accompanying notes are an integral part of these financial statements.

F-4

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Stockholders’ Equity (Deficit)

			Additional	Accumulated
			paid-in	Other
	Common stock		capital	Comprehensive	Accumulated
	Shares	Amount	(deficiency)	Income	Deficit	Total

Balance, August 31, 2016	7,640,000	$7,640	$38,760	$-	$(60,200)	$(13,800)
Loan forgiven by previous stockholder	-	-	16,856	-	-	16,856
Common shares issued for cash	2,160,000	2,160	-	-	-	2,160
Common shares returned	(400,000)	(400)	-	-	-	(400)
Common shares subscribed and considered issued	1,927,302	1,927	768,994			770,921
Common shares issued for services	-	-	3,332			3,332
Net loss for the period	-	-	-	-	(234,889)	(234,889)
Other comprehensive gain	-	-	-	657	-	657
Balance, August 31, 2017	11,327,302	$11,327	$827,942	$657	$(295,089)	$544,837
Loan forgiven by previous stockholder	-	-	-	-	-	-
Common shares issued for cash	2,034,991	2,035	1,384,578	-	-	1,386,613
Stock option granted for services	-	-	107,169	-	-	107,169
Common shares issued for services - officers	520,000	520	56,315	-	-	56,835
Common shares issued for services	120,000	120	125,880	-	-	126,000
Net loss for the period	-	-	-	-	(2,343,491)	(2,343,491)
Other comprehensive gain	-	-	-	(12,937)	-	(12,937)
Balance, August 31, 2018	14,002,293	$14,002	$2,501,884	$(12,280)	$(2,638,580)	$(134,974)

The accompanying notes are an integral part of these financial statements.

F-5

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Cash Flows

	Year ended
	August 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,343,491)	$(234,889)
Amortization of debt discount	-	600
Stock based compensation	290,004	3,332
Depreciation	282	-
Changes in operating assets and liabilities:
Prepaid expenses	(35,384)	(1,500)
Other receivable	(22,127)	-
Accounts payable and accrued liabilities	500,696	15,636
Net cash used in operating activities	(1,610,020)	(216,821)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(845)	-
Net cash used in investing activities	(845)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares	1,386,613	772,681
Advance from related party	19,894	24,585
Repayment to related party	(18,056)	(11,317)
Proceeds from issuance of note payable	-	29,400
Repayment of note payable	-	(30,000)
Net cash provided by financing activities	1,388,451	785,349

Effects on changes in foreign exchange rate	(12,937)	657

Net decrease in cash and cash equivalents	(235,351)	568,528
Cash and cash equivalents - beginning of period	572,775	3,590
Cash and cash equivalents - end of period	$337,424	$572,118

Supplemental Cash Flow
Cash paid for interest	$-	$1,500
Cash paid for income taxes	$-	$-

Non-cash financing and investing activities:
Loan forgiven by previous stockholder	$-	$16,856

The accompanying notes are an integral part of these financial statements.

F-6

ARTELO BIOSCIENCES, INC.

Consolidated Notes to the Financial Statements

For the years ended August 31, 2018 and 2017

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

ARTELO BIOSCIENCES, INC. (the “Company”) is a Nevada corporation incorporated on May 2, 2011. It is based in San Diego County, California. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is August 31.

Effective on February 10, 2017, the Company changed its name from “KNIGHT KNOX DEVELOPMENT CORP.,” to “REACTIVE MEDICAL INC.” On April 14, 2017, the Company changed its name from “REACTIVE MEDICAL INC.” to “ARTELO BIOSCIENCES, INC”.

In May 2017, the Company registered wholly-owned subsidiaries in England and Wales, Trinity Reliant Ventures Limited, and Trinity Research & Development Limited. Operations in the subsidiary have been consolidated in the financial statements.

The Company intends to license, develop and commercialize novel cannabinoid therapeutic treatments. To date, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Basis of Consolidation

The financial statements have been prepared on a consolidated basis, with the Company’s wholly-owned subsidiaries, Trinity Reliant Ventures Limited, and Trinity Research & Development Limited.

Property, plant and equipment

Property and equipment are stated at cost. Depreciation is computed on the straight-line method. The depreciation and amortization methods are designed to amortize the cost of the assets over their estimated useful lives, in years, of the respective assets as follows:

Furniture and Fixtures	3 Years

Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

The long-lived assets of the Company are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment” (“ASC No. 360”), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the year ended August 31, 2018, no impairment losses have been identified.

F-7

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $337,424 and $572,775 in cash and cash equivalents as at August 31, 2018 and 2017, respectively.

Foreign Currency Transactions

Some of the Company’s planned operations are outside of the United States, which results in exposure to market risks from changes in foreign currency rates. The financial risk arise from the fluctuations in foreign exchange rates and the degrees of volatility in these rates. Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included as other comprehensive income.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-8

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Share-based Expenses

ASC 718 “Compensation - Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company has recently adopted the guidance included under ASU 2018-07, stock-based compensation issued to non-employees and consultants. Equity-Based Payments to non-employees are measured at grant-date fair value of the equity instruments that the Company is obligated to issue when the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. Equity-classified nonemployee share based payment awards are measured at the grant date

There were $290,004 and $3,332 share-based expenses for the year ending August 31, 2018 and 2017, respectively.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as at August 31, 2018 and 2017.

Net Loss per Share of Common Stock

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

F-9

For the years ended August 31, 2018 and 2017, potentially dilutive instruments are as follows:

	August 31, 2018	August 31, 2017
Warrants	3,962,293	1,927,302
Options	400,000	-
Total	4,362,293	1,927,302

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Prepaid Expenses and Deposits

Prepaid expenses and deposits consist of security deposits paid.

Commitments and Contingencies

The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent Accounting Pronouncements

In July 2017, the Financial Accounting Standards Board (“FASB”) issued a two-part Accounting Standards Update (“ASU”) No. 2017-11, I. Accounting for Certain Financial Instruments With Down Round Features and II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests With a Scope Exception (“ASU 2017-11”).ASU 2017-11 amends guidance in FASB ASC 260, Earnings Per Share, FASB ASC 480, Distinguishing Liabilities from Equity, and FASB ASC 815, Derivatives and Hedging. The amendments in Part I of ASU 2017-11 change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. The amendments in Part II of ASU 2017-11 re-characterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. ASU 2017-11 is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018 with early adoption permitted. We have early adopted this standard. Certain cash subscription agreements entered into by the Company contain embedded derivative features, which in accordance with the new guidance, do not give rise to an associated derivative liability.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, or ASU 2018-07. Under this ASU, the accounting for awards issued to nonemployees will be similar to the accounting for employee awards. This includes allowing for the measurement of awards at the grant date and recognition of awards with performance conditions when those conditions are probable, both of which are earlier than under current guidance for nonemployee awards. The Company has adopted this standard as of August 31, 2018.

F-10

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which supersedes nearly all existing revenue recognition guidance under accounting principles generally accepted in the United States of America. The core principle of this ASU is that revenue should be recognized for the amount of consideration expected to be received for promised goods or services transferred to customers. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments, and assets recognized for costs incurred to obtain or fulfill a contract. ASU 2014-09 was scheduled to be effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of Effective Date,” which deferred the effective date of ASU 2014-09 by one year and allowed entities to early adopt, but no earlier than the original effective date. ASU 2014-09 is now effective for public business entities for the annual reporting period beginning December 15, 2017. This update allows for either full retrospective or modified retrospective adoption. In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” which amends guidance previously issued on these matters in ASU 2014-09. The effective date and transition requirements of ASU 2016-10 are the same as those for ASU 2014-09. In May 2016, the FASB issued ASU 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow Scope Improvements and Practical Expedients,” which clarifies certain aspects of the guidance, including assessment of collectability, treatment of sales taxes and contract modifications, and providing certain technical corrections. The effective date and transition requirements of ASU 2016-12 are the same as those for ASU 2014-09. The Company adopted the new guidance, Accounting Standards Codification ASC - 606, Revenue from Contracts with Customers as of August 31, 2018.

The Company has considered all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any revenue to cover its operating cost, and requires additional capital to commence its operating plan. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During the year ended August 31, 2018, the Company has a net loss of $2,343,491. As at August 31, 2018, the Company had an accumulated deficit of $2,638,580 and has earned no revenues. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for future periods.

F-11

NOTE 4 - RELATED PARTY TRANSACTIONS

During the year ended August 31, 2017, the Company borrowed an additional $12,406 from former President of the Company who at the time was the Company’s controlling shareholder; the amount borrowed was non-interest bearing and due on-demand loan (the “Shareholder Loan”). On November 18, 2016, the Shareholder Loan was forgiven for the total loan amount of $16,856.

During the year ended August 31, 2018, the President of the Company incurred $1,340 of expenses on behalf of the Company. The amount owing to the related party as of August 31, 2018 and August 31, 2017 is $2,202 and $862, respectively. The amounts are non-interest bearing and have no terms of repayment.

During the year ended August 31, 2018 the former President, and current Senior Vice President, European Operations, who is a major stockholder paid rent expense on behalf of the Company, and paid for expenses on behalf of the company for a total of $18,554. The amount of $18,056 was repaid during the year ended August 31, 2018. The amount owing to the related party as of August 31, 2018 and August 31, 2017 is $498 and $0, respectively. The amounts are non-interest bearing, and have no terms of repayment.

On November 18, 2016, the former President of the Company transferred all of the 6,000,000 shares that he held to the Company’s current Senior Vice President, European Operations.

During the year ended August 31, 2017, the Company received $150,000 from two related parties from shares issuance under subscription agreement. The amounts have been recorded as stock common stock issued, and was settled with shares of the Company subsequent to year-end. The amounts of $150,000 with related parties is for the issuance of 375,000 common shares, purchase price of $0.40 and 375,000 warrants with an exercise price of $1.00 per share, and five years expiry date.

The Company has an employment contract with a key employee, Mr. Gregory Gorgas, who is an officer of the Company. As of August 31, 2018 no salary is owed. During the year ended August 31, 2018, $74,840 was paid as salary to Mr. Gorgas.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

On May 2, 2017, the Company appointed two additional Directors. Each Director was granted a restricted stock award (the “RSA”) for 120,000, and 100,000 shares, respectively, of the Company’s common stock, vesting annually over a four-year period, in each case subject to such director’s continued service to the Company.

On July 31, 2017, the Company appointed one additional Director. The Director was granted a restricted stock award (the “RSA”) for 100,000 shares of the Company’s common stock, vesting annually over a four-year period, in each case subject to the director’s continued service to the Company.

On September 20, 2017, the Company appointed two additional Directors. Each Director was granted a restricted stock award (the “RSA”) for 100,000 shares of the Company’s common stock, vesting annually over a four-year period, in each case subject to such director’s continued service to the Company.

On January 26, 2018, the Company received $65,000 from two related parties from shares issuance under subscription agreement. The amounts have been recorded as stock common stock issued, and was be settled with shares of the Company subsequent to quarter end. The amounts of $65,000 with related parties is for the issuance of 99,999 common shares, purchase price of $0.65 and 99,999 warrants with an exercise price of $1.50 per share, and five years expiry date. (See note 5).

During the year ended August 31, 2018, the company recorded $56,835 of stock compensation expense for all five members of the Company’s Board of Directors.

F-12

NOTE 5 - EQUITY

Authorized Stock

On January 19, 2017, a majority of stockholders of the Company and the board of directors approved a change of name of the Company from Knight Knox Development Corp. to Reactive Medical Inc. and an increase to the authorized capital from 75,000,000 shares of common stock, par value $0.001 to 150,000,000 shares of common stock, par value $0.001 and 50,000,000 shares of preferred stock, par value $0.001.

Preferred shares

The Company has authorized 50,000,000 shares of preferred stock with a par value of $0.001.

During the year ended August 31, 2018 and 2017, there were no issuance of preferred stock.

Common Shares

The Company has authorized 150,000,000 common stock with a par value of $0.001 per share. Each common stock entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

During the year ended August 31, 2017, the Company received $770,921 that has been recorded as stock issued in relation to a subscription agreement on June 30, 2017, for the issuance of 1,927,302 common stock. The shares of common stock were not issued as of August 31, 2017, however, the individuals that contributed cash to the Company had shareholder rights on the shares associated with the subscription agreement, and therefore the common stock was considered to be issued as of August 31, 2017.

Per the terms of the subscription agreement, following the closing date until the earlier of (i) the date that the registration is declared effective by the SEC, or (ii) the date the shares become freely tradable, if the Company issues any common stock or common stock equivalent entitling the holder to acquire common stock at a price below $0.40, the Company will be required to issue the subscribers that number of additional unites equal to the difference between the units issued at closing, and the number units the Company would have issued to the subscriber had the offering been completed at this discounted price.

During the year ended August 31, 2017, the Company issued 1,760,000 shares of common stock, par value $0.001 for proceeds of $1,760. The Company cancelled 400,000 shares of common stock and refunded $400.

The Company has issued 520,000 Restricted Shares Award (the “RSAs”) to five of the Company’s Directors, vesting annually over a four-year period, in each case subject to the director’s continued service to the Company. Refer to Note 4 for further discussion related to the RSAs.

During the year ended August 31, 2018, the Company issued as follows,

•	On January 2, 2018, the Company issued 120,000 shares of its common stock valued at $126,000 to NEOMED for services.

The Company received $10,000 that has been recorded as stock issued in relation to a subscription agreement on June 30, 2017, for the issuance of 25,000 shares of common stock.

•

During the year ended August 31, 2018, the Company received cash of $850,785 that has been recorded for the issuance of 1,308,893 shares of common stock at a price of $0.65 per Unit pursuant to a private placement offering conducted by the Company in relation to subscription agreements accepted on January 26, 2018 and March 15, 2018. Each Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series A Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.50 per share for a period of 5 years from the issue date.

F-13

•

During the year ended August 31, 2018, the Company received cash of $525,828 that has been recorded for the issuance of 701,098 shares of common stock at a price of $0.75 per Unit pursuant to a private placement offering conducted by the Company in relation to subscription agreements accepted up to August 31, 2018. Each Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series C Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.75 per share for a period of 5 years from the issue date.

Under the terms of the subscription agreements for our private placement offerings, following the closing date of such private offering until the earlier of (i) the date that the registration statement of the shares issued in such offering is declared effective by the SEC, or (ii) the date the shares otherwise become freely tradable, if we issue any common stock or common stock equivalent entitling the new investor to acquire common stock at a price below the purchase price for that particular prior subscription agreement, we will be required to issue the prior investor additional units, each consisting of one share of common stock and a warrant to purchase one share of common stock, equal to the difference between the units actually issued at such closing to the new investor, and the number of units we would have issued to the prior investor had the offering been completed at this new, lower price per share.  In accordance with ASC 815, these cash subscription agreements entered into by the Company contain derivative features which were determined to be immaterial.

Warrants

In relation to the common stock related to subscription agreements mentioned above, each individual investor received warrants with the purchase of the stock. For each share purchased, the investor will receive one Series A or Series B Common Stock Purchase Warrant to purchase one share of the Company’s common stock for a period of five years from the date of the share subscription with ranges of prices from $1.00 per share to $1.75 per share.

As of August 31, 2018, there are 3,962,293 Common Stock Purchase Warrants outstanding and exercisable, with a weighted average life remaining of 4.23 years, and weighted average exercise price of $1.30. The intrinsic value of the warrants as of August 31, 2018 is $585,691.

2018 Equity Incentive Plan

On August 17, 2018, the Board of Directors of the Company approved the Equity Incentive Plan (the “2018 Plan”). The 2018 Plan permits the Company to issue up to 3,000,000 shares of common stock upon exercise of options granted to selected employees, officers, directors, consultants and advisers. The options may be either “incentive stock options” (as such term is defined in the Internal Revenue Code of 1986) or nonstatutory stock options that are not intended to qualify as “incentive stock options”. Incentive stock options may be granted only to employees. The 2018 Plan is administered by the Board or, at the discretion of the Board, a Board committee. The administrator determines who will receive options and the terms of the options, including the exercise price, expiration date, vesting and the number of shares. The exercise price of each stock option may not be less than the fair market value of the Common Stock on the date of grant, although the exercise price of any incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the grant date. Options may be exercisable (“vest”) immediately or in increments based on time and/or performance criteria as determined by the administrator. The term of any option may not exceed 10 years (five years for any incentive stock option granted to a 10% stockholder), and unless otherwise determined by the administrator, each option must terminate no later than three months after the termination of the optionee’s employment (one year in the event of death or disability). Subject to a few minor exceptions, options may not be transferred other than by will or by the laws of descent and distribution. The 2018 Plan will expire on August 17, 2028.

F-14

On August 17, 2018, the Company granted options to directors and consultants to purchase an aggregate of 400,000 shares of our common stock at a price of $1.35 per share with a various vesting schedule. The options expire August 17, 2028, unless such director and consultants ceases his or her service as a director or consultant prior the exercise or expiration of the option.

The Company utilizes the Black-Scholes model to value the stock options. The Company utilized the following assumptions:

•	Expected term: 10 years
•	Expected volatility: 170%
•	Risk free interest rate: 2.87%
•	Expected dividend yield: 0%

Name	Number of Shares	Exercise Price	Vesting Commencement Date	Expiration Date	Vesting Schedule
Saoirse O’Sullivan	100,000	$1.35	August 17, 2018	August 17, 2028	(1)
R. Martin Emanuele, Ph.D.	100,000	$1.35	August 17, 2018	August 17, 2028	(1)
Andy Yates, Ph.D.	100,000	$1.35	August 17, 2018	August 17, 2028	(1)
Steven D. Reich, M.D.	100,000	$1.35	April 1, 2018	August 17, 2028	(2)
Total option grants:	400,000

_______________

(1)

Twenty-five percent (25%) of the Shares subject to the Option shall vest on the Vesting Commencement Date, and one forty-eighth (1/48th) of the Shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date.

(2)

The number of Shares that will vest upon the first day following the end of such Vesting Period (a “Vesting Date”) will equal (i) the lesser of (a) the number of hours that the Company’s Chief Executive Officer certifies Participant provided the Services during such Vesting Period or (b) 60, multiplied by (ii) a number of Shares equal to 350 divided by the exercise price per Share of the option. “Vesting Period” means each three-month period during the term of the consulting agreement, beginning on the Vesting Commencement Date.

As of August 31, 2018, there were 2,600,000 shares available for future grant under the 2018 Plan. During the year ended August 31, 2018, $107,169 was expensed, and as of August 31, 2018, $429,519 remains unamortized. The intrinsic value of the 400,000 options as of August 31, 2018 is $0, and the weighted average value of the remaining life of the options is 9.97.

NOTE 6 - PROVISION FOR INCOME TAXES

The Company has not made provision for income taxes for the year end August 31, 2018 and August 31, 2017, since the Company has the benefit of net operating losses in these periods.

F-15

Due to uncertainties surrounding the Company’s ability to generate future taxable income to realize deferred income tax assets arising as a result of net operating losses carried forward, the Company has not recorded any deferred income tax asset as at August 31, 2018. The Company has incurred a net operating loss of $2,288,376, the net operating losses carry forward will begin to expire in varying amounts from year 2034 subject to its eligibility as determined by respective tax regulating authorities. The Company’s net operating loss carry forwards may be subject to annual limitations, which could eliminate, reduce or defer the utilization of the losses because of an ownership change as defined in Section 382 of the Internal Revenue Code. The Company’s federal tax returns remain subject to examination by the IRS.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”), was signed into law. The Tax Act includes numerous changes to tax laws impacting business, the most significant being a permanent reduction in the federal corporate income tax rate from 34% to 21%. The rate reduction took effect on January 1, 2018. As the Company’s 2018 fiscal year ended on August 31, 2018, the Company’s federal blended corporate tax rate for fiscal year 2018 is 25.3%, based on the applicable tax rates before and after the Tax Act and the number of days in the fiscal year to which the two different rates applied.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 25.3% and 34% to the net loss before provision for income taxes for the following reasons:

	August 31,
	2018	2017
Income tax expense at statutory rate	$(519,532)	$(79,639)
Change in valuation allowance	519,532	79,639
Income tax expense per books	$-	$-

Net deferred tax assets consist of the following components as of:

	August 31,	August 31,
	2018	2017
NOL Carryover	$(578,959)	$(100,330)
Valuation allowance	578,959	100,330
Net deferred tax asset	$-	$-

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company has certain financial commitments in relation to Research and Development contracts. As of August 31, 2018:

•	The Company is obligated to make a $100,000 payment for research and development on October 1, 2018.
•	The Company is obligated to make three payments of $77,760 each on September 1, 2018, December 1, 2018, and March 1, 2019 for research and development.
•	The Company is obligated to make a two semi-annual payments totaling 154,000 GBP over during the next year.
•	The Company is invoiced monthly and quarterly in relation to several Research and Development contracts.
•	The Company may be obligated to make additional payments related to Research and Development contracts entered into, dependent on the progress and milestones achieved through the programs.

NOTE 8- SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were issued. Based on our evaluation no events have occurred that require recognition or disclosure.

F-16

ARTELO BIOSCIENCES, INC.

Consolidated Balance Sheets

(Unaudited)

	February 28,	August 31,
	2019	2018

ASSETS
Current Assets
Cash and cash equivalents	$457,328	$337,424
Prepaid expenses and deposits	17,589	36,884
Other receivables	8,951	22,127
Total Current Assets	483,868	396,435
Equipment, net of accumulated depreciation of $415 and $282, respectively	414	563
TOTAL ASSETS	484,282	396,998

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$586,002	$529,272
Due to related party	5,534	2,700
Derivative liability	584,920	-
Total Current Liabilities	1,176,456	531,972

STOCKHOLDERS' DEFICIT
Preferred Stock, par value $0.001, 50,000,000 shares authorized, 0 and 0 shares issued and outstanding as of February 28, 2019 and August 31, 2018, respectively	-	-
Common Stock, par value $0.001, 150,000,000 shares authorized, 15,679,489 and 14,002,293 shares issued and outstanding as of February 28, 2019 and August 31, 2018, respectively	15,679	14,002
Additional paid-in capital	2,923,417	2,501,884
Accumulated deficit	(3,620,272)	(2,638,580)
Accumulated other comprehensive loss	(10,998)	(12,280)
Total Stockholders' Deficit	(692,174)	(134,974)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$484,282	$396,998

The accompanying notes are an integral part of these unaudited financial statements.

F-17

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three months ended		Six months ended
	February 28,		February 28,
	2019	2018	2019	2018

OPERATING EXPENSES
General and administrative	$57,922	$30,924	$263,423	$167,488
Professional fees	209,946	119,999	377,239	227,344
Research and development	489,981	647,467	674,020	680,543
Depreciation	70	74	140	146
Total Operating Expenses	757,919	798,464	1,314,822	1,075,521

Loss from Operations	(757,919)	(798,464)	(1,314,822)	(1,075,521)

OTHER EXPENSE
Change in fair value of derivative liabilities	333,130	-	333,130	-
Total other expense	333,130	-	333,130	-

NET LOSS	$(424,789)	$(798,464)	(981,692)	$(1,075,521)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(3,606)	(1,254)	1,282	(2,279)
Total Other Comprehensive Income Loss	(3,606)	(1,254)	1,282	(2,279)

TOTAL COMPREHENSIVE LOSS	$(428,395)	$(799,718)	$(980,410)	$(1,077,800)

Basic Loss per Common Share	$(0.03)	$(0.07)	$(0.07)	$(0.10)

Diluted Loss per Common Share	$(0.05)	$(0.07)	$(0.09)	$(0.10)

Basic and Diluted Weighted Average Common Shares Outstanding	15,342,620	11,677,909	14,684,419	11,555,105

The accompanying notes are an integral part of these unaudited financial statements.

F-18

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Stockholders’ Equity (Deficit)

(Unaudited)

			Additional	Accumulated
			paid-in	Other
	Common stock		capital	Comprehensive	Accumulated
	Shares	Amount	(deficiency)	Income	Deficit	Total

Balance, August 31, 2018	14,002,293	$14,002	$2,501,884	$(12,280)	$(2,638,580)	$(134,974)

Common shares issued for cash	227,727	228	170,546	-	-	170,774
Common shares issued for services - officers		-	13,000	-	-	13,000
Stock option granted for services		-	28,051	-	-	28,051
Net loss for the period		-		-	(556,903)	(556,903)
Other comprehensive gain		-		4,888	-	4,888
Balance, November 30, 2018	14,230,020	14,230	2,713,481	(7,392)	(3,195,483)	(475,164)

Common shares issued for cash	1,449,469	1,449	1,085,682	-	-	1,087,131
Common shares issued for services - officers		-	13,000	-	-	13,000
Reclass of warrant derivative liability from equity	-	-	(918,050)	-	-	(918,050)
Stock option granted for services		-	29,304	-	-	29,304
Net loss for the period		-	-	-	(424,789)	(424,789)
Other comprehensive loss		-	-	(3,606)	-	(3,606)
Balance, February 28, 2019	15,679,489	$15,679	$2,923,417	$(10,998)	$(3,620,272)	$(692,174)

F-19

			Additional	Accumulated Other
	Common stock		paid-in	Comprehensive	Accumulated
	Shares	Amount	capital	Income	Deficit	Total

Balance, August 31, 2017	11,327,302	$11,327	$827,942	$657	$(295,089)	$544,837
Common shares issued for cash	25,000	25	9,975	-	-	10,000
Common shares issued for services - officers	-	-	17,251	-	-	17,251
Net loss for the period	-	-	-	-	(277,057)	(277,057)
Other comprehensive gain	-	-	-	(1,025)	-	(1,025)
Balance, November 30, 2017	11,352,302	11,352	855,168	(368)	(572,146)	294,006

Common shares issued for cash	895,587	896	581,241	-	-	582,137
Common shares issued for services - officers	-	-	12,750	-	-	12,750
Common shares issued for services	120,000	120	125,880	-	-	126,000
Net loss for the period	-	-	-	-	(798,464)	(798,464)
Other comprehensive gain	-	-	-	(1,254)	-	(1,254)
Balance, February 28, 2018	12,367,889	$12,368	$1,575,039	$(1,622)	$(1,370,610)	$215,175

The accompanying notes are an integral part of these unaudited financial statements.

F-20

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended
	February 28,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(981,692)	$(1,075,521)
Stock based compensation	83,355	156,001
Depreciation	140	146
Change in fair value of derivative	(333,130)	-
Changes in operating assets and liabilities:
Prepaid expenses	19,295	(12,423)
Other receivables	13,176	(1,327)
Accounts payable and accrued liabilities	56,730	295,745
Net cash used in operating activities	(1,142,126)	(637,379)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	-	(887)
Net cash used in investing activities	-	(887)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares	1,257,905	592,137
Advance from related party	8,075	16,583
Repayment to related party	(5,221)	(15,843)
Net cash provided by financing activities	1,260,759	592,877

Effects on changes in foreign exchange rate	1,271	(2,279)

Net decrease in cash and cash equivalents	119,904	(47,668)
Cash and cash equivalents - beginning of period	337,424	572,775
Cash and cash equivalents - end of period	$457,328	$525,107

Supplemental cash flow
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash financing and investing activities:
Reclass of warrant derivative liability from equity	$918,050	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-21

ARTELO BIOSCIENCES, INC.

Notes to the Unaudited Consolidated Financial Statements

For the Six Months Ended February 28, 2019

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

ARTELO BIOSCIENCES, INC. (the “Company”) is a Nevada corporation incorporated on May 2, 2011. It is based in San Diego County, California. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”), and the Company’s fiscal year end is August 31st.

Effective on February 10, 2017, the Company changed its name from “KNIGHT KNOX DEVELOPMENT CORP.,” to “REACTIVE MEDICAL INC.” On April 14, 2017, the Company changed its name from “REACTIVE MEDICAL INC.” to “ARTELO BIOSCIENCES, INC.”

The Company registered fully owned subsidiaries in Ireland, Trinity Reliant Ventures Limited, on November 11, 2016 and in the UK, Trinity Research & Development Limited, on June 2, 2017. Operations in the subsidiaries have been consolidated in the financial statements.

The Company intends to license, develop and commercialize novel therapeutic treatments targeting the endocannabinoid system. To date, the Company’s activities have primarily been limited to its formation, business development activities, sponsored research, and the raising of equity capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares its financial statements in accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”) and GAAP in the United States of America. The accompanying interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the Company’s opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended February 28, 2019 are not necessarily indicative of the results for the full year. While management of the Company believes that the disclosures presented herein are adequate and not misleading, these interim financial statements should be read in conjunction with the audited financial statements and the footnotes thereto for the year ended August 31, 2018 contained in the Company’s Form 10-K filed on November 29, 2018.

Basis of Consolidation

The financial statements have been prepared on a consolidated basis, with the Company’s fully owned subsidiaries Trinity Reliant Ventures Limited and Trinity Research & Development Limited. All intercompany balances and transactions have been eliminated.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company used a Monte Carlo valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

F-22

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established an ongoing source of revenues sufficient to cover its operating cost and requires additional capital to commence its operating plan. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company includes: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During the six months ended February 28, 2019, the Company had a net loss of $981,692. As of February 28, 2019, the Company had an accumulated deficit of $3,620,272 and has earned no revenues. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for future periods.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the six months ended February 28, 2019, the president of the Company incurred $600 of expenses on behalf of the Company. The amounts owed to the related party as of February 28, 2019 and August 31, 2018 are $2,802 and $2,202, respectively. The amounts are non-interest bearing and have no terms of repayment.

During the six months ended February 28, 2019, the former President, and current Senior Vice President, European Operations, who is a major stockholder of the Company, paid for expenses on behalf of the Company for a total of $7,475. The amount of $5,221 was repaid during the six months ended February 28, 2019. The amounts owed to the related party as of February 28, 2019 and August 31, 2018 are $2,732 and $498, respectively. The amounts are non-interest bearing, and have no terms of repayment.

During the six months ended February 28, 2019, an entity owned by the Senior Vice President, European Operations, who is a major stockholder of the Company, provided $18,000 worth of consulting services to the Company. As of February 28, 2019, there is $4,000 outstanding.

NOTE 5 - EQUITY

Preferred shares

The Company has authorized 50,000,000 shares of preferred stock with a par value of $0.001.

During the six months ended February 28, 2019, there were no issuances of preferred stock

Common Shares

The Company has authorized 150,000,000 shares of common stock with a par value of $0.001 per share. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which an action of the stockholders of the Company is sought.

During the six months ended February 28, 2019, the Company received cash of $1,257,905 for 1,677,196 units at a price of $0.75 per unit (a “Series D Unit”) pursuant to the Company’s Series D offering. Each Series D Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series D Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.75 per share, for a period of 5 years from the issue date.

F-23

Warrants

In connection with the common stock sold pursuant to subscription agreements in fiscal year 2019, 2018 and 2017, each individual investor received warrants to purchase additional shares of the stock.

For each unit purchased in the Company’s Series A offering, Series B offering, Series C offering and Series D offering, each investor will receive one Series A, Series B, Series C or Series D Common Stock Purchase Warrant, respectively, to purchase one share of the Company’s common stock for a period of five years from the date of the subscription agreement at a price per share from $1.00 to $1.75, depending on the subscription round.

Under the terms of the subscription agreements for the Company’s private placement offerings, following the closing date of such private offering until the earlier of (i) the date that the registration statement of the shares issued in such offering is declared effective by the SEC, or (ii) the date the shares otherwise become freely tradable, if the Company issues any common stock or common stock equivalent entitling the new investor to acquire common stock at a price below the purchase price for that particular prior subscription agreement, the Company will be required to issue the prior investor additional units, each consisting of one share of common stock and a warrant to purchase one share of common stock, equal to the difference between the units actually issued at such closing to the new investor, and the number of units we would have issued to the prior investor had the offering been completed at this new, lower price per share. Management reviewed the terms of the agreements and determined that in accordance with ASC 815, these cash subscription agreements entered into by the Company contain derivative features. As of February 28, 2019, a derivative liability of $584,920 has been recorded.

A summary of activity during the six months ended February 28, 2019 follows:

		Weighted	Weighted
	Number of	Average	Average
	shares	Exercise Price	Life (years)
Outstanding, August 31, 2018	3,962,293	$1.30	4.23
Granted	1,677,196	1.75	5
Forfeited	-	-	-
Exercised	-	-	-
Outstanding, February 28, 2019	5,639,489	$1.43	4.04

The intrinsic value of the warrants as of February 28, 2019 is $390,422.

Stock Options

On August 17, 2018, the Company granted options to consultants to purchase an aggregate of 400,000 shares of the Company’s common stock at a price of $1.35 per share with various vesting schedules. The options expire on August 17, 2028, unless such consultant ceases his or her service as a consultant prior the exercise or expiration of the option. One consultant also serves as a director.

During the six months ended February 28, 2019, $57,355 was expensed, and as of February 28, 2019, $372,164 remains unamortized. The intrinsic value of the 400,000 options as of February 28, 2019 is $0, and the weighted average value of the remaining life of the options is $9.47.

During the six months ended February 28, 2019, the Company recorded $26,000 of stock compensation expense for five members of the Company’s Board of Directors.

F-24

The following is a summary of stock option activity during the six months ended February 28, 2019:

Options Outstanding
	Number of	Weighted Average	Fair Value
	Options	Exercise Price	on Grant Date
Outstanding, August 31, 2018	400,000	$1.35	$536,688
Granted	-	-	-
Exercised	-	-	-
Forfeited/canceled	-	-	-
Outstanding, February 28, 2019	400,000	$1.35	$536,688

The following table summarizes information relating to exercisable stock options as of February 28, 2019:

Options Outstanding			Options Exercisable
	Weighted Average Remaining	Weighted Average		Weighted Average
Number of Options	Contractual life (in years)	Exercise Price	Number of Shares	Exercise Price
400,000	9.47	$1.35	108,560	$1.35

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company has certain financial commitments in relation to Research and Development contracts. As of February 28, 2019:

•	The Company is obligated to make one payment of $77,760 on March 1, 2019 for research and development.
•

The Company is obligated to make two semi-annual payments totaling 115,000 GBP over the next year. A payment of $57,500 GBP is due on October 5, 2018, and April 5, 2019, respectively. The October 5, 2018 payment has not yet been paid by the Company.

•	The Company is invoiced monthly and quarterly in relation to several Research and Development contracts.
•	The Company may be obligated to make additional payments related to Research and Development contracts entered into, dependent on the progress and milestones achieved through the programs.

F-25

NOTE 7 – DERIVATIVE LIABILITY AND FAIR VALUE MEASUREMENTS

The Company recognized a derivative liability related to the purchase price protection clause associated with equity offerings for Series D offering (Note 5). Additional units would be issued to the unit holder if the Company should issue common stock or the equivalent at a share price less than $0.75 per share. In accordance with ASC 815-10- Derivatives and Hedging we measured the derivative liability using a Monte Carlo pricing model. Accordingly, at the end of each quarterly reporting date, the derivative fair market value is re-measured and adjusted to current market value.

Changes in the fair value of the warrant liability were as follows:

Fair value – August 31, 2018	$-

Reclass of warrant derivative liability from equity	(918,050)
Change in fair value for the period of warrant derivative liability	333,130
Fair value – February 28, 2019	584,920

The Monte Carlo pricing model was used to estimate the fair value of the derivative liability and reflected the following assumptions:

	February 28, 2019	August 31, 2018
Assumptions for Pricing Model:
Expected term in years	0.25 – 0.33	—
Volatility	146%	—
Risk-free interest rate	2.45% - 2.52%	—
Expected annual dividends	0%	—

NOTE 8 – SUBSEQUENT EVENTS

On March 15, 2019, the Board approved the issuance of 200,000 shares of our Common Stock to Blackrock Ventures, Ltd., a Company owned by a former director, in exchange for its prior services to the Company.

On April 24, 2019, we granted 490,379 shares of common stock to NEOMED in connection with our exercise of the NEOMED Option for an exclusive worldwide license to develop and commercialize products. In addition to this equity grant, we must pay NEOMED a cash payment of $1,500,000 by August 3, 2019.

On April 25, 2019, we granted 90,909 shares of common stock to NEOMED pursuant to the terms of the First Amendment to NEOMED Agreement for payment of services valued at $100,000.

On April 25, 2019, we held an initial closing of a private placement offering of our Series E Units (the “Series E Units”).  On May 24, 2019, we held a final closing of our Series E Units.  We sold an aggregate total of 439,718 Series E Units at a price of $0.95 per Series E Unit for aggregate proceeds of $417,732 (the “Series E Offering”).  Each Series E Unit consists of: (i) one (1) share of common stock; and (ii) a Series E Stock Purchase Warrant to purchase one-half (1/2) share of common stock at a price of $2.00 per share for a period of 3 years from the issue date. The Series E Common Stock Warrants cannot be exercised on a cashless basis by non-affiliates. The consummation of the transactions contemplated by the Subscription Agreement (the “Series E Subscription Agreement”) occurred on May 24, 2019. As part of the Series E Offering, the Company and the Investors entered into a Series E Registration Rights Agreement, which requires the Company to register for resale all of the shares of common stock sold as part of the Series E Offering, including those issuable upon exercise of the Series E Common Stock Warrants, within 180 days from the closing of Series E the Offering. Management reviewed the terms of the agreements and determined that in accordance with ASC 815, these cash subscription agreements entered into by the Company contain derivative features.

F-26

1,300,813  Units

Each Unit Consisting of One Share of Common Stock (par value $0.001 per share) and

One Warrant to Purchase One Share of Common Stock

Artelo Biosciences, Inc.

_______________________________

PROSPECTUS

_______________________________

Sole Book Running Manager

Maxim Group LLC

Co-Manager

Joseph Gunnar & Co.